EXHIBIT 4.13

Private & Confidential

FACILITY AGREEMENT
for a
Loan of up to US$229,200,000
to

QUENTIN SHIPPING CO.
UNDINE SHIPPING CO.
and
SANDER SHIPPING CO.

provided by
THE BANKS AND FINANCIAL INSTITUTIONS SET OUT IN SCHEDULE 1, Part I

Agent, Security Agent, Account Bank
DNB NOR BANK ASA

Swap Providers
THE BANKS AND FINANCIAL INSTITUTIONS SET OUT IN SCHEDULE 1, Part II

Contents

Clause		Page

1	Purpose and definitions	1

2	The Total Commitment and the Advances	23

3	Interest and Interest Periods	25

4	Repayment and prepayment	28

5	Fees, commitment commission and expenses	30

6	Payments and taxes; accounts and calculations	31

7	Representations and warranties	34

8	Undertakings	39

9	Conditions	48

10	Events of Default	49

11	Indemnities	55

12	Unlawfulness, increased costs and mitigation	57

13	Security, set-off and pro-rata payments	59

14	Operating Accounts	61

15	Assignment, transfer and lending office	62

16	Agent and Security Agent	65

17	Notices and other matters	74

18	Governing law and jurisdiction	77

Schedule 1 The Banks and their Commitments		78

Schedule 2 Form of Drawdown Notice		81

Schedule 3 Documents and evidence required as conditions precedent		82

Schedule 4 Form of Transfer Certificate		91

Schedule 5 Contract Instalment Advances per Ship	95

Schedule 6 Form of Trust Deed	96

Schedule 7 Mandatory Cost formula	97

              THIS AGREEMENT is dated 16 August 2011 and made BETWEEN:

(1)	QUENTIN SHIPPING CO., UNDINE SHIPPING CO. and SANDER SHIPPING CO. as joint and several Borrowers;

(2)	DNB NOR BANK ASA as Agent, Security Agent and Account Bank;

(3)	THE BANKS AND FINANCIAL INSTITUTIONS whose names and addresses are set out in schedule 1, Part II as Swap Providers; and

(4)	THE BANKS AND FINANCIAL INSTITUTIONS whose names and addresses are set out in schedule 1, Part I as Banks.

              IT IS AGREED as follows:

1	Purpose and definitions

1.1	Purpose

This Agreement sets out the terms and conditions upon and subject to which the Banks agree, according to their several obligations, to make available to the Borrowers, jointly and severally, a loan facility of up to two hundred and twenty nine million two hundred thousand Dollars ($229,200,000) in twelve (12) Advances, for the purpose of pre-and post-delivery financing or refinancing part of the construction and acquisition cost of the Ships.

1.2	Definitions

In this Agreement, unless the context otherwise requires:

“Account Bank” means DnB NOR Bank ASA, a company incorporated in Norway with its registered office at Stranden 21, P.O. Box 1171 Sentrum N-0107 Oslo, Norway, acting for the purposes of this Agreement through its branch at 20 St. Dunstan’s Hill, London EC3R 8HY, England (or of such other address as may last have been notified to the other parties to this Agreement pursuant to clause 17.1.3) or such other person as may be appointed as Account Bank by the Agent for the purposes of this Agreement and includes its successors in title;

“Advance” means each borrowing of a portion of the Total Commitment by the Borrowers or (as the context may require) the outstanding principal amount of such borrowing at any relevant time, and it includes each Quentin Contract Instalment Advance, the Quentin Delivery Advance, each Undine Contract Instalment Advance, the Undine Delivery Advance, each Sander Contract Instalment Advance and the Sander Delivery Advance, and also:

(a) in relation to the Quentin Ship and/or the Quentin Borrower and/or the Quentin Tranche, it means the Quentin Contract Instalment Advances and the Quentin Delivery Advance;

(b) in relation to the Undine Ship and/or the Undine Borrower and/or the Undine Tranche, it means the Undine Contract Instalment Advances and the Undine Delivery Advance; or

(c) in relation to the Sander Ship and/or the Sander Borrower and/or the Sander Tranche, it means the Sander Contract Instalment Advances and the Sander Delivery Advance,

and “Advances” means any or all of them;

“Agent” means DnB NOR Bank ASA, a company incorporated in Norway with its registered office at Stranden 21, P.O. Box 1171 Sentrum N-0107 Oslo, Norway, acting for the purposes of this Agreement through its branch at 20 St. Dunstan’s Hill, London EC3R 8HY, England (or of such other address as may last have been notified to the other parties to this Agreement pursuant to clause 17.1.3) or such other person as may be appointed as agent by the Banks, and the Swap Providers pursuant to clause 16.13 and includes its successors in title;

“Applicable Accounting Principles” means the most recent and up-to-date US GAAP at any relevant time;

“Applicable Fraction” means, at any time and in relation to a Ship which is then subject to a Charterer Event or a New Charterer Event, a fraction having (a) as its numerator the then outstanding balance of the Tranche relating to such Ship and (b) as its denominator the then outstanding amount of the Loan;

“Approved Shipbrokers” means, together, H. Clarkson and Company Ltd of London, England, Arrow Research Ltd. of London, England, Braemar Seascope of London, England, Simpson Spence & Young of London, England, Maersk Brokers of London, England and Howe Robinson of London, England and any other independent firm of shipbrokers nominated by the Borrowers and approved in writing by the Agent in its absolute discretion from time to time and “Approved Shipbroker” means any of them;

“Assigned Contract” means, at any relevant time, a Contract which is at such time subject to a Pre-delivery Security Assignment and a Contract shall, for the purposes of this Agreement, be deemed to be an Assigned Contract as from whichever shall be the earlier of (a) the Drawdown Date of the first Contract Instalment Advance to be drawn down for the Ship to which such Contract relates and (b) the date that the Pre-delivery Security Assignment relevant to that Ship shall have been executed in accordance with this Agreement until the earlier of (i) the date when the Borrowers have complied with all their obligations under clause 4.4.2 following the assignment, transfer or novation of such Contract and (ii) the Drawdown Date of the Delivery Advance for the Ship to which such Contract relates;

“Assigned Refund Guarantee” means, at any relevant time, any Refund Guarantee which is at such time subject to a Pre-delivery Security Assignment and a Refund Guarantee shall, for the purposes of this Agreement, be deemed to be an Assigned Refund Guarantee as from whichever shall be the earlier of (a) the Drawdown Date of the first Contract Instalment Advance to be drawn down for the Ship to which such Refund Guarantee relates and (b) the date that the Pre-delivery Security Assignment relevant to that Ship shall have been executed in accordance with this Agreement until the earlier of (i) the date when the Borrowers have complied with all their obligations under clause 4.4.2 following the assignment, transfer or novation of the Contract to which such Refund Guarantee relates or the Total Loss of the relevant Ship and (ii) the Drawdown Date of the Delivery Advance for the Ship to which such Refund Guarantee relates;

“Balloon Instalment” has, in respect of each Tranche, the meaning ascribed thereto in clause 4.1 and “Balloon Instalments” means any or all of them;

“Banking Day” means a day on which dealings in deposits in Dollars are carried on in the London Interbank Eurocurrency Market and (other than Saturday or Sunday) on which banks are open for business in London, Athens, Rotterdam and New York City (or any other relevant place of payment under clause 6);

“Banks” means the banks and financial institutions set out in schedule 1 and includes their respective successors in title and Transferee Banks and “Bank” means any of them;

“Basel 2 Accord” means the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement;

“Basel 2 Approach” means, in relation to each Bank, either the Standardised Approach or the relevant Internal Ratings Based Approach (each as defined in the Basel 2 Accord) adopted by such Bank (or its holding company) for the purposes of implementing or complying with the Basel 2 Accord;

“Basel 2 Regulation” means, in relation to each Bank, (a) any law or regulation implementing the Basel 2 Accord or (b) any Basel 2 Approach adopted by such Bank;

“Borrowed Money” means Indebtedness in respect of (i) money borrowed or raised and debit balances at banks, (ii) any bond, note, loan stock, debenture or similar debt instrument, (iii) acceptance or documentary credit facilities, (iv) receivables sold or discounted (otherwise than on a non-recourse basis), (v) deferred payments for assets or services acquired (except assets or services obtained on normal commercial terms in the ordinary course of business), (vi) finance leases and hire purchase contracts (other than in respect of equipment used in the ordinary course of its business, the payments of which do not exceed the amount of $500,000 per year per Security Party), (vii) swaps, forward exchange contracts, futures and other derivatives (and when calculating the value of any such transaction where the term “Borrowed Money” is used, only the marked-to-market value shall be taken into account), (viii) any other transaction (including without limitation forward sale or purchase agreements) having the commercial effect of a borrowing or raising of money or of any of (ii) to (vii) above and (ix) guarantees in respect of Indebtedness of any person falling within any of (i) to (viii) above;

“Borrower”:

(a)	in relation to the Quentin Ship and/or the Quentin Tranche (or any Advance thereof), means the Quentin Borrower;

(b)	in relation to the Undine Ship and/or the Undine Tranche (or any Advance thereof), means the Undine Borrower; or

(c)	in relation to the Sander Ship and/or the Sander Tranche (or any Advance thereof), means the Sander Borrower,

and “Borrowers” means any or all of them;

“Borrowers’ Security Documents” means, at any relevant time, such of the Security Documents as shall have been executed by any of the Borrowers at such time;

“Builder” means Sungdong Shipbuilding & Marine Engineering Co. Ltd of 1609-2, Hwang-li, Gwangdo-myeon, Tongyoung-si, Gyeongnam, Korea and includes its successors in title;

“Capital Adequacy Law” means any law or any regulation (whether or not having the force of law, but, if not having the force of law, with which a Bank or, as the case may be, its holding company, habitually complies), including (without limitation) those relating to Taxation, capital adequacy, liquidity, reserve assets, cash ratio deposits and special deposits or other banking or monetary controls or requirements which affect the manner in which a Bank allocates capital resources to its obligations hereunder (including, without limitation, those resulting from the implementation or application of or compliance with the Basel 2 Accord or any Basel 2 Regulation);

“Casualty Amount” means, in relation to each Ship, two million Dollars ($2,000,000) or the equivalent in any other currency;

“Charter” means:

(a)	in relation to the Quentin Ship, the Quentin Charter;

(b)	in relation to the Undine Ship, the Undine Charter; or

(c)	in relation to the Sander Ship, the Sander Charter,

and “Charters” means any or all of them;

“Charter Assignment” means:

(a)	in relation to the Quentin Ship, the Quentin Charter Assignment;

(b)	in relation to the Undine Ship, the Undine Charter Assignment; or

(c)	in relation to the Sander Ship, the Sander Charter Assignment,

and “Charter Assignments” means any or all of them;

“Charterer” means either (i) Greencompass Marine S.A. of 2 Floor MMG Tower, East 53rd Street, Panama, Republic of Panama or (ii) if clause 78 of the Charter applies, Evergreen Marine Corporation (Taiwan) Ltd of Evergreen Building No. 163, Sec., Hsin-nan Road, Luchu, Taoyuan County, Taiwan, Republic of China, and includes in each case its respective successors in title;

“Charterer Event” means, in relation to a Ship, the termination, cancellation, rescission or repudiation for any reason whatsoever of the Charter for that Ship unless, within 90 days from such event the relevant Borrower has entered into a Qualifying Charter and within 30 days from the entry into the Qualifying Charter that Ship has been delivered for service under such Qualifying Charter and the Borrowers have delivered to the Agent such Qualifying Charter duly executed together with such executed documents and evidence in respect of such Qualifying Charter (including a charter assignment of the same, as the Agent may require) and such other documents and evidence, as are specified in clause 8.1.16 in respect of charterparties or other contracts of employment in respect of the Ships;

“Ciel Management” means Ciel Shipmanagement S.A. of 80 Broad Street, Republic of Liberia and it includes its successors in title;

“Classification” means, in relation to each Ship, the highest class available for a vessel of her type and her specification as at her Delivery, with the relevant Classification Society or such other classification as the Agent shall, at the request of a Borrower, have agreed in writing shall be treated as the Classification in relation to such Borrower’s Ship for the purposes of the relevant Ship Security Documents;

“Classification Society” means, in relation to each Ship, such classification society (being a member of the International Association of Classification Societies (“IACS”) or any successor organisation) which the Agent shall at the request of the Borrower owning such Ship have agreed in writing shall be treated as the Classification Society in relation to such Ship for the purposes of the relevant Ship Security Documents;

“Code” means the International Management Code for the Safe Operation of Ships and for Pollution Prevention constituted pursuant to Resolution A. 741 (18) of the International Maritime Organisation and incorporated into the Safety of Life at Sea Convention (as amended) and includes any amendments or extensions thereto and any regulation issued pursuant thereto;

“Commercial Parties” means, together, the Builder, the Charterer and the Refund Guarantor and “Commercial Party” means any of them;

“Commitment” means, in relation to each Bank, the amount set out opposite its name in the column headed “Commitment” in schedule 1 and/or, in the case of a Transferee Bank, the amount transferred as specified in the relevant Transfer Certificate, as reduced in each case by any relevant term of this Agreement;

“Compliance Certificate” means each certificate received or (as the context may require) to be received by the Agent pursuant to clause 5.1 of the Corporate Guarantee in the form set out in the schedule to the Corporate Guarantee;

“Compulsory Acquisition” means requisition for title or other compulsory acquisition, requisition, appropriation, expropriation, deprivation, forfeiture or confiscation for any reason of a Ship by any Government Entity or other competent authority, whether de jure or de facto, but shall exclude requisition for use or hire not involving requisition of title;

“Confirmation” shall have, in relation to any continuing Designated Transaction, the meaning ascribed to it in each Master Swap Agreement;

“Contract” means:

(a)	in relation to the Quentin Ship, the Quentin Contract;

(b)	in relation to the Undine Ship, the Undine Contract; or

(c)	in relation to the Sander Ship, the Sander Contract,

and “Contracts” means any or all of them;

“Contract Assignment Consent and Acknowledgement” means:

(a)	in relation to the Quentin Ship, the Quentin Contract Assignment Consent and Acknowledgement;

(b)	in relation to the Undine Ship, the Undine Contract Assignment Consent and Acknowledgement; or

(c)	in relation to the Sander Ship, the Sander Contract Assignment Consent and Acknowledgement,

and “Contract Assignment Consents and Acknowledgements” means any or all of them;

“Contract Instalment Advance” means each Quentin Contract Instalment Advance, each Undine Contract Instalment Advance and each Sander Contract Instalment Advance, and also it means:

(a)	in relation to the Quentin Ship, the Quentin Contract Instalment Advances;

(b)	in relation to the Undine Ship, the Undine Contract Instalment Advances; or

(c)	in relation to the Sander Ship, the Sander Contract Instalment Advances,

and “Contract Instalment Advances” means any or all of them;

“Contract Price” means:

(a)	in relation to the Quentin Ship, the Quentin Contract Price;

(b)	in relation to the Undine Ship, the Undine Contract Price; or

(c)	in relation to the Sander Ship, the Sander Contract Price,

and “Contract Prices” means any or all of them;

“Contribution” means, in relation to each Bank, the principal amount owing to such Bank at any relevant time;

“Corporate Guarantee” means the corporate guarantee executed or (as the context may require) to be executed by the Corporate Guarantor in favour of the Security Agent in a form previously agreed between the Agent and the Borrowers;

“Corporate Guarantor” means Costamare Inc. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 and includes its successors in title;

“Costamare Shipping” means Costamare Shipping Company S.A., a company incorporated under the laws of Panama and having a place of business at 60 Zephyrou Street & Syngrou Avenue, 175 64 Athens, Greece and it includes its successors in title;

“Creditors” means, together, the Agent, the Security Agent, the Swap Providers, the Account Bank and the Banks and “Creditor” means any of them;

“Deed of Covenant” means:

(a) in relation to the Quentin Ship, the Quentin Deed of Covenant;

(b) in relation to the Undine Ship, the Undine Deed of Covenant; or

(c) in relation to the Sander Ship, the Sander Deed of Covenant,

and “Deeds of Covenant” means any or all of them;

“Default” means any Event of Default or any event or circumstance which with the giving of notice or lapse of time (or any combination thereof) would constitute an Event of Default;

“Delivery” means, in relation to each Ship, the delivery of such Ship from the Builder to the relevant Borrower pursuant to the relevant Contract;

“Delivery Advance”:

(a) in relation to the Quentin Ship and/or the Quentin Tranche, means the Quentin Delivery Advance;

(b) in relation to the Undine Ship and/or the Undine Tranche, means the Undine Delivery Advance; or

(c) in relation to the Sander Ship and/or the Sander Tranche, means the Sander Delivery Advance,

and “Delivery Advances” means any or all of them;

“Delivery Date” means, in relation to each Ship, the date on which the Delivery of such Ship occurs;

“Designated Transaction” means a transaction which is entered into by the Borrowers with a Swap Provider pursuant to the relevant Master Swap Agreement as contemplated by clause 2.9;

“DOC” means a document of compliance issued to an Operator in accordance with rule 13 of the Code;

“Dollars” and “$” mean the lawful currency of the United States of America and in respect of all payments to be made under any of the Security Documents mean funds which are for same day settlement in the New York Clearing House Interbank Payments System (or such other US dollar funds as may at the relevant time be customary for the settlement of international banking transactions denominated in U.S. dollars);

“Drawdown Date” means, in relation to each Advance, any date, being a Banking Day falling during the Drawdown Period for such Advance, on which the relevant Advance is, or is to be, made available;

“Drawdown Notice” means, in relation to each Advance, a notice substantially in the form of schedule 2 in respect of such Advance;

“Drawdown Period” means, in relation to each Advance, the period commencing on the date of this Agreement and ending on the earlier of:

(a) the Final Availability Date for the Tranche of which such Advance forms part; or

(b)	the date on which the relevant Advance has been drawn down; or

(c)	the date when the Total Commitment is reduced to zero pursuant to clauses 10.2 or 12; or

(d)	(only in relation to each Delivery Advance) the Delivery Date of the Ship relevant to such Delivery Advance; or

(e)	the date on which a Tranche is cancelled by the Borrowers pursuant to clause 4.3;

“Early Termination Date” shall have, in relation to any continuing Designated Transaction, the meaning ascribed to it in a Master Swap Agreement;

“Earnings” means, in relation to a Ship, all moneys whatsoever from time to time due or payable to the relevant Borrower during the Security Period arising out of the use or operation of such Ship including (but without limiting the generality of the foregoing) all freight, hire and passage moneys, income arising out of pooling arrangements, compensation payable to such Borrower in the event of requisition of such Borrower’s Ship for hire, remuneration for salvage or towage services, demurrage and detention moneys and damages for breach (or payment for variation or termination) of any charterparty or other contract for the employment of such Borrower’s Ship;

“Encumbrance” means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest or other encumbrance of any kind securing any obligation of any person or any type of preferential arrangement (including without limitation title transfer arrangements having a similar effect);

“Environmental Affiliate” means any agent or employee of any Borrower or any person having a contractual relationship with any Borrower, in each case in connection with any Ship or its operation or the carriage of cargo thereon and/or the provision of goods and/or services on or from such Ship;

“Environmental Approval” means any consent, authorisation, licence or approval of any governmental or public body or authorities or courts applicable to any Ship or its operation or the carriage of cargo and/or passengers thereon and/or the provision of goods and/or services on or from such Ship required under any Environmental Law;

“Environmental Claim” means:

(a)

any and all enforcement, clean-up, removal or other governmental or regulatory actions or orders or claims instituted or made pursuant to any Environmental Law or any Environmental Approval, in respect of an amount or (as the case may be) the cost of which is, in excess of two million Dollars ($2,000,000); and/or

(b) any claim made by any third party in excess of two million Dollars ($2,000,000) relating to damage, contribution, loss or injury,

resulting in any such case, from any actual or threatened emission, spill, release or discharge of a Pollutant from any Ship;

“Environmental Laws” means all national, international and state laws, rules, regulations, treaties and conventions applicable to any Ship pertaining to the pollution or protection of human health or the environment including, without limitation, the carriage of Pollutants and actual or threatened emissions, spills, releases or discharges of Pollutants;

“Event of Default” means any of the events or circumstances described in clause 10.1;

“Fee Letter” means each letter of even date herewith made between (inter alios) the Borrowers and the Agent in respect of certain of the fees payable under clause 5.1 and “Fee Letters” means any or all of them;

“Final Availability Date” means:

(a)

in relation to the Quentin Tranche and each Advance thereof, 14 January 2014, if and provided that (i) the Quentin Refund Guarantee continues to remain valid and effective from its issue date until that date and (ii) the Quentin Charter remains in full force and effect;

(b)

in relation to the Undine Tranche and each Advance thereof, 27 May 2014, if and provided that (i) the Undine Refund Guarantee continues to remain valid and effective from its issue date until that date and (ii) the Undine Charter remains in full force and effect; and

(c)

in relation to the Sander Tranche and each Advance thereof, 27 March 2014, if and provided that (i) the Sander Refund Guarantee continues to remain valid and effective from its issue date until that date and (ii) the Sander Charter remains in full force and effect;

“Flag State” means, in relation to each Ship, any of Greece, Liberia or Hong Kong or such other state or territory designated in writing by the Agent (acting on the instructions of the Majority Banks) at the request of the Borrower owning such Ship, as being the “Flag State” of such Borrower’s Ship for the purposes of the relevant Ship Security Documents;

“General Assignment” means:

(d) in relation to the Quentin Ship, the Quentin General Assignment;

(e) in relation to the Undine Ship, the Undine General Assignment; or

(f) in relation to the Sander Ship, the Sander General Assignment,

and “General Assignments” means any or all of them;

“Government Entity” means and includes (whether having a distinct legal personality or not) any national or local government authority, board, commission, department, division, organ, instrumentality, court or agency and any association, organisation or institution of which any of the foregoing is a member or to whose jurisdiction any of the foregoing is subject or in whose activities any of the foregoing is a participant;

“Group” means, together, the Corporate Guarantor and its Subsidiaries from time to time (including, for the avoidance of doubt, the Borrowers) and “member of the Group” shall be construed accordingly;

“Indebtedness” means any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent;

“Insurances” means, in relation to a Ship, all policies and contracts of insurance (which expression includes all entries of that Ship in a protection and indemnity or war risks association) which are from time to time during the Security Period in place or taken out or entered into by or for the benefit of the relevant Borrower (whether in the sole name of such Borrower, or in the joint names of such Borrower and the Security Agent and/or any other Creditors or otherwise) in respect of such Borrower’s Ship and, if applicable, her Earnings, or otherwise howsoever in connection with such Ship and all benefits thereof (including claims of whatsoever nature and return of premiums);

“Interest Payment Date” means the last day of an Interest Period;

“Interest Period” means, in relation to an Advance or (as the case may be) Tranche, each period for the calculation of interest in respect of such Advance or (as the case may be) Tranche, ascertained in accordance with clauses 3.2 and 3.3;

“ISPS Code” means the International Ship and Port Facility Security Code constituted pursuant to resolution A.924(22) of the International Maritime Organization now set out in Chapter XI-2 of the International Convention for the Safety of Life at Sea 1974 (as amended) as adopted by a Diplomatic conference of the International Maritime Organisation on Maritime Security in December 2002 and includes any amendments or extensions thereto and any regulation issued pursuant thereto;

“ISSC” means an International Ship Security Certificate issued in respect of a Ship pursuant to the ISPS Code;

“Konstantakopoulos Family” means, together, each of the following:

(a)	Mr Vasileios Konstantakopoulos;

(b)	Mr Kostantinos V. Kostantakopoulos;

(c)	Mr Achillefs V. Kostantakopoulos;

(d)	Mr Christos V. Kostantakopoulos;

(e)	all the lineal descendants in direct line of any of the said Messrs. Vasileios Konstantakopoulos, Achillefs V. Kostantakopoulos, Kostantinos V. Kostantakopoulos and Christos V. Konstantakopoulos;

(f)	a husband or wife, or former husband or wife, or widower or widow of any of the above persons;

(g)	the estates, trusts, foundations or legal representatives of any of the above persons (whether controlled by any of them or being the beneficiaries of any of them); and

(h)

each company (other than a member of the Borrower’s Group) legally or beneficially owned or (as the case may be) controlled by one or more of the persons or entities which would fall within paragraphs (a) to (f) above, and each one of the above shall be referred to as “a member of the Konstantakopoulos Family”;

“LIBOR” means in relation to a particular period:

(a)

the rate for deposits of the relevant currency for a period equivalent to such period at or about 11:00 a.m. on the Quotation Date for such period as displayed on Reuters page LIBOR 01 (British Bankers’ Association Interest Settlement Rates) (or such other page as may replace such page LIBOR 01 on such system or on any other system of the information vendor for the time being designated by the British Bankers’ Association to calculate the BBA Interest Settlement Rate (as defined in the British Bankers’ Association’s Recommended Terms and Conditions (“BBAIRS” terms) applicable at the relevant time)); or

(b)

provided that if on such date no such rate is so displayed, LIBOR for such period shall be the rate quoted to the Agent by the Reference Bank at the request of the Agent, as the Reference Bank’s offered rate for deposits of the relevant currency in an amount approximately equal to the amount in relation to which LIBOR is to be determined for a period equivalent to such period to prime banks in the London Interbank Market at or about 11:00 a.m. on the Quotation Date for such period;

“Loan” means the aggregate principal amount owing to the Banks under this Agreement at any relevant time;

“Majority Banks” means, at any relevant time, Banks (a) the aggregate of whose Contributions exceeds sixty six point six seven per cent (66.67%) of the Loan or (b) (if no principal amounts are outstanding under this Agreement by way of Advances) the aggregate of whose Commitments exceeds sixty six point six seven per cent (66.67%) of the Total Commitment;

“Management Agreement” means:

(a)	in relation to the Quentin Ship, each Quentin Management Agreement;

(b)	in relation to the Undine Ship, each Undine Management Agreement; or

(c)	in relation to the Sander Ship, each Sander Management Agreement,

and “Management Agreements” means any or all of them;

“Manager” means, in relation to a Ship:

(a)	any one (or more) of Costamare Shipping, Ciel Management or Shanghai Costamare; and/or

(b)	any other company which the Agent may (acting on the instructions of the Majority Banks) approve from time to time as the manager of that Ship,

provided such person has executed a Manager’s Undertaking in relation to that Ship in accordance with clause 8.1.18 and the Borrowers are in compliance with such clause on or prior to its appointment, and “Managers” shall mean any or all of them;

“Manager’s Undertakings” means, collectively, each of the manager’s undertakings executed or (as the context may require) to be executed by any Manager in favour of the Security Agent in respect of each of the Ships each in such form as the Agent may require in its reasonable discretion and, singly, each a “Manager’s Undertaking”;

“Mandatory Cost” means, in relation to any period, a percentage calculated by the Agent for such period at an annual rate determined by the application of the formula set out in schedule 7;

“Margin” means, in relation to each Tranche two point four zero per cent (2.40%) per annum;

“Master Swap Agreement” means the agreement made or (as the context may require) to be made between a Swap Provider and the Borrowers, comprising an ISDA Master Agreement (including its schedule thereto) in a form previously agreed between the Agent and the Borrowers and includes any Designated Transactions from time to time entered into thereunder and any Confirmations from time to time exchanged thereunder and governed thereby and “Master Swap Agreements” means any and all of them;

“month” means a period beginning in one calendar month and ending in the next calendar month on the day numerically corresponding to the day of the calendar month on which it started, provided that (a) if the period started on the last Banking Day in a calendar month or if there is no such numerically corresponding day, it shall end on the last Banking Day in such next calendar month and (b) if such numerically corresponding day is not a Banking Day, the period shall end on the next following Banking Day in the same calendar month but if there is no such Banking Day it shall end on the preceding Banking Day and “months” and “monthly” shall be construed accordingly;

“Mortgage” means:

(a)	in relation to the Quentin Ship, the Quentin Mortgage;

(b)	in relation to the Undine Ship, the Undine Mortgage; or

(c)	in relation to the Sander Ship, the Sander Mortgage,

and “Mortgages” means any or all of them;

“Mortgaged Ship” means, at any relevant time, any Ship which is at such time subject to a Mortgage and/or the Earnings, Insurances and Requisition Compensation of which are subject to an Encumbrance pursuant to the relevant Ship Security Documents and a Ship shall, for the purposes of this Agreement, be deemed to be a Mortgaged Ship as from whichever shall be the earlier of (a) the Drawdown Date of the Delivery Advance relating to that Ship and (b) the date that the Mortgage of that Ship shall have been executed and registered in accordance with this Agreement until whichever shall be the earlier of (i) the payment in full of the amount required to be paid by the Borrowers pursuant to clause 4.4 following the sale or Total Loss of such Ship and (ii) the date on which all moneys owing under the Security Documents have been repaid in full;

“New Charterer” means, in relation to a Qualifying Charter for a Ship, the charterer of that Ship under such Qualifying Charter and it includes its successors in title;

“New Charterer Event” means the termination, cancellation, rescission or repudiation for any reason whatsoever of a Qualifying Charter in respect of a Ship, unless within 90 days from such event, the relevant Borrower has entered into another Qualifying Charter and within 30 days from the entry into of such other Qualifying Charter that Ship has been delivered for service under such other Qualifying Charter and the Borrowers have delivered to the Agent such other Qualifying Charter duly executed together with such executed documents and evidence in respect of such other Qualifying Charter (including a charter assignment of the same, as the Agent may require) and such other documents and evidence, as are specified in clause 8.1.16 in respect of charterparties or other contracts of employment in respect of the Ships;

“Operating Account” means:

(a)	in relation to the Quentin Ship, the Quentin Operating Account;

(b)	in relation to the Undine Ship, the Undine Operating Account; or

(c)	in relation to the Sander Ship, the Sander Operating Account,

and “Operating Accounts” means any or all of them;

“Operating Account Assignment” means:

(a)	in relation to the Quentin Operating Account, the Quentin Operating Account Assignment;

(b)	in relation to the Undine Operating Account, the Undine Operating Account Assignment; or

(c)	in relation to the Sander Operating Account, the Sander Operating Account Assignment,

and “Operating Account Assignments” means any or all of them;

“Operator” means any person who is from time to time during the Security Period concerned in the operation of a Ship and falls within the definition of “Company” set out in rule 1.1.2 of the Code;

“Permitted Encumbrance” means:

(a)	any Encumbrance in favour of the Security Agent and/or any of the other Creditors created pursuant to the Security Documents;

(b)	Permitted Liens;

(c)

any Encumbrance over goods and products of a Borrower, or documents of title to goods and products of the Borrower, arising in the ordinary course of trading in connection with letters of credit and similar transactions where such Encumbrance secures only Indebtedness representing the acquisition cost or selling price (and amounts incidental thereto) of such goods and products required to be paid within 180 days after the date upon which such Indebtedness was first incurred;

(d)

any Encumbrance arising by operation of law or which arises pursuant to any order of attachment, distraint or similar legal process arising in connection with court proceedings provided that the execution or other enforcement thereof is effectively stayed and the claims served thereby are being contested at the time in good faith by appropriate proceedings (and for the payment of which adequate reserves have been provided); and

(e)

any liens arising in the ordinary course of trading by operation of law in respect of obligations which are not overdue or which are being contested in good faith by appropriate proceedings (and for the payment of which adequate reserves have been provided);

“Permitted Liens” means, in relation to each Ship;

(a)	any lien on that Ship for master’s, officer’s or crew’s wages outstanding in the ordinary course of trading;

(b)	any lien on that Ship for salvage; and

(c)	any ship repairer’s or outfitter’s possessory lien on that Ship for a sum not (except with the prior written consent of the Agent) exceeding the Casualty Amount for that Ship;

“Pollutant” means and includes oil and its products, any other polluting, toxic or hazardous substance and any other substance whose release into the environment is regulated or penalised by Environmental Laws;

“Pre-delivery Security Assignment” means:

(a)	in relation to the Quentin Ship, the Quentin Pre-delivery Security Assignment;

(b)	in relation to the Undine Ship, the Undine Pre-delivery Security Assignment; or

(c)	in relation to the Sander Ship, the Sander Pre-delivery Security Assignment,

and “Pre-delivery Security Assignments” means any or all of them;

“Qualifying Charter” means, in relation to a Ship any charterparty in respect of that Ship (other than the Charter for that Ship) entered by the relevant Borrower and which is:

(a)	with such charterer (which is not a Related Company of the Corporate Guarantor);

(b)	providing for such charterhire and tenor; and

(c)	otherwise on such other terms and conditions,

as are acceptable in all respects to the Agent (acting on the instructions of the Majority Banks in their absolute discretion);

“Quentin Borrower” means Quentin Shipping Co. of 80 Broad Street, Monrovia, Liberia and includes its successors in title;

“Quentin Charter” means the time charterparty dated 30 March 2011 in respect of the Quentin Ship made between the Charterer and the Quentin Borrower, and as the same may be further amended, supplemented and/or novated from time to time;

“Quentin Charter Assignment” means the specific assignment of the Quentin Charter executed or (as the context may require) to be executed by the Quentin Borrower in favour of the Security Agent in a form previously agreed between the Agent and the Borrowers;

“Quentin Contract” means the shipbuilding contract dated 20 April 2011 made between the Builder and the Quentin Borrower, as may be amended and supplemented from time to time, relating to the construction and sale by the Builder, and the purchase by the Quentin Borrower, of the Quentin Ship;

“Quentin Contract Assignment Consent and Acknowledgement” means the acknowledgement of notice of, and consent to, the assignment in respect of the Quentin Contract given or (as the context may require) to be given in the form scheduled to the Quentin Pre-delivery Security Assignment;

“Quentin Contract Instalment Advance” means, in relation to the Quentin Ship, each of the three (3) Advances of the Total Commitment, each in the maximum amount in Dollars specified in the second column of schedule 5 opposite the name of the relevant Advance and each made or (as the context may require) to be made to finance in part or re-finance in part (as the case may be) the payment of an instalment of the Quentin Contract Price falling due before the Delivery Date for the Quentin Ship at the time specified in the third column of schedule 5 opposite the relevant Advance, and “Quentin Contract Instalment Advances” means any or all of them;

“Quentin Contract Price” means the purchase price for the Quentin Ship under the Quentin Contract, being ninety five million five hundred thousand Dollars ($95,500,000) or such other lesser sum in Dollars as may be payable as the purchase price for the Quentin Ship by the Quentin Borrower to the Builder pursuant to the Quentin Contract;

“Quentin Deed of Covenant” means the deed of covenant and/or (as the case may be) the general assignment collateral to the Quentin Mortgage executed or (as the context may require) to be executed by the Quentin Borrower in favour of the Security Agent and/or any of the other Creditors in such form as the Agent may reasonably require;

“Quentin Delivery Advance” means an Advance of up to $53,480,000 made or (as the context may require) to be made available to the Borrowers on the Delivery Date of the Quentin Ship for the purpose of financing part of the construction and acquisition cost of the Quentin Ship by the Quentin Borrower pursuant to the Quentin Contract;

“Quentin General Assignment” means the specific assignment of the Earnings, Insurances and Requisition Compensation for the Quentin Ship executed or (as the context may require) to be executed by the Quentin Borrower in favour of the Security Agent in such form as the Agent may require in its reasonable discretion;

“Quentin Management Agreement” means each agreement made or (as the context may require) to be made between the Quentin Borrower and any Manager in the Standard Form or, if in any other form, in a form acceptable to the Agent (acting on the instructions of the Majority Banks), providing (inter alia) for that Manager to carry out the commercial and/or the technical management of the Quentin Ship;

“Quentin Mortgage” means the first priority or (as the case may be) preferred mortgage of the Quentin Ship executed or (as the context may require) to be executed by the Quentin Borrower in favour of the Security Agent and/or any of the other Creditors in such form as the Agent may require in its reasonable discretion;

“Quentin Operating Account” means an interest bearing Dollar account of the Quentin Borrower opened or (as the context may require) to be opened with the Account Bank and includes any sub-accounts thereof;

“Quentin Operating Account Assignment” means the first priority assignment of the Quentin Operating Account executed or (as the context may require) to be executed by the Quentin

Borrower in favour of the Security Agent in a form previously agreed between the Agent and the Borrowers;

“Quentin Pre-delivery Security Assignment” means the assignment of the Quentin Contract and the Quentin Refund Guarantee executed or (as the context may require) to be executed by the Quentin Borrower in favour of the Security Agent in a form previously agreed between the Agent and the Borrowers;

“Quentin Refund Guarantee” means each letter of guarantee issued or (as the context may require) to be issued by the Refund Guarantor in favour of the Quentin Borrower in respect of the Builder’s obligations under the Quentin Contract, each in the form prescribed in the Quentin Contract, and any further guarantee(s) to be issued by the Refund Guarantor in respect of such obligations pursuant to any agreement supplemental to the Quentin Contract, and any extensions, renewals or replacements thereto or thereof;

“Quentin Refund Guarantee Assignment Consent and Acknowledgement” means, in relation to each Quentin Refund Guarantee, an acknowledgement of notice of, and consent to, the assignment in respect of that Quentin Refund Guarantee given or (as the context may require) to be given by the Refund Guarantor in the form scheduled to the Quentin Pre-delivery Security Assignment and “Quentin Refund Guarantee Assignment Consents and Acknowledgements” means any or all of them;

“Quentin Ship” means the approximately 9,000 teu container ship known on the date of this Agreement as Hull No. S4020 at the Builder’s yard, to be constructed and sold by the Builder to the Quentin Borrower pursuant to the Quentin Contract and to be registered on its Delivery Date in the ownership of the Quentin Borrower through the relevant Registry under the laws and flag of the relevant Flag State;

“Quentin Tranche” means a tranche of the Total Commitment and the Loan of up to the lesser or (i) $76,400,000 and (ii) eighty per cent (80%) of the Contract Price of the Quentin Ship, comprising the three (3) Quentin Contract Instalment Advances and the Quentin Delivery Advance, or (as the context may require) the aggregate principal amount of such Tranche outstanding at any relevant time;

“Quotation Date” means, in respect of any period for which LIBOR is to be determined under this Agreement, the second Banking Day before the first day of such period;

“Reference Bank” means the Agent;

“Refund Guarantee” means:

(a)	in relation to the Quentin Ship, each Quentin Refund Guarantee;

(b)	in relation to the Undine Ship, each Undine Refund Guarantee; or

(c)	in relation to the Sander Ship, each Sander Refund Guarantee,

and “Refund Guarantees” means any or all of them;

“Refund Guarantee Assignment Consent and Acknowledgement” means:

(a)	in relation to the Quentin Ship, each Quentin Refund Guarantee Assignment Consent and Acknowledgement;

(b)	in relation to the Undine Ship, each Undine Refund Guarantee Assignment Consent and Acknowledgement; or

(c)	in relation to the Sander Ship, each Sander Refund Guarantee Assignment Consent and Acknowledgement,

and “Refund Guarantee Assignment Consents and Acknowledgements” means any or all of them;

“Refund Guarantor” means The Export-Import Bank of Korea, of 16-1, Yoido-Dong, Yeongdeungpo-Gu, Seoul 150-996, Korea or such other entity as the Agent (acting on the prior consent of all the Banks) may approve in writing, and it includes its successors in title;

“Registry” means, in respect of a Ship, such registrar, commissioner or representative of the relevant Flag State who is duly authorised and empowered to register such Ship, the relevant Borrower’s title to such Ship and the relevant Mortgage under the laws and flag of the relevant Flag State;

“Related Company” of a person means any Subsidiary of such person, any company or other entity of which such person is a Subsidiary and any Subsidiary of any such company or entity;

“Relevant Jurisdiction” means any jurisdiction in which or where any Security Party is incorporated, resident, domiciled, has a permanent establishment, carries on, or has a place of business or is otherwise effectively connected;

“Repayment Dates” means, subject to clause 6.3 and in respect of the Tranche for each Ship, the date falling three (3) months after the Drawdown Date of the Delivery Advance for such Ship and each of the dates falling at three (3) monthly intervals after such date up to and including the date falling eighty four (84) months after the Drawdown Date of the Delivery Advance for such Ship;

“Requisition Compensation” means, in relation to a Ship, all sums of money or other compensation from time to time payable during the Security Period by reason of the Compulsory Acquisition of such Ship;

“Sander Borrower” means Sander Shipping Co. of 80 Broad Street, Monrovia, Liberia and includes its successors in title;

“Sander Charter” means the time charterparty dated 30 March 2011 in respect of the Sander Ship made between the Charterer and the Sander Borrower, and as the same may be further amended, supplemented and/or novated from time to time;

“Sander Charter Assignment” means the specific assignment of the Sander Charter executed or (as the context may require) to be executed by the Sander Borrower in favour of the Security Agent in a form previously agreed between the Agent and the Borrowers;

“Sander Contract” means the shipbuilding contract dated 20 April 2011 made between the Builder and the Sander Borrower, as may be amended and supplemented from time to time, relating to the construction and sale by the Builder, and the purchase by the Sander Borrower, of the Sander Ship;

“Sander Contract Assignment Consent and Acknowledgement” means the acknowledgement of notice of, and consent to, the assignment in respect of the Sander Contract given or (as the context may require) to be given in the form scheduled to the Sander Pre-delivery Security Assignment;

“Sander Contract Instalment Advance” means, in relation to the Sander Ship, each of the three (3) Advances of the Total Commitment, each in the maximum amount in Dollars specified in the second column of schedule 5 opposite the name of the relevant Advance and each made or (as the context may require) to be made to finance or re-finance in part (as the case may be) the payment of an instalment of the Sander Contract Price falling due before the Delivery Date for the Sander Ship at the time specified in the third column of schedule 5 opposite the relevant Advance, and “Sander Contract Instalment Advances” means any or all of them;

“Sander Contract Price” means the purchase price for the Sander Ship under the Sander Contract, being ninety five million five hundred thousand Dollars ($95,500,000) or such other lesser sum in Dollars as may be payable as the purchase price for the Sander Ship by the Sander Borrower to the Builder pursuant to the Sander Contract;

“Sander Deed of Covenant” means the deed of covenant and/or (as the case may be) the general assignment collateral to the Sander Mortgage executed or (as the context may require) to be executed by the Sander Borrower in favour of the Security Agent and/or any of the other Creditors in such form as the Agent may reasonably require;

“Sander Delivery Advance” means an Advance of up to $53,480,000 made or (as the context may require) to be made available to the Borrowers on the Delivery Date of the Sander Ship for the purpose of financing part of the construction and acquisition cost of the Sander Ship by the Sander Borrower pursuant to the Sander Contract;

“Sander General Assignment” means the specific assignment of the Earnings, Insurances and Requisition Compensation for the Sander Ship executed or (as the context may require) to be executed by the Sander Borrower in favour of the Security Agent in such form as the Agent may require in its reasonable discretion;

“Sander Management Agreement” means each agreement made or (as the context may require) to be made between the Sander Borrower and any Manager in the Standard Form or, if in any other form, in a form acceptable to the Agent (acting on the instructions of the Majority Banks), providing (inter alia) for that Manager to carry out the commercial and/or the technical management of the Sander Ship;

“Sander Mortgage” means the first priority or (as the case may be) preferred mortgage of the Sander Ship executed or (as the context may require) to be executed by the Sander Borrower in favour of the Security Agent and/or any of the other Creditors in such form as the Agent may require in its reasonable discretion;

“Sander Operating Account” means an interest bearing Dollar account of the Sander Borrower opened or (as the context may require) to be opened with the Account Bank and includes any sub-accounts thereof;

“Sander Operating Account Assignment” means the first priority assignment of the Sander Operating Account executed or (as the context may require) to be executed by the Sander Borrower in favour of the Security Agent in a form previously agreed between the Agent and the Borrowers;

“Sander Pre-delivery Security Assignment” means the assignment of the Sander Contract and the Sander Refund Guarantee executed or (as the context may require) to be executed by the Sander Borrower in favour of the Security Agent in a form previously agreed between the Agent and the Borrowers;

“Sander Refund Guarantee” means each letter of guarantee issued or (as the context may require) to be issued by the Refund Guarantor in favour of the Sander Borrower in respect of the Builder’s obligations under the Sander Contract, each in the form prescribed in the Sander Contract, and any further guarantee(s) to be issued by the Refund Guarantor in respect of such obligations pursuant to any agreement supplemental to the Sander Contract, and any extensions, renewals or replacements thereto or thereof;

“Sander Refund Guarantee Assignment Consent and Acknowledgement” means, in relation to each Sander Refund Guarantee, an acknowledgement of notice of, and consent to, the assignment in respect of that Sander Refund Guarantee given or (as the context may require) to be given by the Refund Guarantor in the form scheduled to the Sander Pre-delivery Security Assignment and “Sander Refund Guarantee Assignment Consents and Acknowledgements” means any or all of them;

“Sander Ship” means the approximately 9,000 teu container ship known on the date of this Agreement as Hull No. S4022 at the Builder’s yard, to be constructed and sold by the Builder to the Sander Borrower pursuant to the Sander Contract and to be registered on its Delivery

Date in the ownership of the Sander Borrower through the relevant Registry under the laws and flag of the relevant Flag State;

“Sander Tranche” means a tranche of the Total Commitment and the Loan of up to the lesser or (i) $76,400,000 and (ii) eighty per cent (80%) of the Contract Price of the Sander Ship, comprising the three (3) Sander Contract Instalment Advances and the Sander Delivery Advance, or (as the context may require) the aggregate principal amount of such Tranche outstanding at any relevant time;

“Security Agent” means DnB NOR Bank ASA, a company incorporated in Norway with its registered office at Stranden 21, P.O. Box 1171 Sentrum N-0107 Oslo, Norway, acting for the purposes of this Agreement through its branch at 20 St. Dunstan’s Hill, London EC3R 8HY, England (or of such other address as may last have been notified to the other parties to this Agreement pursuant to clause 17.1.3) or such other person as may be appointed as security agent and trustee by the Banks, the Agent and the Swap Providers pursuant to clause 16.14 and includes its successors in title;

“Security Documents” means this Agreement, the Master Swap Agreements, the Fee Letters, the Mortgages, the Deeds of Covenant, the General Assignments, the Charter Assignments, the Operating Account Assignments, the Corporate Guarantee, the Swap Assignments and the Pre-delivery Security Assignments and any other documents as may have been or shall from time to time after the date of this Agreement be executed to guarantee and/or secure all or any part of the Loan, interest thereon and other moneys from time to time owing by the Borrowers and/or any other Security Party pursuant to this Agreement and/or the Master Swap Agreements or any other Security Documents (whether or not any such document also secures moneys from time to time owing pursuant to any other document or agreement) (other than the Manager’s Undertakings);

“Security Party” means the Borrowers, the Corporate Guarantor or any other person who may at any time be a party to any of the Security Documents (other than the Creditors, any Manager and the Commercial Parties);

“Security Period” means the period commencing on the date hereof and terminating upon the discharge of the security created by the Security Documents by payment of all monies payable thereunder;

“Security Requirement” means, in relation to a Ship, the amount in Dollars (as certified by the Agent whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrowers and the other Creditors) which is at any relevant time one hundred and twenty five per cent (125%) of the aggregate of (a) the Tranche outstanding for such Ship at that time plus (b) the Applicable Fraction (relevant to such Ship) of the Swap Exposure at that time;

“Security Value” means, in relation to a Ship the amount in Dollars (as certified by the Agent whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrowers and the other Creditors) which is, at any relevant time, the aggregate of (a) the market value of such Ship as most recently determined in accordance with clause 8.2.2 and (b) the market value of any additional security for the time being actually provided to the Creditors or any of them pursuant to clause 8.2.1(b) in connection with the Security Requirement relating to such Ship;

“Shanghai Costamare” means Shanghai Costamare Ship Management Co., Ltd., a company incorporated in the People’s Republic of China and having its principal place of business at 38F Sino Life Tower, 707 Zhangyanglu, Pudong New District, Shangai, People’s Republic of China and it includes its successors in title;

“Ship”:

(a)	in relation to the Quentin Tranche and/or the Quentin Borrower, means the Quentin Ship;

(b)	in relation to the Undine Tranche and/or the Undine Borrower, means the Undine Ship; or

(c)	in relation to the Sander Tranche and/or the Sander Borrower, means the Sander Ship,

and “Ships” means any or all of them;

“Ship Security Documents”:

(a)	in relation to the Quentin Ship, means the Quentin Mortgage, the Quentin Deed of Covenant, the Quentin General Assignment and the Quentin Charter Assignment;

(b)	in relation to the Undine Ship, means the Undine Mortgage, the Undine Deed of Covenant, the Undine General Assignment and the Undine Charter Assignment; or

(c)	in relation to the Sander Ship, means the Sander Mortgage, the Sander Deed of Covenant, the Sander General Assignment and the Sander Charter Assignment;

“SMC” means a safety management certificate issued in respect of a Ship in accordance with rule 13 of the Code;

“Standard Form” means, in relation to any Ship, the Group’s standard form of Group management agreement for vessels of the Group (including the individual form of management agreement per vessel) which includes the amounts of remuneration payable to a Manager for its services thereunder), as submitted by or on behalf of the Borrowers to the Agent prior to this Agreement;

“Subsidiary” of a person means any company or entity directly or indirectly controlled by such person, and for this purpose “control” means either the ownership of more than fifty per cent (50%) of the voting share capital (or equivalent rights of ownership) of such company or entity or the power to direct its policies and management, whether by contract or otherwise;

“Swap Assignments” means the assignments executed or (as the context may require) to be executed by the Borrowers in favour of the Security Agent in connection with certain of the rights of the Borrowers under the relevant Master Swap Agreement in a form previously agreed between the Agent and the Borrowers and “Swap Assignment” means each of them;

“Swap Exposure” means, as at any relevant time, the amount certified by each Swap Provider to the Agent to be the aggregate net amount in Dollars which would be payable by the Borrowers to that Swap Provider under (and calculated in accordance with) section 6(e) (Payments on Early Termination) of the relevant Master Swap Agreement if an Early Termination Date had occurred at the relevant time in relation to all continuing Designated Transactions;

“Swap Providers” means the banks and financial institutions whose names and addresses are set out in schedule 1 and “Swap Provider” means each of them;

“Taxes” includes all present and future taxes, levies, imposts, duties, fees or charges of whatever nature together with interest thereon and penalties in respect thereof and “Taxation” shall be construed accordingly;

“Total Commitment” means, at any relevant time, the aggregate of all the Banks’ Commitments at such time;

“Total Loss” means, in relation to a Ship:

(a)	the actual, constructive, compromised or arranged total loss of such Ship; or

(b)	the Compulsory Acquisition of such Ship; or

(c)

the hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation (other than where the same amounts to the Compulsory Acquisition of such Ship) by any Government Entity, or by persons acting or purporting to act on behalf of any Government Entity, unless such Ship be released and restored to the relevant Borrower from such hijacking, theft, condemnation, capture, seizure, arrest, detention, or confiscation within ninety (90) days after the occurrence thereof;

“Tranche”:

(a) in relation to the Quentin Ship and/or the Quentin Borrower, means the Quentin Tranche;

(b) in relation to the Undine Ship and/or the Undine Borrower, means the Undine Tranche; or

(c) in relation to the Sander Ship and/or the Sander Borrower, means the Sander Tranche,

and “Tranches” means any or all of them;

“Transaction” has the meaning given to it in a Master Swap Agreement;

“Transfer Certificate” means a certificate in substantially the form set out in schedule 4;

“Transferee Bank” has the meaning ascribed thereto in clause 15.3;

“Transferor Bank” has the meaning ascribed thereto in clause 15.3;

“Trust Deed” means a trust deed in the form, or substantially in the form, set out in schedule 6;

“Trust Property” means (i) the security, powers, rights, titles, benefits and interests (both present and future) constituted by and conferred on the Security Agent under or pursuant to the Security Documents (including, without limitation, the benefit of all covenants, undertakings, representations, warranties and obligations given, made or undertaken to the Security Agent in the Security Documents), (ii) all moneys, property and other assets paid or transferred to or vested in the Security Agent or any agent of the Security Agent or any receiver or received or recovered by the Security Agent or any agent of the Security Agent or any receiver pursuant to, or in connection with, any of the Security Documents whether from any Security Party or any other person and (iii) all moneys, investments, property and other assets at any time representing or deriving from any of the foregoing, including all interest, income and other sums at any time received or receivable by the Security Agent or any agent of the Security Agent or any receiver in respect of the same (or any part thereof);

“Underlying Documents” means, together, the Contracts, the Refund Guarantees, the Charters and the Management Agreements and “Underlying Document” means any of them.

“Undine Borrower” means Undine Shipping Co. of 80 Broad Street, Monrovia, Liberia and includes its successors in title;

“Undine Charter” means the time charterparty dated 30 March 2011 in respect of the Undine Ship made between the Charterer and the Undine Borrower, and as the same may be further amended, supplemented and/or novated from time to time;

“Undine Charter Assignment” means the specific assignment of the Undine Charter executed or (as the context may require) to be executed by the Undine Borrower in favour of the Security Agent in a form previously agreed between the Agent and the Borrowers;

“Undine Contract” means the shipbuilding contract dated 20 April 2011 made between the Builder and the Undine Borrower, as may be amended and supplemented from time to time,

relating to the construction and sale by the Builder, and the purchase by the Undine Borrower, of the Undine Ship;

“Undine Contract Assignment Consent and Acknowledgement” means the acknowledgement of notice of, and consent to, the assignment in respect of the Undine Contract given or (as the context may require) to be given in the form scheduled to the Undine Pre-delivery Security Assignment;

“Undine Contract Instalment Advance” means, in relation to the Undine Ship, each of the three (3) Advances of the Total Commitment, each in the maximum amount in Dollars specified in the second column of schedule 5 opposite the name of the relevant Advance and each made or (as the context may require) to be made to finance or re-finance in part (as the case may be) the payment of an instalment of the Undine Contract Price falling due before the Delivery Date for the Undine Ship at the time specified in the third column of schedule 5 opposite the relevant Advance, and “Undine Contract Instalment Advances” means any or all of them;

“Undine Contract Price” means the purchase price for the Undine Ship under the Undine Contract, being ninety five million five hundred thousand Dollars ($95,500,000) or such other lesser sum in Dollars as may be payable as the purchase price for the Undine Ship by the Undine Borrower to the Builder pursuant to the Undine Contract;

“Undine Deed of Covenant” means the deed of covenant and/or (as the case may be) the general assignment collateral to the Undine Mortgage executed or (as the context may require) to be executed by the Undine Borrower in favour of the Security Agent and/or any of the other Creditors in such form as the Agent may reasonably require;

“Undine Delivery Advance” means an Advance of up to $53,480,000 made or (as the context may require) to be made available to the Borrowers on the Delivery Date of the Undine Ship for the purpose of financing part of the construction and acquisition cost of the Undine Ship by the Undine Borrower pursuant to the Undine Contract;

“Undine General Assignment” means the specific assignment of the Earnings, Insurances and Requisition Compensation for the Undine Ship executed or (as the context may require) to be executed by the Undine Borrower in favour of the Security Agent in such form as the Agent may require in its reasonable discretion;

“Undine Management Agreement” means each agreement made or (as the context may require) to be made between the Undine Borrower and any Manager in the Standard Form or, if in any other form, in a form acceptable to the Agent (acting on the instructions of the Majority Banks), providing (inter alia) for that Manager to carry out the commercial and/or the technical management of the Undine Ship;

“Undine Mortgage” means the first priority or (as the case may be) preferred mortgage of the Undine Ship executed or (as the context may require) to be executed by the Undine Borrower in favour of the Security Agent and/or any of the other Creditors in such form as the Agent may require in its reasonable discretion;

“Undine Operating Account” means an interest bearing Dollar account of the Undine Borrower opened or (as the context may require) to be opened with the Account Bank and includes any sub-accounts thereof;

“Undine Operating Account Assignment” means the first priority assignment of the Undine Operating Account executed or (as the context may require) to be executed by the Undine Borrower in favour of the Security Agent in a form previously agreed between the Agent and the Borrowers;

“Undine Pre-delivery Security Assignment” means the assignment of the Undine Contract and the Undine Refund Guarantee executed or (as the context may require) to be executed by the Undine Borrower in favour of the Security Agent in a form previously agreed between the Agent and the Borrowers;

“Undine Refund Guarantee” means each letter of guarantee issued or (as the context may require) to be issued by the Refund Guarantor in favour of the Undine Borrower in respect of the Builder’s obligations under the Undine Contract, each in the form prescribed in the Undine Contract, and any further guarantee(s) to be issued by the Refund Guarantor in respect of such obligations pursuant to any agreement supplemental to the Undine Contract, and any extensions, renewals or replacements thereto or thereof;

“Undine Refund Guarantee Assignment Consent and Acknowledgement” means, in relation to each Undine Refund Guarantee, an acknowledgement of notice of, and consent to, the assignment in respect of that Undine Refund Guarantee given or (as the context may require) to be given by the Refund Guarantor in the form scheduled to the Undine Pre-delivery Security Assignment and “Undine Refund Guarantee Assignment Consents and Acknowledgements” means any or all of them;

“Undine Ship” means the approximately 9,000 teu container ship known on the date of this Agreement as Hull No. S4024 at the Builder’s yard, to be constructed and sold by the Builder to the Undine Borrower pursuant to the Undine Contract and to be registered on its Delivery Date in the ownership of the Undine Borrower through the relevant Registry under the laws and flag of the relevant Flag State; and

“Undine Tranche” means a tranche of the Total Commitment and the Loan of up to the lesser or (i) $76,400,000 and (ii) eighty per cent (80%) of the Contract Price of the Undine Ship, comprising the three (3) Undine Contract Instalment Advances and the Undine Delivery Advance, or (as the context may require) the aggregate principal amount of such Tranche outstanding at any relevant time.

1.3	Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.4	Construction of certain terms

In this Agreement, unless the context otherwise requires:

1.4.1	references to clauses and schedules are to be construed as references to clauses of, and schedules to, this Agreement and references to this Agreement include its schedules;

1.4.2

references to (or to any specified provision of) this Agreement or any other document shall be construed as references to this Agreement, that provision or that document as in force for the time being and as amended in accordance with terms thereof, or, as the case may be, with the agreement of the relevant parties;

1.4.3

references to a “regulation” include any present or future regulation, rule, directive, requirement, request or guideline (whether or not having the force of law, but if not having the force of law, one with which the relevant person habitually complies) of any agency, authority, central bank or government department or any self-regulatory or other national or supra-national authority and, for the avoidance of doubt, shall include any Basel 2 Regulation;

1.4.4	words importing the plural shall include the singular and vice versa;

1.4.5	references to a time of day are to London time;

1.4.6	references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any Government Entity;

1.4.7	“control” means, in relation to a body corporate:

(a) the power (whether by way of ownership of shares, proxy, contract, agency or otherwise, directly or indirectly) to:

(i) cast, or control the casting of, more than 50 per cent of the maximum number of votes that might be cast at a general meeting of such body corporate; or

(ii) appoint or remove all, or the majority, of the directors or other equivalent officers of such body corporate; or

(iii) give directions with respect to the operating and financial policies of such body corporate with which the directors or other equivalent officers of such body corporate are obliged to comply; or

(b)

the holding beneficially of more than 50 per cent of the issued share capital of such body corporate (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital), and “controlled” shall be construed accordingly;

1.4.8

two or more persons are “acting in concert” if, pursuant to an agreement or understanding (whether formal or informal), they actively co-operate, through the acquisition (directly or indirectly) of shares in the Corporate Guarantor by any of them, either directly or indirectly to obtain or consolidate control of the Corporate Guarantor;

1.4.9

references to a “guarantee” include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and “guaranteed” shall be construed accordingly;

1.4.10

references to the “equivalent” of an amount specified in a particular currency (the “first amount”), shall be construed as a reference to the net amount of any other currency which the Agent determines can be purchased with the first amount in the London foreign exchange market at or about 11.00 a.m. on the day on which the calculation falls to be made for spot delivery; and

1.4.11	references to any enactment shall be deemed to include references to such enactment as re-enacted, amended or extended.

1.5	Majority Banks

Where this Agreement or any other Security Document provides for any matter to be determined by reference to the opinion of the Majority Banks or to be subject to the consent or request of the Majority Banks or for any action to be taken on the instructions in writing of the Majority Banks, such opinion, consent, request or instructions shall (as between the Banks) only be regarded as having been validly given or issued by the Majority Banks if all the Banks shall have received prior notice of the matter on which such opinion, consent, request or instructions are required to be obtained and the relevant majority of such Banks shall have given or issued such opinion, consent, request or instructions but so that (as between the Borrowers and the Creditors) the Borrowers shall be entitled (and bound) to assume that such notice shall have been duly received by each relevant Bank and that the relevant majority shall have been obtained to constitute Majority Banks whether or not this is in fact the case.

1.6	Banks’ Commitments

For the purposes of the definition of “Majority Banks” in clause 1.5, references to the Commitment of a Bank shall, if the Total Commitment has, at any relevant time, been reduced to zero, be deemed to be a reference to the Commitment of that Bank immediately prior to such reduction to zero.

1.7	Continuing Defaults

For the purposes of this Agreement and the other Security Documents, a Default or an Event of Default is “continuing” if it has not been remedied or waived.

2	The Total Commitment and the Advances

2.1	Agreement to lend

The Banks, relying upon each of the representations and warranties in clause 7, agree to lend to the Borrowers, jointly and severally, upon and subject to the terms of this Agreement, the principal sum of up to two hundred and twenty nine million two hundred thousand Dollars ($229,200,000) in twelve (12) Advances comprising three (3) Tranches. The obligation of each Bank under this Agreement shall be to contribute that proportion of each Advance which, as at the Drawdown Date of such Advance, its Commitment bears to the Total Commitment.

2.2	Obligations several

The obligations of the Banks under this Agreement are several according to their respective Commitments and/or Contributions; the failure of any Bank to perform such obligations or the failure of any Swap Provider to perform its obligations under the relevant Master Swap Agreement shall not relieve any other Creditor or the Borrowers or any of them of any of their respective obligations or liabilities under this Agreement or, as the case may be, the relevant Master Swap Agreement nor shall any Creditor be responsible for the obligations of any other Creditor (except for its own obligations, if any, as a Bank or Swap Provider) under this Agreement or the relevant Master Swap Agreement.

2.3	Interests several

Notwithstanding any other term of this Agreement (but without prejudice to the provisions of this Agreement relating to or requiring action by the Majority Banks) the interests of the Creditors are several and the amount due to any Creditor is a separate and independent debt. No Creditor however shall have the right to protect and enforce its rights arising out of this Agreement except with the prior written consent of the Majority Banks. If however such consent by the Majority Banks is given and a Creditor takes any such action, it shall not be necessary for any other Creditor to be joined as an additional party in any proceedings for this purpose.

2.4	Drawdown

Subject to the terms and conditions of this Agreement, each Advance shall be made to the Borrowers following receipt by the Agent from the Borrowers of a Drawdown Notice not later than 10:00 a.m. (London time) on the third Banking Day before the date, which shall be a Banking Day falling within the Drawdown Period for such Advance, on which the Borrowers propose such Advance is made. A Drawdown Notice (i) shall be effective on actual receipt by the Agent and (ii) once given, shall, subject as provided in clause 3.6.1, be irrevocable.

2.5	Timing, restrictions and limitation of Advances

2.5.1

The aggregate amount of the Loan shall not exceed the lower of (a) two hundred and twenty nine million two hundred thousand Dollars ($229,200,000) and (b) the amount in Dollars which is eighty per cent (80%) of the aggregate Contract Prices for all Ships. Each Advance shall, subject to the following provisions of this clause 2.5, be for such amount as is specified in the Drawdown Notice for that Advance.

2.5.2	The aggregate amount of the Tranche for each Ship shall not exceed the lower of (a) $76,400,000 and (b) the amount in Dollars which is eighty per cent (80%) of the Contract Price for such Ship.

2.5.3	The aggregate amount of each Contract Instalment Advance shall be as follows:

each of the first, second and third Contract Instalment Advances for each Ship shall not exceed the lower of (i) $7,640,000 and (ii) the amount in Dollars which is equal to eighty per cent (80%) of the “1st Instalment” or (as the case may be), the “2nd Instalment” or (as the case may be) the “3rd Instalment” of the Contract Price for the Ship relevant to such

Contract Instalment Advance, which is payable at the time specified in the third column of schedule 5 opposite the relevant Contract Instalment Advance,

and each Contract Instalment Advance for a Ship shall be applied in or towards payment to the Builder or, in reimbursement to the Borrowers, of the relevant aforesaid instalment of the Contract Price payable or paid (as the case may be) under the Contract for the Ship relevant to such Contract Instalment Advance, and shall be made available to the Borrowers when such instalment has become due and payable under the relevant Contract or, if already paid by the Borrowers to the Builder.

2.5.4	Each Delivery Advance:

(a)

shall not exceed the lower of (i) $53,480,000, (ii) the amount in Dollars which is equal to eighty per cent (80%) of the “4th Instalment” of the Contract Price for the Ship relevant to such Advance, (iii) the amount in Dollars which, when added to the total amount of the Contract Instalment Advances for such Ship actually drawn down, is equal to 80% of the Contract Price of such Ship and (iv) the amount in Dollars which, when added to the total amount of the Contract Instalment Advances for such Ship actually drawn down, is equal to $76,400,000; and

(b)

shall be applied in or towards payment to the Builder of the “4th Instalment” of the Contract Price for such Ship falling due on the relevant Delivery Date, and shall be made available to the Borrowers when such instalment has become due and payable.

2.6	Availability

Following a Drawdown Notice

Upon receipt of a Drawdown Notice complying with the terms of this Agreement, the Agent shall promptly notify each Bank and, subject to the provisions of clause 9, each Bank shall, on the Drawdown Date for the relevant Advance, make available to the Agent its portion of the relevant Advance for payment by the Agent in accordance with clause 6.2. The Borrowers acknowledge that payment of any Advance or part thereof to the Builder or to the Borrowers or any of them in accordance with clause 6.2, shall satisfy the obligation of the Banks to lend that Advance to the Borrowers under this Agreement.

2.7	Termination of Total Commitment

Any part of the Total Commitment undrawn and uncancelled at the end of the relevant Drawdown Period shall thereupon be automatically cancelled.

2.8	Application of proceeds

Without prejudice to the Borrowers’ obligations under clause 8.1.3, no Creditor shall have any responsibility for the application of the proceeds of the Loan or any part thereof by the Borrowers.

2.9	Derivative transactions

2.9.1

If, at any time during the Security Period, the Borrowers wish to enter into interest rate swap or other derivative transactions so as to hedge all or any part of their exposure under this Agreement to interest rate fluctuations, they shall advise the Swap Providers in writing.

2.9.2

Any such swap or other derivative transaction shall be concluded with a Swap Provider under the relevant Master Swap Agreement provided however that no such swap or other derivative transaction shall be concluded unless that Swap Provider first agrees to it in writing. For the avoidance of doubt, other than the Swap Providers’ agreement in writing referred to in the preceding sentence no prior approval is required by the Borrowers from any other Creditor before concluding any such transaction. If and when any such swap or other derivative transaction has been concluded, it shall constitute a Designated Transaction, and the Borrowers and the Corporate Guarantor shall sign a Confirmation with the relevant Swap Provider and advise the Banks through the Agent promptly after concluding any Designated Transaction.

2.10	“Pre-placement” of Delivery Advances

2.10.1

Notwithstanding that the Borrowers may have not yet satisfied all of the conditions precedent set out in schedule 3, Part 3 in relation to a Ship, in order to facilitate compliance by the relevant Borrower with Article X.4(a) of the Contract relevant to that Ship, and provided that:

(a) the Borrowers have submitted a relevant Drawdown Notice in accordance with clause 2.4; and

(b)

in the Agent’s opinion the Borrowers are reasonably likely to satisfy all such conditions precedent in relation to that Ship within 4 Banking Days from the Drawdown Date and in any event upon the Release (as defined below in clause 2.10.2), the Banks may, subject to the other terms and conditions of this clause 2.10 and the other provisions of this Agreement, make available to the Agent the Delivery Advance for that Ship, on the date specified in the relevant Drawdown Notice, being the date on which the “4th Instalment” for that Ship is required to be deposited in accordance with Article X.4(ii) of the Contract with the relevant builder’s bank referred to in that Contract (the “Builder’s Bank”).

2.10.2

Any such Delivery Advance drawn down pursuant to this clause 2.10 (a “Pre-placed Advance”) shall (subject to the other provisions of this Agreement) be remitted by the Agent to the Builder’s Bank as a cash deposit in the Agent’s name with the Builder’s Bank (the “Agent Account”) with its correspondent bank in New York, and will be held by the Builder’s Bank to the order of the Agent for release by the Agent to the Builder (the “Release”) and only subject to such irrevocable instructions (the “Irrevocable Instructions”) addressed from the Agent to the Builder’s Bank as are acceptable to the Agent (acting on the instructions of the Majority Banks).

2.10.3

The Irrevocable Instructions shall provide (inter alia) that the Pre-placed Advance shall not be released to the Builder or to its order, and the Agent shall not agree to release a Pre-placed Advance to the Builder or its order, unless and until the Agent is satisfied that the “Protocol of Delivery and Acceptance” in respect of the relevant Ship has been signed by the Builder and the relevant Borrower and counter-signed by the Agent or one of its duly authorised representatives.

2.10.4

The Borrowers hereby irrevocably and unconditionally undertake that none of the Borrowers shall give any instructions to the Builder’s Bank that are inconsistent with any Irrevocable Instructions in respect of a Pre-placed Advance.

2.10.5

The Borrowers shall immediately prepay a Pre-placed Advance, together with interest thereon (calculated in accordance with clause 3.1), on the date on which the Builder’s Bank is required to return the moneys funded by that Pre-placed Advance to the Agent in accordance with the Irrevocable Instructions (and regardless of whether the Builder’s Bank has then carried out such instructions), provided that any moneys actually returned to the Agent from the Agent Account shall be applied by the Agent in satisfaction of such prepayment obligation of the Borrowers and in payment of any amounts payable by the Borrowers under clause 4.4 as a result of such prepayment.

2.10.6	In case of application of this clause 2.10 in respect of a Pre-placed Advance, that Pre-placed Advance shall accrue interest in accordance with the terms of clause 3.1 from its Drawdown Date.

3	Interest and Interest Periods

3.1	Normal interest rate

The Borrowers shall pay interest on each Advance or (as the case may be) Tranche, in respect of each Interest Period relating thereto on each Interest Payment Date (or, in the case of Interest Periods of more than three (3) months, by instalments, the first instalment three (3) months from the commencement of the Interest Period and the subsequent instalments at intervals of three (3) months or, if shorter, the period from the date of the preceding instalment until the Interest Payment Date relative to such Interest Period) at the rate per annum determined by the Agent to be the aggregate of (a) the Margin, (b) LIBOR for such Interest Period and (c) Mandatory Cost (if any).

3.2	Selection of Interest Periods

Subject to clause 3.3, the Borrowers may by notice received by the Agent not later than 10:00 a.m. on the second Banking Day before the beginning of each Interest Period specify whether such Interest Period shall have a duration of three (3), six (6), nine (9) or twelve (12) months or, subject to availability, such other period as the Borrowers may select and the Agent may agree in its absolute discretion, acting on the instructions of the Majority Banks.

3.3	Determination of Interest Periods

Every Interest Period shall be of the duration specified by the Borrowers pursuant to clause 3.2 but so that:

3.3.1

the initial Interest Period in respect of each Advance shall commence on the date such Advance is made and each subsequent Interest Period in respect of such Advance shall commence on the last day of the previous Interest Period in respect of such Advance;

3.3.2

the initial Interest Period in respect of each Advance for a Ship drawn down after the first Advance for such Ship to be drawn down shall end on the same day as the then current Interest Period for the other drawn Advances of the same Tranche and, on such day, all such Advances shall be consolidated into, and shall thereafter constitute, the Tranche for that Ship;

3.3.3

if any Interest Period for a Tranche would otherwise overrun a Repayment Date for such Tranche, then, in the case of the last Repayment Date for such Tranche, such Interest Period shall end on such Repayment Date, and in the case of any other Repayment Date or Repayment Dates for such Tranche, the relevant Tranche shall be divided into parts so that there is one part in the amount of the repayment instalment or instalments due on each Repayment Date for such Tranche falling during that Interest Period and having an Interest Period ending on the relevant Repayment Date and another part in the amount of the balance of such Tranche having an Interest Period ascertained in accordance with clause 3.2 and the other provisions of this clause 3.3; and

3.3.4

if the Borrowers fail to specify the duration of an Interest Period in accordance with the provisions of clause 3.2 or this clause 3.3 such Interest Period shall have a duration of three (3) months or such other period as shall comply with this clause 3.3.

3.4	Default interest

If the Borrowers fail to pay any sum (including, without limitation, any sum payable pursuant to this clause 3.4) on its due date for payment under any of the Security Documents (except the Master Swap Agreements), the Borrowers shall pay interest on such sum on demand from the due date up to the date of actual payment (as well after as before judgment) at a rate determined by the Agent pursuant to this clause 3.4. The period beginning on such due date and ending on such date of payment shall be divided into successive periods of not more than three (3) months as selected by the Agent each of which (other than the first, which shall commence on such due date) shall commence on the last day of the preceding such period. The rate of interest applicable to each such period shall be the aggregate (as determined by the Agent) of (a) two per cent (2%) per annum, (b) the Margin, (c) LIBOR for such period and (d) the Mandatory Cost (if any). Such interest shall be due and payable on the last day of each such period as determined by the Agent and each such day shall, for the purposes of this Agreement, be treated as an Interest Payment Date, provided that (i) if such unpaid sum is an amount of principal which became due and payable by reason of a declaration by the Agent under clause 10.2.2 or a prepayment pursuant to clauses 2.10, 4.4, 8.2.1(a) or 12.1, on a date other than an Interest Payment Date relating thereto, the first such period selected by the Agent shall be of a duration equal to the period between the due date of such principal sum and such Interest Payment Date and interest shall be payable on such principal sum during such period at a rate of two per cent (2%) above the rate applicable thereto immediately before it shall have become so due and payable and (ii) if the Agent selects under this clause 3.4 Interest Periods which are shorter than 3 months, interest under this clause shall (notwithstanding such selection) only be compounded and paid not more frequently than at 3 monthly intervals. If, for the reasons specified in clause 3.6.1, the Agent is unable to determine a rate in accordance with the foregoing provisions of this clause 3.4, each Bank shall promptly notify the Agent of the cost of funds to such Bank and interest on any sum not paid on its due date for payment shall be calculated at a rate determined by the Agent to be two per cent (2%) per annum above the aggregate of the Margin and the cost of funds to such Bank (including Mandatory Cost, if any).

3.5	Notification of Interest Periods and interest rate

The Agent shall notify the Borrowers and the Banks promptly of the duration of each Interest Period and of each rate of interest (or, as the case may be default interest) determined by it under this clause 3.

3.6	Market disruption; non-availability

3.6.1	If and whenever, at any time prior to the commencement of any Interest Period:

(a)

the Agent shall have determined (which determination shall, in the absence of manifest error, be conclusive) that adequate and fair means do not exist for ascertaining LIBOR during such Interest Period due to circumstances affecting the London interbank market generally (and provided always that if the screen rate referred to in paragraph (a) of the definition of LIBOR in clause 1.2 is available at any relevant time, no person may argue under this paragraph (a) that adequate and fair means did not exist for ascertaining LIBOR during the relevant Interest Period); or

(b) where applicable the Reference Bank does not supply the Agent with a quotation for the purpose of calculating LIBOR; or

(c)

the Agent shall have received notification from Banks whose aggregate Contributions are not less than fifty per cent (50%) of the Loan or, prior to the first drawdown, from Banks whose aggregate Commitments are not less than fifty per cent (50%) of the Total Commitment, that deposits in Dollars are not available to such Banks in the London Interbank Market in the ordinary course of business in sufficient amounts to fund their Commitments or their Contributions for such Interest Period or that LIBOR does not accurately reflect the cost to such Banks of obtaining such deposits, the Agent shall forthwith give notice (a “Determination Notice”) thereof to the Borrowers and to each of the Banks and Swap Providers. A Determination Notice shall contain particulars of the relevant circumstances giving rise to its issue. After the giving of any Determination Notice the undrawn amount of the Total Commitment shall not be borrowed, until notice to the contrary is given to the Borrowers by the Agent.

3.6.2

During the period of thirty (30) days after any Determination Notice has been given by the Agent under clause 3.6.1, the Borrowers and the Banks shall negotiate in good faith with a view to arriving at a mutually acceptable alternative basis for each Bank to maintain its Contribution. If, within such 30 day period, no such mutually acceptable alternative basis is reached for all the Banks, each Bank shall certify an alternative basis (the “Alternative Basis”) for maintaining its Contribution. The Alternative Basis may at the relevant Bank’s sole and unfettered discretion (without limitation) include alternative interest periods, alternative currencies or alternative rates of interest but shall include a margin above the cost of funds (including Mandatory Cost, if any) to such Bank equivalent to the Margin. The Agent shall calculate the arithmetic mean of the Alternative Bases provided by the relevant

Banks (the “Substitute Basis”) and certify the same to the Borrowers, the Banks and the Swap Providers. The Substitute Basis so certified shall be binding upon the Borrowers and shall take effect in accordance with its terms from the date specified in the Determination Notice until such time as the Agent notifies the Borrowers that none of the circumstances specified in clause 3.6.1 continues to exist whereupon the normal interest rate fixing provisions of this Agreement shall apply. For so long as any Substitute Basis is in force, the Agent shall from time to time (but at least on a monthly basis) and in consultation with the Banks, review whether or not the circumstances that have caused the application of the Substitute Basis have ceased to exist, and if the Majority Banks and the Agent conclude that they have so ceased to exist and that such Substitute Basis shall no longer apply, the Agent shall notify the Borrowers and the Banks that the Substitute Basis shall case to be effective from such date as the Agent shall reasonably specify.

4	Repayment and prepayment

4.1	Repayment

4.1.1

Subject to the other provisions of this clause 4.1, the Borrowers shall repay each Tranche by twenty eight (28) consecutive quarterly repayment instalments, one such instalment to be repaid on each of the Repayment Dates for such Tranche. Subject to the provisions of this Agreement, the amount of each of the first to twenty seventh (27th) instalments (inclusive) in respect of each such Tranche shall be $1,273,400 and the amount of the twenty eighth (28th) and final instalment in respect of each such Tranche shall be $42,018,200 (comprising a repayment instalment of $1,273,400 and a balloon payment of $40,744,800 (each such balloon payment in relation to a Tranche, a “Balloon Instalment”)).

4.1.2

If the Total Commitment in respect of any Tranche is not drawn down in full, the amount of each repayment instalment in respect of the relevant Tranche (including the relevant Balloon Instalment) shall be reduced proportionately.

4.2	Voluntary prepayment

4.2.1

The Borrowers may prepay any Tranche in whole or part (such part being in an amount of Five hundred thousand Dollars ($500,000) or any larger sum which is an integral multiple of Five hundred thousand Dollars ($500,000)) on any day, without premium or penalty, but subject always to their obligations under clause 4.4 (including, without limitation, their obligations under clause 11.1 if any such prepayment is made on a day which is not an Interest Payment Date relating to the part of the Loan to be prepaid).

4.2.2

The Borrowers may also prepay (in whole but not in part only), without premium or penalty, but without prejudice to their obligations under clauses 3.6, 6.6 and 12.2, and subject to their obligations under clause 4.4:

(a) the Contribution of any Bank to which the Borrower shall have become obliged to pay additional amounts under clauses 6.6 or 12.2; or

(b) the Contribution of any Bank who has certified an Alternative Basis under clause 3.6.

Upon any notice of such prepayment being given under this clause 4.2.2, the Commitment of the relevant Bank shall be reduced to zero.

4.3	Cancellation of a Tranche

The Borrowers may cancel the whole or any part of an undrawn Tranche, without premium or penalty subject to giving to the Agent not less than five (5) Banking Days’ (or such shorter period as the Agent may require) prior notice in writing.

4.4	Prepayment on Total Loss, transfers or sales

4.4.1	Before first drawdown

Immediately prior to the completion of the novation, transfer or assignment of a Contract by the relevant Borrower to another person (with the prior written consent of the Creditors as and when required by the Security Documents), in each case before any Advance for such Ship is drawn down, then (a) the obligation of the Banks to advance any Advance for such Ship (or part thereof) shall immediately cease and (b) the Total Commitment shall be reduced by the amount of the Tranche relevant to such Ship.

4.4.2	Following first drawdown but prior to Delivery

Immediately prior to the completion of the novation, transfer or assignment of a Contract by the relevant Borrower to another person (with the prior written consent of the Creditors as and when required by the Security Documents), (a) if any Advance relating to such Ship has been drawn down, the Borrowers shall prepay each such Advance in full and (b) (if applicable) the obligation of the Banks to advance any other Advance for that Ship shall immediately cease and the Total Commitment shall be reduced accordingly.

4.4.3	Thereafter - Mortgaged Ships

On the date falling one hundred and eighty (180) days after that on which a Mortgaged Ship became a Total Loss or, if earlier, on the date upon which the insurance proceeds in respect of such Total Loss are, or Requisition Compensation is, received by the relevant Borrower (or the Agent or any other Creditor pursuant to the Security Documents), the Borrowers shall prepay in full the Tranche relating to such Mortgaged Ship.

4.4.4	Total Loss

For the purpose of this Agreement and the other Security Documents, a Total Loss in respect of a Ship shall be deemed to have occurred:

(a) in the case of an actual total loss of a Ship, on the actual date and at the time such Ship was lost or, if such date is not known, on the date on which such Ship was last reported;

(b) in the case of a constructive total loss of a Ship, upon the date and at the time notice of abandonment of such Ship is given to the insurers of such Ship for the time being;

(c)

in the case of a compromised or arranged total loss of a Ship, on the date upon which a binding agreement as to such compromised or arranged total loss has been entered into by the insurers of such Ship;

(d) in the case of Compulsory Acquisition of a Ship, on the date upon which the relevant requisition of title or other compulsory acquisition of such Ship occurs; and

(e)

in the case of hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of a Ship (other than where the same amounts to Compulsory Acquisition of such Ship) by any Government Entity, or by persons purporting to act on behalf of any Government Entity, which deprives the relevant Borrower of the use of such Ship for more than ninety (90) days, upon the expiry of the period of ninety (90) days after the date upon which the relevant hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation occurred.

4.5	Amounts payable on prepayment

Any prepayment of all or part of the Loan under this Agreement shall be made together with:

4.5.1	accrued interest on the amount to be prepaid to the date of such prepayment;

4.5.2	any additional amount payable under clauses 6.6 or 12.2; and

4.5.3	all other sums payable by the Borrowers to the Creditors under this Agreement or any of the other Security Documents including, without limitation, any accrued commitment commission payable under clause 5.1 and any amounts payable under clause 4.7 or clause 11.

4.6	Notice of prepayment; reduction of repayment instalments

4.6.1

No prepayment may be effected under clause 4.2 unless the Borrowers shall have given the Agent at least five (5) days’ prior written notice of their intention to make such prepayment. Every notice of prepayment shall be effective only on actual receipt by the Agent, shall be irrevocable (unless otherwise agreed by the Banks), shall specify the Tranche and the amount thereof to be prepaid and shall oblige the Borrowers to make such prepayment on the date specified.

4.6.2

Any amount prepaid pursuant to clause 4.2 or clause 8.2.1(a) in respect of all the Tranches, shall be applied in prepayment of all Tranches proportionately as between them and in reduction of the repayment instalments of each Tranche under clause 4.1.1 (including each Balloon Instalment) proportionately.

4.6.3

Any amounts prepaid pursuant to clause 4.2 or clause 8.2.1(a) in respect of a single Tranche shall be applied in reducing the repayment instalments of that Tranche under clause 4.1.1 (including the relevant Balloon Instalment) proportionately.

4.6.4	The Borrowers may not prepay the Loan or any part thereof save as expressly provided in this Agreement.

4.6.5	No amount prepaid under this Agreement may be reborrowed.

4.7	Unwinding of Designated Transactions

On or prior to any repayment or prepayment of all or part of the Loan (including, without limitation, pursuant to clauses 2.10, 4.1, 4.2, 4.4, 8.2.1(a), 10.2, 12, 13 or any other provision of this Agreement), the Borrowers shall, upon the request of the Agent and any Swap Provider, wholly or partially reverse, offset, unwind, cancel, close out, net out or otherwise terminate one or more of the continuing Designated Transactions so that the notional principal amount of the continuing Designated Transactions thereafter remaining under the relevant Master Swap Agreement does not, and will not in the future (taking into account the scheduled amortisation), exceed the amount of the Loan as reducing from time to time thereafter pursuant to clause 4.1.

5	Fees, commitment commission and expenses

5.1	Fees

The Borrowers shall pay to the Agent:

5.1.1

for the account of the Banks pro rata in accordance with their Commitments, on the date of this Agreement, an up-front participation fee of such amount as specified in the relevant Fee Letter (for further sharing and distribution between the Banks as separately agreed between them);

5.1.2

for the account of the Agent on the date of this Agreement and at twelve (12) monthly intervals thereafter until all moneys owing under the Security Documents have been repaid in full, an annual agency fee of such amount as is specified in the relevant Fee Letter; and

5.1.3

for the account of each Bank, on each of the dates falling at three (3) monthly intervals after the date of this Agreement until the last day of the last Drawdown Period, and on the last day of the last Drawdown Period, commitment commission computed from the date of this Agreement (in the case of the first payment of commission) and from the due date of the preceding payment of commission (in the case of each subsequent payment) at the rate of thirty five per cent (35%) of the Margin per annum on the daily undrawn and available amount of such Bank’s Commitment.

The fees and commissions referred to in clause 5.1 shall be payable by the Borrowers to the Agent, whether or not any part of the Total Commitment is ever advanced. All such fees and commissions referred to in clause 5.1 shall be non-refundable.

5.2	Expenses

The Borrowers shall pay to the Agent on a full indemnity basis on demand all expenses (including legal, printing and out-of-pocket expenses):

5.2.1	incurred by the Agent or any of the Creditors in connection with the negotiation, preparation, execution and, where relevant, registration of:

(a) the Security Documents and the Underlying Documents; and

(b)

any amendment (except where such amendment is unilaterally requested by the Agent while no Event of Default has occurred) or extension of, or the granting of any waiver or consent under, any of the Security Documents;

provided that any such expenses incurred prior to an Event of Default or for as long as no Event of Default is continuing shall be reasonable and documented; and

5.2.2

incurred by the Agent or any of the Creditors in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under, any of the Security Documents, or otherwise in respect of the moneys owing under any of the Security Documents, together with interest at the rate referred to in clause 3.4 from the date on which such expenses were incurred to the date of payment (as well after as before judgment).

5.3	Value added tax

All fees and expenses payable pursuant to this clause 5 shall be paid together with value added tax or any similar tax (if any) properly chargeable thereon. Any value added tax chargeable in respect of any services supplied by the Creditors or any of them under this Agreement shall, on delivery of the value added tax invoice, be paid in addition to any sum agreed to be paid hereunder.

5.4	Stamp and other duties

The Borrowers shall pay all stamp, documentary, registration or other like duties or taxes (including any duties or taxes payable by, or assessed against, any of the Creditors) imposed on or in connection with any of the Underlying Documents, the Security Documents, the Loan, (but not duties or taxes as a result of a transfer under clause 15.3) and shall indemnify the Creditors or any of them against any liability arising by reason of any delay or omission by the Borrowers to pay such duties or taxes.

6	Payments and taxes; accounts and calculations

6.1	No set-off or counterclaim

The Borrowers acknowledge that in performing their respective obligations under this Agreement, the Banks will be incurring liabilities to third parties in relation to the funding of amounts to the Borrowers, such liabilities matching the liabilities of the Borrowers to the Banks and that it is reasonable for the Banks to be entitled to receive payments from the Borrowers gross on the due date in order that each of the Banks is put in a position to perform its matching obligations to the relevant third parties. Accordingly, all payments to be made by the Borrowers under any of the Security Documents shall be made in full, without any set-off or counterclaim whatsoever and, subject as provided in clause 6.6, free and clear of any deductions or withholdings, in Dollars on the due date to such account at such bank and in such place as the Agent may from time to time specify for this purpose. Save for payments which are for the account of the Swap Providers and save as otherwise provided in this

Agreement or any relevant Security Documents, such payments shall be for the account of all Banks, and the Agent shall distribute such payments in like funds as are received by the Agent to the Banks rateably, in accordance with their respective Commitment or (if after the first drawdown) Contribution as the case may be.

6.2	Payment by the Banks

All sums to be advanced by the Banks to the Borrowers under this Agreement shall be remitted in Dollars on the Drawdown Date for the relevant Advance and, in the case of amounts drawn down pursuant to clause 2.6 to the account of the Agent at such bank as the Agent may have notified to the Banks and shall be paid by the Agent on such date in like funds as are received by the Agent to the account specified in the Drawdown Notice for such Advance.

6.3	Non-Banking Days

When any payment under any of the Security Documents would otherwise be due on a day which is not a Banking Day, the due date for payment shall be extended to the next following Banking Day unless such Banking Day falls in the next calendar month in which case payment shall be made on the immediately preceding Banking Day.

6.4	Calculations

All interest and other payments of an annual nature under any of the Security Documents shall accrue from day to day and be calculated on the basis of actual days elapsed and a three hundred and sixty (360) day year.

6.5	Certificates conclusive

Any certificate or determination of the Agent or the Security Agent, or any Bank, or the Swap Providers as to any rate of interest or any other amount pursuant to and for the purposes of any of the Security Documents shall, in the absence of manifest error, be conclusive and binding on the Borrowers and, in the case of a certificate or determination by the Agent or the Security Agent, also on the other Creditors.

6.6	Grossing-up for Taxes

6.6.1

If at any time the Borrowers or any of them are required to make any deduction or withholding in respect of Taxes from any payment due under any of the Security Documents for the account of any Creditor or if the Agent or, as the case may be, the Security Agent is required to make any such deduction or withholding from a payment to another Creditor or withholding in respect of Taxes from any payment due under any of the Security Documents, the sum due from the Borrowers or any of them in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the relevant Creditor receives on the due date for such payment (and retains, free from any liability in respect of such deduction or withholding), a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made and the Borrowers shall indemnify each Creditor against any losses or costs incurred by it by reason of any failure of the Borrowers or any of them to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment. The Borrowers shall promptly deliver to the Agent any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any deduction or withholding as aforesaid.

6.6.2

If at any time any Bank is required to make any deduction or withholding in respect of Taxes from any payment due under this Agreement for the account of the Agent, the sum due from such Bank in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Agent receives on the due date for such payment (and retains free from any liability in respect of such deduction or withholding) a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made and each Bank shall indemnify the Agent against any losses or costs incurred by any of them by reason of any failure of such

Bank to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment.

6.6.3

For the avoidance of doubt, clause 6.6.1 does not apply in respect of sums due from the Borrowers to a Swap Provider under or in connection with the relevant Master Swap Agreement as to which sums the provisions of section 2(d) (Deduction or Withholding for Tax) of that Master Swap Agreement shall apply.

6.7	Loan account

Each Bank shall maintain, in accordance with its usual practice, an account evidencing the amounts from time to time lent by, owing to and paid to it under the Security Documents. The Agent and/or the Security Agent shall maintain a control account (being, in the case of any Mortgage which is in statutory form, the “Account Current” referred to in such Mortgage) showing the Loan and other sums owing by the Borrowers under the Security Documents and all payments in respect thereof being made from time to time. The control account shall, in the absence of manifest error, be conclusive as to the amount from time to time owing by the Borrowers under the Security Documents.

6.8	Agent may assume receipt

Where any sum is to be paid under the Security Documents to the Agent or, as the case may be, the Security Agent for the account of another person, the Agent or, as the case may be, the Security Agent may assume that the payment will be made when due and the Agent or, as the case may be, the Security Agent may (but shall not be obliged to) make such sum available to the person so entitled. If it proves to be the case that such payment was not made to the Agent or, as the case may be, the Security Agent, then the person to whom such sum was so made available shall on request refund such sum to the Agent or, as the case may be, the Security Agent together with interest thereon sufficient to compensate the Agent or, as the case may be, the Security Agent for the cost of making available such sum up to the date of such repayment and the person by whom such sum was payable shall indemnify the Agent or, as the case may be, the Security Agent for any and all loss or expense which the Agent or, as the case may be, the Security Agent may sustain or incur as a consequence of such sum not having been paid on its due date.

6.9	Partial payments

If, on any date on which a payment is due to be made by the Borrowers under any of the Security Documents, the amount received by the Agent from the Borrowers falls short of the total amount of the payment due to be made by the Borrowers on such date then, without prejudice to any rights or remedies available to the Agent, the Security Agent and the Banks under any of the Security Documents, the Agent shall apply the amount actually received from the Borrowers in or towards discharge of the obligations of the Borrowers under the Security Documents in the following order, notwithstanding any appropriation made, or purported to be made, by the Borrowers:

6.9.1	first, in or towards payment, on a pro-rata basis, of any unpaid costs and expenses of the Agent, the Security Agent and the Swap Providers under any of the Security Documents;

6.9.2

secondly, in or towards payment, on a pro rata basis, of any fees and accrued commissions payable to the Agent or any of the other Creditors (other than the Swap Providers) under, or in relation to, the Security Documents which remain unpaid;

6.9.3

thirdly, in or towards payment to the Banks, on a pro rata basis, of any accrued interest in respect of the which shall have become due under any of the Security Documents (other than the Master Swap Agreements) but remains unpaid;

6.9.4	fourthly, in or towards payment to the Banks, on a pro rata basis, of any principal in respect of the Loan;

6.9.5

fifthly, in or towards payment to the Banks, on a pro rata basis, for any loss suffered by reason of any such payment in respect of principal not being effected on an Interest Payment Date relating to the part of the Loan repaid and which amounts are so payable under this Agreement;

6.9.6	sixthly, in or towards payment to the Swap Providers of any amounts owing to any of them under the respective Master Swap Agreement; and

6.9.7

seventhly, in or towards payment to the relevant person of any other sum which shall have become due under any of the Security Documents but remains unpaid (and, if more than one such sum so remains unpaid, on a pro rata basis).

The order of application set out in clauses 6.9.3 - 6.9.5 may be varied by the Agent if the Majority Banks so direct, without any reference to, or consent or approval from, the Borrowers.

7	Representations and warranties

7.1	Continuing representations and warranties

The Borrowers jointly and severally represent and warrant to each Creditor that:

7.1.1	Due incorporation

each of the Borrowers and each of the other Security Parties are duly incorporated and validly existing in good standing, in the case of the Borrowers, under the laws of the Republic of Liberia and, in the case of each of the other Security Parties, under the laws of their respective countries of incorporation as limited liability companies or (as the case may be) corporations and have power to carry on their respective businesses as they are now being conducted and to own their respective property and other assets;

7.1.2	Corporate power

each of the Borrowers has power to execute, deliver and perform its obligations under the Underlying Documents and the relevant Borrowers’ Security Documents to which it is or is to be a party and to borrow the Total Commitment and each of the other Security Parties has power to execute and deliver and perform its obligations under the Security Documents and the Underlying Documents to which it is or is to be a party; all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same and no limitation on the powers of any Borrower to borrow will be exceeded as a result of borrowing the Loan;

7.1.3	Binding obligations

the Underlying Documents and the Security Documents constitute or will, when executed, constitute valid and legally binding obligations of the relevant Security Parties enforceable in accordance with their respective terms;

7.1.4	No conflict with other obligations

the execution and delivery of, the performance of their obligations under, and compliance with the provisions of, the Underlying Documents and the Security Documents by the relevant Security Parties will not:

(a) contravene any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which any of the Borrowers or any other Security Party is subject;

(b)

conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which any of the Borrowers or any other Security Party is a party or is subject or by which it or any of its property is bound;

(c) contravene or conflict with any provision of the constitutional documents of any of the Borrowers or any other Security Party; or

(d)

result in the creation or imposition of or oblige any of the Borrowers or any other Security Party to create any Encumbrance (other than a Permitted Encumbrance) on any of the undertakings, assets, rights or revenues of any of the Borrowers or any other Security Party;

7.1.5	No filings required

save for the registration of the Mortgage under the laws of the relevant Flag State through the relevant Registry and any corporate filings with the Hong Kong companies registry (if applicable), it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of any of the Underlying Documents or any of the Security Documents that they or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to any of the Underlying Documents or the Security Documents and each of the Underlying Documents and the Security Documents is in proper form for its enforcement in the courts of each Relevant Jurisdiction;

7.1.6	Choice of law

the choice of English law to govern the Underlying Documents and the Security Documents (other than the Mortgages) and the choice of the law of the relevant Flag State to govern each of the Mortgages, and the submissions therein by the Security Parties to the non-exclusive jurisdiction of the English courts are valid and binding;

7.1.7	No immunity

neither the Borrowers nor any other Security Party nor any of their respective assets is entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgement, execution or other enforcement);

7.1.8	Consents obtained

every consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by any Security Party to authorise, or required by any Security Party in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of each of the Underlying Documents and each of the Security Documents to which it is or is to be a party or the performance by each Security Party of its obligations under the Security Documents or the Underlying Documents to which it is or is to be a party has been obtained or made and is in full force and effect and there has been no default in the observance of any of the conditions or restrictions (if any) imposed in, or in connection with, any of the same;

7.1.9	Financial statements correct and complete

the audited consolidated financial statements of the Corporate Guarantor in respect of the financial year ended on 31 December 2010 as delivered to the Agent, have been prepared in accordance with the Applicable Accounting Principles which have been consistently applied and present fairly and accurately the consolidated financial position of the Corporate Guarantor as at the date they were prepared and the consolidated results of the operations of the Corporate Guarantor for the financial period ended on such date and, as at such date, no member of the Corporate Guarantor had any significant liabilities (contingent or otherwise) or any material unrealised or anticipated losses which are not disclosed by, or reserved against or provided for in, such financial statements; and

7.1.10	Borrowers’ own account

in relation to the borrowing by each Borrower of the Loan or any part thereof, the performance and discharge of its obligations and liabilities under the Security Documents and the transactions and other arrangements effected or contemplated by this Agreement, each Borrower is acting for its own account and that the foregoing will not involve or lead to a contravention of any law, official requirement or other regulatory measure or procedure which has been implemented to combat “money laundering” (as defined in Article 1 of the Directive (91/308/EEC) of the Council of the European Communities (as amended)).

7.2	Initial representations and warranties

The Borrowers jointly and severally further represent and warrant to each Creditor that:

7.2.1	Pari passu and subordinated indebtedness

(a)

the obligations of each Borrower under this Agreement and the Master Swap Agreements are direct, general and unconditional obligations of such Borrower and rank at least pari passu with all other present and future unsecured and unsubordinated Indebtedness of such Borrower except for obligations which are mandatorily preferred by operation of law and not by contract;

(b)

any Indebtedness of the Borrowers or the Corporate Guarantor owing to any of its respective shareholders or other members of the Group is subordinated in all respects to the Borrowers’ obligations under this Agreement and the Master Swap Agreements (in the case of the Borrowers) and to the Corporate Guarantor’s obligations under the Corporate Guarantee (in the case of the Corporate Guarantor);

7.2.2	No default under other Borrowed Money

none of the Borrowers nor any other Security Party is in default under any agreement relating to Borrowed Money to which it is a party or by which it may be bound;

7.2.3	Information - full disclosure

the information, exhibits and reports furnished by or on behalf of any Security Party to the Agent in connection with the negotiation and preparation of the Security Documents are true and accurate in all material respects and not misleading; do not omit material facts and all reasonable enquiries have been made to verify the facts and statements contained therein; there are no other facts the omission of which would make any fact or statement therein misleading;

7.2.4	No withholding Taxes

no Taxes are imposed by withholding or otherwise on any payment to be made by any of the Borrowers or any other Security Party under the Security Documents to which such Borrower or any other Security Party is or is to be a party or are imposed on or by virtue of the execution or delivery by the Borrowers or any other Security Parties of the Security Documents;

7.2.5	No Event of Default

no Event of Default has occurred and is continuing;

7.2.6	No default under Contracts or Refund Guarantees

no Borrower is in default of any of its obligations under the relevant Contract or any of its obligations upon the performance or observance of which depends the continued liability of the Refund Guarantor in accordance with the terms of any Refund Guarantee;

7.2.7	No Encumbrance in respect of pre-delivery security

no Borrower has previously charged, encumbered or assigned the benefit of any of its rights, title and interest in or to the relevant Contract or any Refund Guarantee and such benefit and all such rights, title and interest are freely assignable and chargeable in the manner contemplated by the Security Documents;

7.2.8	The Ships

each Ship will, on the Delivery Date relevant to such Ship, be:

(a) in the absolute ownership of the relevant Borrower who will, on and after its Delivery Date, be the sole, legal and beneficial owner of such Ship;

(b) registered through the offices of the relevant Registry as a ship under the laws and flag of the relevant Flag State;

(c) operationally seaworthy and in every way fit for service; and

(d) classed with the relevant Classification free of all requirements and recommendations of the relevant Classification Society;

7.2.9	Ships’ employment

save under the Charters, none of the Ships is nor will, on or before the Drawdown Date of the Delivery Advance relevant to such Ship, be subject to any charter or contract or to any agreement to enter into any charter or contract which, if entered into after the date of the relevant Ship Security Documents would have required the consent of the Agent or, as the context may require, the Security Agent and, on or before the Drawdown Date of the Delivery Advance relevant to such Ship, there will not be any agreement or arrangement whereby the Earnings may be shared with any other person;

7.2.10	Freedom from Encumbrances

no Ship, nor its Earnings, Insurances or Requisition Compensation nor the Operating Accounts nor the Charters nor any other properties or rights which are, or are to be, the subject of any of the Security Documents nor any part thereof will be, on the Drawdown Date of the Delivery Advance relevant to such Ship, subject to any Encumbrance (except Permitted Encumbrances);

7.2.11	Compliance with Environmental Laws and Approvals

except as may already have been disclosed by the Borrowers in writing to, and acknowledged in writing by, the Agent:

(a) the Borrowers and, to the best of the Borrowers’ knowledge and belief (having made due enquiry), their respective Environmental Affiliates have complied with the provisions of all Environmental Laws;

(b)

the Borrowers and, to the best of the Borrowers’ knowledge and belief (having made due enquiry), their respective Environmental Affiliates have obtained all Environmental Approvals and are in compliance with all such Environmental Approvals; and

(c)

neither the Borrowers nor, to the best of the Borrowers’ knowledge and belief (having made due enquiry), any of their respective Environmental Affiliates have received notice of any Environmental Claim that any of the Borrowers or any such Environmental Affiliate is not in compliance with any Environmental Law or any Environmental Approval;

7.2.12	No Environmental Claims

except as may already have been disclosed by the Borrowers in writing to, and acknowledged in writing by, the Agent, there is no Environmental Claim pending against the Borrowers or any of the Ships or, to the best of the Borrowers’ knowledge and belief (having made due enquiry), any of their respective Environmental Affiliates;

7.2.13	No potential Environmental Claims

except as may already have been disclosed by the Borrowers in writing to, and acknowledged in writing by, the Agent, there has been no emission, spill, release or discharge of a Pollutant from any of the Ships;

7.2.14	Underlying Documents

the original executed Refund Guarantees delivered or to be delivered to the Agent pursuant to clause 9.1 are, or will when delivered be, true and complete originals of such documents and the copies of the other Underlying Documents delivered or to be delivered to the Agent pursuant to clause 9.1 or any of the other provisions of the Security Documents are, or will when delivered be, true and complete copies of such documents; and all such documents constitute valid and binding obligations of the Security Parties and, to the Borrowers’ knowledge and belief, of the other parties thereto, enforceable in accordance with their respective terms and there have been no amendments or variations thereof or defaults thereunder;

7.2.15	Shareholding

(a) each of the Borrowers is a wholly-owned direct Subsidiary of the Corporate Guarantor;

(b)

no less than 40% of the total issued share capital and of the total issued voting share capital of the Corporate Guarantor is ultimately beneficially owned (either directly or indirectly) by members of the Konstantakopoulos Family;

(c) the Corporate Guarantor is controlled by members of the Konstantakopoulos Family; and

(d) each of the Managers is controlled by members of the Konstantakopoulos Family;

7.2.16	No litigation

no litigation, arbitration, investigation or proceeding (administrative or otherwise) is taking place against any of the Borrowers or any other Security Party which could have a material adverse effect on the financial position, state of affairs or prospects of any of the Borrowers or the Corporate Guarantor or any other Security Party in light of which there is a significant risk that the Corporate Guarantor or any Borrower or any other Security Party is, or will later become, unable to discharge its liabilities under the Security Documents as they fall due;

7.2.17	No material adverse change

no event has occurred or any other circumstances arisen or developed including, without limitation, a material adverse change in the financial position, state of affairs or prospects of any Security Party, in light of which there is a significant risk that the Corporate Guarantor or any Borrower or any other Security Party is, or will later become, unable to discharge its liabilities under the Security Documents as they fall due;

7.2.18	Solvency

(a) none of the Borrowers nor the Corporate Guarantor is unable, or admits or has admitted its inability, to pay its debts or has suspended making payments on any of its debts;

(b)

none of the Borrowers nor the Corporate Guarantor by reason of actual financial difficulties has commenced negotiations with one or more of its creditors with a view to rescheduling any of its Indebtedness; and

(c) no moratorium has been declared in respect of any Indebtedness of any Borrower or the Corporate Guarantor;

7.2.19	ISPS Code

with effect on the Delivery Date of a Ship, the relevant Borrower shall have a valid and current ISSC in respect of that Ship and that Ship shall be in compliance with the ISPS Code; and

7.2.20	Application for DOC and SMC

the Operator maintains a DOC for itself and, on the Delivery Date for a Ship, it will have applied for an SMC in respect of such Ship.

7.2.21	No breach of sanctions

to the Borrowers’ knowledge neither the Borrowers nor any member of the Group are currently the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (OFAC) or the United Nations Security Council (UNSC) or the European Union or Her Majesty’s Treasury (HMT) (collectively, the “Sanctions”) nor are the Borrowers located or resident in a country or territory that is the subject of the Sanctions. For the avoidance of doubt, the Borrowers each merely by virtue of being a company incorporated under the laws of the Republic of Liberia shall not be deemed to fall foul of the provisions of this clause 7.2.21.

7.3	Repetition of representations and warranties

On and as of each Drawdown Date and (except in relation to the representations and warranties in clause 7.2) on each Interest Payment Date, the Borrowers shall:

(a) be deemed to repeat the representations and warranties in clauses 7.1 and 7.2 as if made with reference to the facts and circumstances existing on such day; and

(b)

be deemed to further represent and warrant to each of the Creditors that the then latest management accounts of the Borrowers delivered to the Agent by the Borrowers under this Agreement (if any) present fairly and accurately the financial position of the Borrowers as at the end of the financial period to which the same relate and the results of the operations of the Borrowers for the financial period to which the same relate and, as at the end of such financial period, none of the Borrowers had any significant liabilities (contingent or otherwise) or any material unrealised or anticipated losses which are not disclosed by, or reserved against or provided for in, such management accounts.

8	Undertakings

8.1	General

The Borrowers jointly and severally undertake with each Creditor that, from the date of this Agreement and so long as any moneys are owing under any of the Security Documents and while all or any part of the Total Commitment remains outstanding they will:

8.1.1	Notice of Event of Default

(a)

promptly inform the Agent of any occurrence of which any of them becomes aware which materially and adversely affects the ability of any Security Party to perform its obligations under any of the Security Documents or any of the Contracts to which it is or is to be a party and, without limiting the generality of the foregoing, they will inform the Agent of any Event of Default forthwith upon becoming aware thereof; and

(b)

promptly inform the Agent of any occurrence of which any of them becomes aware which materially and adversely affects the ability or rights of any Borrower to make any claims under the relevant Contract or any Refund Guarantee or which might reduce or release any of the obligations of the Builder under such Contract or the Refund Guarantor under any Refund Guarantee;

8.1.2	Consents and licences

without prejudice to clauses 7.1 and 9, obtain or cause to be obtained, maintain in full force and effect and comply in all material respects with the conditions and restrictions (if any) imposed in, or in connection with, every consent, authorisation, licence or approval of governmental or public bodies or authorities or courts and do, or cause to be done, all other acts and things which may from time to time be necessary under applicable law for the continued due performance of all the material obligations of the Security Parties under each of the Security Documents and the Underlying Documents;

8.1.3	Use of proceeds

use the Loan or, as the case may be, the Advances for their own benefit and under their full responsibility and exclusively for the purposes specified in clauses 1.1 and 2.5;

8.1.4	Pari passu and subordination

(a)

ensure that their obligations under this Agreement and the Master Swap Agreements shall, without prejudice to the provisions of clause 8.3 and the security intended to be created by the Security Documents, at all times rank at least pari passu with all their other present and future unsecured and unsubordinated Indebtedness with the exception of any obligations which are mandatorily preferred by law and not by contract; and

(b)

ensure that the obligations (if any) of the Borrowers to repay any loan advanced to them by their shareholders or any other member of the Group are at all times fully subordinated towards their obligations to the Creditors under this Agreement and the other Security Documents and that any such loans or advances are and remain at all times on terms and conditions acceptable to the Agent in all respects;

8.1.5	Financial statements

upon the Agent’s request following the end of a financial year, prepare or cause to be prepared unaudited management accounts of each of the Borrowers in respect of each financial year (including prior financial years) and deliver as many copies of the same as the Agent may reasonably require as soon as practicable but not later than the later of (a) thirty (30) days from the Agent’s request and (b) one hundred and eighty (180) days from the end of the financial period to which they relate;

8.1.6	Delivery of reports

deliver to the Agent sufficient copies for all the Banks of every report, circular, notice or like document issued by the Borrowers or the Corporate Guarantor to their shareholders or creditors generally, at the same time when it is issued or given, unless the Borrowers have already advised the Agent in writing that such information appears on the official website of any one of the Corporate Guarantor, the New York Stock Exchange or the Securities and Exchange Commission of the U.S.A.;

8.1.7	Provision of further information

provide the Agent with such financial and other information concerning the Borrowers, the other Security Parties and their respective affairs as the Agent may from time to time reasonably require, including, without limitation, regarding their financial standing, commitments, operations, vessel sales or purchases, any new borrowings, any material litigation, arbitration and administrative proceedings and all major financial developments in relation to each Security Party;

8.1.8	Know your customer information

deliver to the Agent such documents and evidence as the Agent shall from time to time require relating to the verification of identity and knowledge of the Agent’s or any Bank’s or any Swap Provider’s customers and the compliance by the Agent or any Bank or any Swap Provider (as the case may be) with all necessary “know your customer” or similar checks, always on the basis of applicable laws and regulations of the Agent’s or any Bank’s or any Swap Provider’s own internal guidelines, in each case as such laws, regulations or internal guidelines apply from time to time;

8.1.9	Obligations under Security Documents

and will procure that each of the other Security Parties will, duly and punctually perform each of the obligations expressed to be assumed by it under the Security Documents and the Underlying Documents to which it is a party;

8.1.10	Compliance with Code

and will procure that any Operator will, comply with and ensure that the Ships and any Operator at all times complies with the requirements of the Code, including (but not limited to) the maintenance and renewal of valid certificates pursuant thereto throughout the Security Period;

8.1.11	Withdrawal of DOC and SMC

and will procure that any Operator will, immediately inform the Agent if there is any withdrawal of such Operator’s DOC or the SMC in respect of any of the Ships;

8.1.12	Issuance of DOC and SMC

and will procure that any Operator will, promptly inform the Agent upon the issue to any of the Borrowers or any Operator of a DOC and to any of the Ships of an SMC or the receipt by any of the Borrowers or any Operator of notification that its application for the same has been refused;

8.1.13	ISPS Code Compliance

and will procure that the relevant Manager(s) or any Operator will, with effect from the Delivery Date for a Ship and at all times thereafter:

(a) maintain at all times a valid and current ISSC in respect of that Ship; and

(b) immediately notify the Agent in writing of any suspension, cancellation or modification of the ISSC in respect of a Ship;

8.1.14	Conditions subsequent - First Advances; Delivery Advances

deliver to the Agent:

(a) not later than 15 days after the Drawdown Date of the first Advance in respect of a Ship:

(i)

the Refund Guarantee Assignment Consent and Acknowledgement in respect of the Refund Guarantee for all pre-delivery instalments of the Contract Price for that Ship, duly executed by the parties thereto;

(ii)

if available to the Borrowers, evidence in form and substance satisfactory to the Agent of the authority of the relevant Refund Guarantor executing the above said acknowledgement (except if the same has been sent to the Agent by swift);

	(b)	not later than 45 days after the Drawdown Date of the first Advance in respect of a Ship:

(i)

a legal opinion (at the expense of the Borrowers) issued by the Agent’s special legal advisers on matters of Korean law in form and substance satisfactory to the Agent (it being understood that, as is customary in banking practice, the procurement of the legal opinion will be the responsibility of the Agent and its legal counsel); and

(c)

not later than 24 hours after the Delivery of a Ship, evidence in form and substance satisfactory to the Agent that the Charterer has accepted delivery of that Ship under the relevant Charter (it being agreed that evidence that the first payment of hire under such Charter or written schedule or directions by the Charterer for the employment of that Ship under such Charter shall constitute such evidence satisfactory to the Agent for the purposes of this paragraph (c)); and

8.1.15	Supervision

ensure that each Borrower, or the relevant Manager(s) or any other person appointed by the relevant Manager(s) (but no other person), will supervise and superintend the construction of its Ship;

8.1.16	Charters etc.

advise the Agent promptly of any charterparty or other contract of employment of a Ship with a tenor exceeding twelve (12) months (other than the Charters), forthwith after its execution and:

	(a)	forthwith after its execution deliver a certified copy of each such charterparty or other contract of employment to the Agent;

	(b)	forthwith following demand by the Agent execute:

(i) a charter assignment of any such charterparty or other contract of employment in favour of the Security Agent in a form similar to that of the Charter Assignments; and

(ii) any notice of assignment required in connection therewith in a form acceptable to the Agent in its reasonable discretion;

(c)

promptly procure the service of any such notice of assignment on the relevant charterer and the acknowledgement of such notice by the relevant charterer in a form reasonably acceptable to the Agent and the relevant charterer;

(d)

forthwith on the Agent’s request, deliver to the Agent such documents of the type specified in schedule 3 in relation to any such charterparty, contract, assignment, notice or acknowledgement as the Agent may reasonably require and which are available to the Borrowers; and

	(e)	pay all legal and other costs incurred by the Agent or any other Creditor in connection with any such charter assignments or any other matters referred to in this clause

8.1.16 forthwith following the Agent’s demand (provided that any such expenses incurred prior to an Event of Default shall be reasonable and documented);

8.1.17	Taxes

and will procure that the Corporate Guarantor will, pay any and all Taxes owing by it in any jurisdiction at the time they are due; and

8.1.18	Change of Manager

Other than when appointing Costamare Shipping, Ciel Management and/or Shanghai Costamare, which appointment will be subject to the consent of the Majority Banks, ensure that, on or before the appointment of any person as a manager of a Ship (and subject always to the consent of the Creditors if and when the same is required under the Security Documents), they will:

(a) deliver to the Agent a certified copy of the Management Agreement duly executed by that Manager and the Borrower owning such Ship;

(b)

procure that such Manager will have created and delivered to the Agent a Manager’s Undertaking in respect of that Ship before such Manager’s appointment has become effective under that Management Agreement; and

(c) deliver to the Agent any documents and evidence of the type referred to in schedule 3 in relation to that Manager’s Undertaking and that Manager as the Agent may in its reasonable discretion require, each at the cost and expense of the Borrowers.

8.1.19	No employment of Ships in breach of Sanctions

The Borrowers shall not directly or indirectly, knowingly allow the use or operation of the Ships in breach of the Sanctions. For the avoidance of doubt, the Borrowers each by virtue of being a company incorporated under the laws of the Republic of Liberia shall not be deemed to fall foul of the provisions of this clause 8.1.19.

8.2	Security value maintenance

8.2.1	Security shortfall

If, at any time after the Drawdown Date of the Delivery Advance in respect of a Ship:

(1)

a Charterer Event has occurred in relation to that Ship and at that time and for as long as that Ship has not yet become subject to, and delivered for service under, a Qualifying Charter, the Security Value for that Ship shall be less than the Security Requirement for such Ship; or

(2)

a New Charterer Event has occurred in relation to that Ship and at that time and for as long as that Ship has not yet become subject to, and delivered for service under another Qualifying Charter, the Security Value for that Ship shall be less than the Security Requirement for such Ship; or

the Agent (acting on the instructions of the Majority Banks) shall give notice to the Borrowers requiring that such deficiency be remedied and then the Borrowers shall, within a period of thirty (30) days of the date of receipt by the Borrowers of the Agent’s said notice, either:

(a) prepay such part of the Tranche relevant to such Ship as will result in the Security Requirement for such Ship after such prepayment (taking into account any other repayment of that Tranche made between the date of the notice and the date of such prepayment) being equal to the Security Value for such Ship; or

(b)

constitute in favour of the Agent a first priority cash pledge over a Dollar account in the name of a member of the Group for an amount standing to the credit of such account which when added to the Security Value for such Ship, shall not be less than the Security Requirement for such Ship as at such date; or

(c)

constitute to the satisfaction of the Agent such further security for the Loan and any amounts owing under the Master Swap Agreements as shall be acceptable to the Banks having a value for security purposes (as determined by the Agent in accordance with clause 8.2.5) at the date upon which such further security shall be constituted which, when added to the Security Value for such Ship, shall not be less than the Security Requirement for such Ship as at such date.

The provisions of clause 4.5 and any relevant provisions of clause 4.6 shall apply to prepayments under clause 8.2.1(a).

8.2.2	Valuation of Mortgaged Ships

Each Mortgaged Ship shall, for the purposes of this Agreement, be valued in Dollars as and when the Agent (acting on the instructions of the Majority Banks) shall require (and at least twice per calendar year) but only:

(a) if a Charterer Event has occurred in relation to that Ship and for as long as that Ship has not yet become subject to, and delivered for service under, a Qualifying Charter; or

(b) if a New Charterer Event has occurred in relation to that Ship and for as long as that Ship has not yet become subject to, and delivered for service under, another Qualifying Charter.

Each such valuation for a Mortgaged Ship shall be made by two (2) Approved Shipbrokers, each nominated by the Borrowers approved by, and addressed to, the Agent. Each valuation shall be made without, unless required by the Agent or the Borrowers, physical inspection, and on the basis of a sale for prompt delivery for cash at arm’s length, on normal commercial terms, as between a willing buyer and a willing seller, without taking into account the benefit of any charterparty or other engagement concerning the relevant Mortgaged Ship. The arithmetic mean of the two valuations shall constitute the value of such Mortgaged Ship for the purposes of this clause 8.2 Provided however that if such two (2) valuations in respect of a Ship vary by more than ten per cent (10%) (by reference to the higher figure), the Agent shall appoint a third Approved Shipbroker to value such Ship on the same basis as the other two (2) valuations and, in that case, the arithmetic mean of the three (3) valuations shall constitute the value of such Mortgaged Ship for the purposes of this clause 8.2.

The value of each Mortgaged Ship determined in accordance with the provisions of this clause 8.2.2 shall be binding upon the parties hereto until such time as any further such valuation shall be obtained.

8.2.3	Information

The Borrowers jointly and severally undertake with the Creditors to supply to the Agent and to any such Approved Shipbroker such information concerning the relevant Mortgaged Ship and its condition as such Approved Shipbroker may reasonably require for the purpose of making any such valuation.

8.2.4	Costs

All costs in connection with the Agent obtaining any of the valuations of each of the Mortgaged Ships referred to in clause 8.2.2, and all costs in connection with any valuation referred to in schedule 3, any valuation either of any additional security for the purposes of ascertaining the Security Value in respect of any Ship at any time while an Event of Default is continuing or necessitated by the Borrowers electing to constitute additional security pursuant to clause 8.2.1(b), shall be borne by the Borrowers.

8.2.5	Valuation of additional security

For the purposes of this clause 8.2, the market value of any additional security (not being a ship) provided or to be provided to the Creditors or any of them shall be determined by the Agent in its absolute discretion without any necessity for the Agent assigning any reason therefor. If such additional security consists of a ship, the value of such ship shall be determined in accordance with clause 8.2.2 (except that if a ship is subject to a charterparty with a remaining tenor in excess of 12 months, the benefit or detriment of such charterparty shall be taken into account in that valuation). All costs of each such valuation will be paid by the Borrowers in accordance with clause 8.2.4. If the additional security is in the form of a Dollar cash deposit, full credit shall be given for such cash on a “Dollar for Dollar” basis. If the additional security is in the form of traded bonds, shares or other securities, their market value shall be their quoted trading price at any relevant time of calculation (and the Agent shall be entitled to calculate their value at any time and from time to time).

8.2.6	Documents and evidence

In connection with any additional security provided in accordance with this clause 8.2, the Agent shall be entitled to receive such evidence and documents of the kind referred to in schedule 3 as may in the Agent’s reasonable opinion be necessary and such favourable legal opinions as the Agent shall in its reasonable discretion require.

8.2.7	Release of additional security

If, based on valuations obtained in accordance with the provisions of clause 8.2.2, the Security Value for a Ship shall at any time exceed the Security Requirement for a Ship, and the Borrowers shall have previously provided further security to the Banks and the other Creditors pursuant to clause 8.2.1(b), the Agent (acting on the instructions of the Majority Banks) shall, as soon as reasonably practicable after notice from the Borrowers to do so and subject to being indemnified for its reasonable cost of doing so, release or procure the release of any such further security specified by the Borrowers provided that the Agent is satisfied that, immediately following such release (a) the Security Value for each Ship to which clause 8.2.1 is applicable will exceed the Security Requirement for that Ship and (b) no Event of Default has occurred which is then continuing or will occur as a result of such release. The Borrowers shall be entitled to obtain and provide the valuations directly to the Agent (to avoid any delay) subject to the valuations being in accordance with Clause 8.2.2 and at the cost of the Borrowers.

8.3	Negative undertakings

The Borrowers jointly and severally undertake with each Creditor that, from the date of this Agreement and so long as any moneys are owing under the Security Documents and while all or any part of the Total Commitment remains outstanding, they will not, without the prior written consent of the Agent (acting on the instructions of the Majority Banks):

8.3.1	Negative pledge

permit any Encumbrance (other than a Permitted Encumbrance) to subsist, arise or be created or extended over all or any part of their respective present or future undertakings, assets, rights or revenues to secure or prefer any present or future Indebtedness or other liability or obligation of any Security Party or any other person;

8.3.2	No merger

merge or consolidate with any other person or enter into any demerger, amalgamation or corporate redomiciliation of any type;

8.3.3	Disposals

sell, transfer, abandon, lend or otherwise dispose of or cease to exercise direct control over any part of their present or future undertaking, assets, rights or revenues (otherwise than by transfers, sales or disposals of assets which are not material, for full consideration in the ordinary course of trading but, in any event, not in respect of assets or rights which are subject to security created by the Security Documents), whether by one or a series of transactions related or not;

8.3.4	Other business

undertake any type of business other than the performance of the Contracts and the Charters and the ownership and operation of the Ships and the chartering of the Ships to third parties;

8.3.5	Acquisitions

acquire any further assets other than the Ships and rights arising under contracts entered into by or on behalf of the Borrowers in the ordinary course of their businesses of performing the Contracts and owning, operating and chartering the Ships;

8.3.6	Other obligations

incur any obligations except for obligations arising under the Underlying Documents or the Security Documents to which they are a party or contracts entered into in the ordinary course of their business of performing the Contracts and owning, operating and chartering the Ships;

8.3.7	No borrowing

incur any Borrowed Money except for Borrowed Money pursuant to or permitted by the Security Documents;

8.3.8	Repayment of borrowings

repay or prepay the principal of, or pay interest on, or any other sum in connection with, any of their Borrowed Money except for Borrowed Money pursuant to the Security Documents;

8.3.9	Guarantees

issue any guarantees or indemnities or otherwise become directly or contingently liable for the obligations of any person, firm, or corporation except pursuant to the Security Documents and except for (a) guarantees or indemnities from time to time required in the ordinary course by any protection and indemnity or war risks association with which a Ship is entered, (b) guarantees required to procure the release of a Ship from any arrest, detention, attachment or levy or guarantees or undertakings required for the salvage of a Ship and (c) other guarantees in the ordinary course of their business but not exceeding the amount of $500,000 per Borrower per calendar year;

8.3.10	Loans

make any loans or grant any credit (save for normal trade credit in the ordinary course of business) to any person or agree to do so;

8.3.11	Sureties

permit any of their Indebtedness to any person (other than the Creditors pursuant to the Security Documents) to be guaranteed by any person (save for (a) guarantees or indemnities from time to time required in the ordinary course by any protection and indemnity or war risks association with which a Ship is entered, (b) guarantees required to procure the release of a Ship from any arrest, detention, attachment or levy or guarantees or undertakings required for the salvage of a Ship or (c) other guarantees in the ordinary course of their business not exceeding the amount of $500,000 per Borrower per calendar year);

8.3.12	Share capital and distribution

purchase or otherwise acquire for value any shares of their capital or declare or pay any dividends or distribute any of their present or future assets, undertakings, rights or revenues to any of their shareholders Provided always that each Borrower may declare or pay dividends to its shareholders if no Event of Default shall have occurred and be continuing at the time of, or would result from, the declaration or payment of such dividends;

8.3.13	Subsidiaries

form or acquire any Subsidiaries;

8.3.14	Manager

(a) appoint any manager in respect of the Ships or any of them other than a Manager; or

(b) terminate or materially amend the terms of any Management Agreement, unless in doing so, they remain in compliance with clause 8.1.18;

8.3.15	Financial year and constitutional documents

(a) change, cause, permit or agree to any change in, the way of computation of their financial year; or

(b) change, amend or vary, or agree to or permit any material change, amendment or variation of or to, their constitutional documents;

8.3.16	Intra-Group transactions

enter into any transactions, agreements or arrangements with any of their Related Companies or other members of the Group, other than on an arm’s length basis and for full value and consideration; or

8.3.17	Derivative transactions

enter into any interest rate, currency or other swap, foreign exchange contracts, futures or other derivative transactions, agreements or instruments other than Designated Transactions with the Swap Providers under the Master Swap Agreements and other than on terms and conditions agreed between the Borrowers and the Swap Providers.

8.4	Pre-delivery positive undertakings

The Borrowers hereby jointly and severally undertake and agree with each Creditor that they will:

8.4.1	Conveyance on default

where any Ship is (or is to be) sold in exercise of any power contained in the relevant Pre-delivery Security Assignment or otherwise conferred on the Security Agent or any other Creditor, procure that the relevant Borrower shall execute, forthwith upon request by the Agent, such form of conveyance of such Ship as the Agent may require;

8.4.2	Flag State

not later than thirty (30) days prior to the Delivery Date of a Ship, obtain the Agent’s written approval of the Flag State for such Ship (if other than Greece, Liberia or Hong Kong); and

8.4.3	Mortgage

immediately upon Delivery of a Ship, execute and procure that the relevant Borrower shall execute, and procure the registration of, the Mortgage for such Ship under the laws and flag of the relevant Flag State and the other Security Documents in relation to such Ship and otherwise deliver to the Agent the documents and evidence set out in clause 9.1.3 in respect of such Ship.

8.5	Pre-delivery negative undertaking

The Borrowers hereby jointly and severally further undertake and agree with each Creditor that they will not, without the prior written consent of the Agent (and then only subject to such conditions as the Agent (acting on the instructions of the Majority Banks) may impose) let or agree to let any Ship:

8.5.1	on demise charter for any period; or

8.5.2

by any time or consecutive voyage charter for a term which exceeds, or which by virtue of any optional extensions therein contained may exceed, twelve (12) months’ duration (except under the relevant Charter); or

8.5.3	on terms whereby more than two (2) months’ hire (or the equivalent) is payable in advance; or

8.5.4	otherwise than on an arm’s length basis.

9	Conditions

9.1	Documents and evidence

9.1.1	Commitments

The obligation of each Bank to make its Commitment available shall be subject to the condition that the Agent or its duly authorised representative shall have received, not later than two (2) Banking Days before the date of this Agreement, the documents and evidence specified in Part 1 of schedule 3, in form and substance reasonably satisfactory to the Agent.

9.1.2	Contract Instalment Advances

The obligation of the Banks to make available a Contract Instalment Advance in respect of a Ship shall be subject to the condition that the Agent or its duly authorised representative shall have received, on or prior to the drawdown of the relevant Contract Instalment Advance for the relevant Ship, the relevant documents and evidence specified in Part 2 of schedule 3 in respect of the relevant Contract Instalment Advance and the relevant Ship, in form and substance reasonably satisfactory to the Agent.

9.1.3	Delivery Advances

The obligation of the Banks to make available the Delivery Advance in respect of a Ship shall be subject to the condition that the Agent or its duly authorised representative shall have received, on or prior to the drawdown of the Delivery Advance for such Ship, the documents and evidence specified in Part 3 of schedule 3 in respect of such Ship, in form and substance reasonably satisfactory to the Agent.

9.2	General conditions precedent

The obligation of the Banks to make any Advance available shall be subject to the further conditions that, at the time of the giving of the Drawdown Notice for such Advance, and at the time of the making of such Advance:

9.2.1

the representations and warranties contained in (a) clauses 7.1, 7.2 and 7.3(b) of this Agreement and (b) clause 4 of the Corporate Guarantee, are true and correct on and as of each such time as if each was made with respect to the facts and circumstances existing at such time;

9.2.2	no Charterer Event shall have occurred in respect of the Ship to which the relevant Advance relates; and

9.2.3	no Default shall have occurred and be continuing or would result from the making of the relevant Advance.

9.3	Waiver of conditions precedent

The conditions specified in this clause 9 are inserted solely for the benefit of the Banks and may be waived by the Agent (acting on the unanimous prior written consent of all the Lenders) in whole or in part and with or without conditions.

10	Events of Default

10.1	Events

There shall be an Event of Default if:

10.1.1

Non-payment: any Security Party fails to pay any sum payable by it under any of the Security Documents at the time, in the currency and in the manner stipulated in the Security Documents or the Underlying Documents (and so that, for this purpose, sums payable on demand shall be treated as having been paid at the stipulated time if paid within three (3) Banking Days of demand), unless any such failure to pay is caused by an administrative or technical error in the banking system, and payment of the relevant sum is made within 3 days of its due date; or

10.1.2

Breach of Insurance and certain other obligations: any of the Borrowers or any other person fails to obtain and/or maintain the Insurances for any Mortgaged Ship in accordance with the requirements of the relevant Ship Security Documents or if any insurer in respect of such Insurances cancels such Insurances or disclaims liability by reason, in either case, of mis-statement in any proposal for such Insurances or for any other failure or default on the part of any of the Borrowers or any other person, or any of the Borrowers commits any breach of or omits to observe any of the obligations or undertakings expressed to be assumed by them under clauses 8.1.5 or 8.1.18 or 8.2 or 8.3 or 8.4 or 8.5 of this Agreement, or which have been assumed by them pursuant to the proviso at the end of this clause 10.1, or the Corporate Guarantor commits any breach of or omits to observe any of the obligations or undertakings expressed to be assumed by it under clauses 5.1.4 or 5.1.5 or 5.2 or 5.3 of the Corporate Guarantee; or

10.1.3

Breach of other obligations: any Security Party or any Manager commits any breach of or omits to observe any of its obligations or undertakings expressed to be assumed by it under any of the Security Documents or a Manager’s Undertaking to which it is a party (other than those referred to in clauses 10.1.1 and 10.1.2 above) and, in respect of any such breach or omission which in the opinion of the Agent (acting on the instructions of the Majority Banks) is capable of remedy, such action as the Agent (acting on the instructions of the Majority Banks) may require shall not have been taken within twenty (20) days of the Agent notifying the relevant Security Party or (as the case may be) any Manager of such default and of such required action; or

10.1.4

Misrepresentation: any representation or warranty made or deemed to be made or repeated by or in respect of any Security Party in or pursuant to any of the Security Documents to which it is a party or in any notice, certificate or statement referred to in or delivered under any of the Security Documents to which it is a party is or proves to have been incorrect or misleading in any material respect; or

10.1.5

Cross-default: any Borrowed Money of any Security Party is not paid when due or any Borrowed Money of any Security Party becomes (whether by declaration or automatically in accordance with the relevant agreement or instrument constituting the same) due and payable prior to the date when it would otherwise have become due (unless as a result of the exercise by the relevant Security Party of a voluntary or mandatory right of prepayment), or any creditor of any Security Party becomes entitled to declare any such Borrowed Money due and payable and has sent a notice of default (or similar notice setting out the event which makes it so entitled), or any facility or commitment available to any Security Party relating to Borrowed Money is withdrawn, suspended or cancelled by reason of any default (however described) of the person concerned (unless the relevant Security Party shall have satisfied the Agent that such withdrawal, suspension or cancellation will not affect or prejudice in any material way the relevant Security Party’s ability to pay its debts as they fall due and fund its commitments), or any guarantee given by any Security Party in respect of Borrowed Money is not honoured when due and called upon Provided that:

(a)

in the case of each Security Party (other than the Corporate Guarantor), the amount or aggregate amount at any one time of all Borrowed Money of that Security Party in relation to which any of the foregoing events shall have occurred and be continuing is equal to or greater than One million Dollars ($1,000,000) or its equivalent in the currency in which the same is denominated and payable;

(b)

in the case of the Corporate Guarantor only, the amount or aggregate amount at any one time of all Borrowed Money of the Corporate Guarantor in relation to which any of the foregoing events shall have occurred and be continuing is equal to or greater than Three million Dollars ($3,000,000) or its equivalent in the currency in which the same is denominated and payable;

For the avoidance of doubt, for the purposes of this clause 10.1.5, “Borrowed Money” shall not include any amounts owing to the Creditors under this Agreement and/or any of the other Security Documents; or

10.1.6

Legal process: any judgment or order is made against any Security Party in respect of an amount exceeding $1,000,000 in the case of the Corporate Guarantor or $3,000,000 in the case of any other Security Party, and the same is not stayed or complied with within fifteen (15) days; or a creditor attaches or takes possession of, or a distress, execution, sequestration or other process is levied or enforced upon or sued out against, any of the undertaking, assets, rights or revenues of any Security Party in respect of an amount exceeding $1,000,000 in the case of the Corporate Guarantor or $3,000,000 in the case of any other Security Party, and the same is not discharged within fifteen (15) days; or

10.1.7

Insolvency: any Security Party or the Refund Guarantor is unable or admits inability to pay its debts as they fall due; or suspends making payments on any of its debts or announces an intention to do so; or becomes insolvent; or suffers the declaration of a moratorium in respect of any of its Indebtedness; or any corporate action, legal proceedings or other procedure or step is taken in relation to any of the above Provided however that:

	(a)	mere discussion about the mere possibility of taking any such a step in relation to any of the above during a board meeting, shall not constitute an Event of Default under this clause 10.1.7;

(b)

a mere petition or legal proceedings initiated by a third party, which the Borrowers can demonstrate to the satisfaction of the Agent in its absolute discretion, by providing an opinion of leading counsel to that effect, is frivolous, vexatious or an abuse of the process of the court or relates to a claim to which the relevant Security Party has a good defence and which is being vigorously contested by the relevant Security Party, shall not constitute an Event of Default under this clause 10.1.7; or

10.1.8	Reduction or loss of capital: a meeting is convened by any Borrower for the purpose of passing any resolution to reduce or redeem any of its share capital; or

10.1.9

Winding up: any corporate action, legal proceedings or other procedure or step is taken for the purpose of winding-up any Security Party or the Refund Guarantor; or an order is made or resolution passed for the winding up of any Security Party or the Refund Guarantor; or a notice is issued convening a meeting for the purpose of passing any such resolution unless, in the case of an involuntary petition, the petition is being contested in good faith and on substantial grounds and is dismissed or withdrawn within thirty (30) days of the presentation of the petition above (but mere discussion about the mere possibility of taking any such a step in relation to any of the above during a board meeting, shall not constitute an Event of Default); or

10.1.10

Administration: any petition is presented, notice given or other step is taken for the purpose of the appointment of an administrator of any Security Party or the Refund Guarantor or an administration order is made in relation to any Security Party or the Refund Guarantor; or

10.1.11

Appointment of receivers, managers etc.: any administrative or other receiver, liquidator, compulsory manager or other similar officer is appointed of any Security Party or the Refund Guarantor or any part of its assets and/or undertaking or any other steps are taken to enforce any Encumbrance over all or any part of the assets of any Security Party; or

10.1.12

Compositions: any corporate action, legal proceedings or other procedures or steps are taken, or negotiations commenced, by any Security Party or by any of its creditors with a view to the general readjustment or rescheduling of all or part of its indebtedness or to proposing any kind of composition, compromise or arrangement involving such company and any of its creditors; or

10.1.13

Analogous proceedings: there occurs, in relation to any Security Party or the Refund Guarantor, in any country or territory in which any of them carries on business or to the jurisdiction of whose courts any part of their assets is subject, any event which, in the reasonable opinion of the Agent, appears in that country or territory to correspond with, or have an effect equivalent or similar to, any of those mentioned in clauses 10.1.6 to 10.1.12 (inclusive) in respect of that Security Party and/or the Refund Guarantor (as the case may be) or any Security Party or the Refund Guarantor otherwise becomes subject, in any such country or territory, to the operation of any law relating to insolvency, bankruptcy or liquidation; or

10.1.14	Cessation of business: any Security Party or the Refund Guarantor suspends or ceases to carry on its business; or

10.1.15

Seizure: all or a material part of the undertaking, assets, rights or revenues of, or shares or other ownership interests in, any Security Party are seized, nationalised, expropriated or compulsorily acquired by or under the authority of any government; or

10.1.16

Invalidity: any of the Security Documents or a Refund Guarantee shall at any time and for any reason become invalid or unenforceable or otherwise cease to remain in full force and effect, or if the validity or enforceability of any of the Security Documents or a Refund Guarantee shall at any time and for any reason be contested by any Security Party or any other person which is a party thereto or (in the case of a Refund Guarantee) by the Refund Guarantor, or if any such Security Party or (as the case may be) the Refund Guarantor or such other person shall deny that it has any, or any further, liability thereunder; or

10.1.17

Unlawfulness: it becomes impossible or unlawful at any time for any Security Party, to fulfil any of the covenants and obligations expressed to be assumed by it in any of the Security Documents or for a Creditor to exercise the rights or any of them vested in it under any of the Security Documents or otherwise, unless the Majority Banks are satisfied that through the implementation of alternative arrangements satisfactory to the Majority Banks, the unlawfulness or impossibility will be overcome or rectified within 10 days from its occurrence but without in the meantime jeopardising in any way the position of the Creditors under this Agreement and the other Security Documents or the Encumbrances created by the Security Documents (and such unlawfulness or impossibility is actually overcome or rectified within such 10 day period); or

10.1.18	Repudiation: any Security Party repudiates any of the Security Documents or threatens, or expresses an intention, to repudiate any of the Security Documents; or

10.1.19	Encumbrances enforceable: any Encumbrance (other than Permitted Liens) in respect of any of the property (or part thereof) which is the subject of any of the Security Documents becomes enforceable; or

10.1.20

Material adverse effect: any other event occurs or any other circumstances arise or develop including, without limitation, a material adverse change in the financial position, state of affairs or prospects of any Borrower or the Corporate Guarantor, in light of which the Majority Banks reasonably consider that there is a significant risk that any Borrower or the Corporate Guarantor or any other Security Party is, or will later become, unable to discharge its liabilities under the Security Documents as they fall due; or

10.1.21

Arrest: any Ship is arrested, confiscated, seized, taken in execution, impounded, forfeited, detained in exercise or purported exercise of any possessory lien or other claim or otherwise taken from the possession of the relevant Borrower and the relevant Borrower shall fail to procure the release of such Ship within a period of ten (10) days thereafter; or

10.1.22

Registration: the registration of any Ship under the laws and flag of the relevant Flag State is cancelled or terminated without the prior written consent of the Majority Banks or the registration of such Ship is not renewed at least thirty (30) days prior to the expiry of such registration; or

10.1.23	Unrest: the Flag State of any Ship becomes involved in hostilities or civil war or there is a seizure of power in such Flag State by unconstitutional means if, in any such case:

(a)

such event could in the opinion of the Agent (acting on the instructions of the Majority Banks) reasonably be expected to have a material adverse effect on the security constituted by any of the Security Documents; and

(b) the Borrower owning such Ship has failed within thirty (30) days from receiving notice from the Agent (acting on the instructions of the Majority Banks) to this effect to:

(i) delete the relevant Ship from its existing Flag State;

(ii) register such Ship under another Flag State through a relevant Registry; and

(iii)

execute, at its own cost and expense, such other security (including a mortgage, deed of covenant and general assignment) in favour of the Creditors over the relevant Ship, its Earnings, Insurances and Requisition Compensation, as the Agent may in its reasonable discretion require; or

10.1.24

Environment: any Borrower and/or any of their respective Environmental Affiliates fails to comply with any Environmental Law or any Environmental Approval or any of the Ships is involved in any incident which gives rise to an Environmental Claim if, in any such case, such non-compliance or incident or the consequences thereof could, in the opinion of the Majority Banks acting through the Agent, reasonably be expected to have a material adverse effect on the ability of any Security Party to perform all or any of its obligations under or otherwise to comply with the terms of any of the Security Documents; or

10.1.25	P&I: any Borrower or any other person fails or omits to comply with any requirements of the protection and indemnity association or other insurer with which a Ship is entered for insurance or insured against protection and indemnity risks (including oil pollution risks) to the effect that any cover (including, without limitation, any cover in respect of liability for Environmental Claims arising in jurisdictions where such Ship operates or trades) is liable to cancellation, qualification or exclusion at any time; or

10.1.26	Shareholdings: without the prior written consent of the Majority Banks:

	(a)	any of the Borrowers ceases at any time to be a wholly-owned direct Subsidiary of the Corporate Guarantor; or

	(b)	at any time members of the Konstantakopoulos Family cease to control any of the Managers; or

(c)

any person, or persons acting in concert (other than any financial institution acting as a passive investor), at any time (i) control the Corporate Guarantor or (ii) become, directly or indirectly, the legal and/or beneficial and/or ultimate beneficial owners of a higher percentage of the total issued share capital of the Corporate Guarantor, than the percentage of the total issued share capital of the Corporate Guarantor ultimately and beneficially owned by all members of the Konstantakopoulos Family at that time; or

(d)

at any time while the shares of the Corporate Guarantor are listed and trade on the New York Stock Exchange, members of the Konstantakopoulos Family cease (i) to control the Corporate Guarantor or (ii) to be the ultimate beneficial owners of at least forty per cent (40%) of the total issued share capital, or of the total issued voting share capital, of the Corporate Guarantor (either directly or indirectly); or

(e)

at any time after the shares of the Corporate Guarantor are de-listed or cease to trade on the New York Stock Exchange, members of the Konstantakopoulos Family cease (i) to control the Corporate Guarantor or (ii) to be the ultimate beneficial owners of one hundred per cent (100%) of the total issued share capital, or of the total issued voting share capital, of the Corporate Guarantor (either directly or indirectly); or

10.1.27

Termination or variation of Assigned Contracts: any Assigned Contract is terminated or rescinded for any reason whatsoever (except with the prior written consent of the Majority Banks); or any Assigned Contract is frustrated; or any Assigned Contract is varied in any manner not permitted by or pursuant to the relevant Pre-delivery Security Assignment or this Agreement; or

10.1.28

Termination of Assigned Refund Guarantees: any Assigned Refund Guarantee is repudiated, cancelled, rescinded or otherwise terminated or expires (other than by the return of such Assigned Refund Guarantee by the relevant Borrower to the Builder and/or the Refund Guarantor following the Delivery of the relevant Ship); or

10.1.29

Non-Delivery of Ship or non-drawing of Delivery Advance: any Ship is not delivered to, and accepted by, the relevant Borrower under the relevant Assigned Contract or the Delivery Advance for such Ship is not drawn down, in either case, on or before the Final Availability Date for the Delivery Advance relevant to such Ship; or

10.1.30

Builder’s defaults: any of the events specified in Article XI.3 of any Assigned Contract occurs in respect of the Builder, unless the relevant Borrower has terminated such Assigned Contract within 30 days after the earlier of (a) the Borrowers or any of them becoming aware of such event and (b) the Agent notifying the Borrowers that such event has taken place; or

10.1.31

Payments under Refund Guarantees: any claim made under any Assigned Refund Guarantee is not paid by the Refund Guarantor, at the time specified by, and in accordance with, the terms of that Assigned Refund Guarantee after receipt by the Refund Guarantor of the relevant written demand thereunder; or

10.1.32	Operating Accounts: moneys are withdrawn from any of the Operating Accounts other than in accordance with clause 14; or

10.1.33

Licences, etc: any licence, authorisation, consent or approval at any time necessary to enable any Security Party to comply with its material obligations under the Security Documents or the Underlying Documents is revoked or withheld or modified or is otherwise not granted or fails to remain in full force and effect or if any exchange control or other law or regulation shall exist which would make any transaction under the Security Documents or the Underlying Documents or the continuation thereof, unlawful or would prevent the performance by any Security Party of any term of any of the Security Documents or the Underlying Documents, unless, in the case of unlawfulness referred to above, the Majority Banks are satisfied that through the implementation of alternative arrangements satisfactory to the Majority Banks, the unlawfulness will be overcome or rectified within 10 days from its occurrence but without in the meantime jeopardising in any way the position of the Creditors under this Agreement and the other Security Documents or the Encumbrances created by the Security Documents (and such unlawfulness is actually overcome or rectified within such 10 day period),

Provided however that:

(a)

there shall not be an Event of Default if any of the events or circumstances described in clauses 10.1.7, 10.1.9, 10.1.10, 10.1.11, 10.1.13 and 10.1.14 takes place solely and exclusively with respect to the Refund Guarantor and, within fifteen (15) days after the earlier of (1) the date when the Borrowers or any of them becomes aware that the relevant event or the relevant circumstances have occurred or started to exist and (2) the date when the Agent notifies the Borrowers in writing that the relevant event or the relevant circumstances have occurred or exist:

(i)

the Borrowers have (A) arranged the issuing of new substitute refund guarantees for each Assigned Contract in favour of the relevant Borrower, in form and substance substantially similar to the Assigned Refund Guarantees and issued by a bank acceptable to the Agent (acting on the instructions of the Majority Banks in their discretion), (B) assigned in favour of the Security Agent (at the expense of the Borrowers) the benefit of such substitute Refund Guarantees by executing security assignment agreements in a form similar to the Pre-delivery Security Assignments (and have delivered to the Security Agent any notices of assignment and have used their best endeavours to deliver to the Security Agent acknowledgements or further documents required to be delivered pursuant thereto) and (C) provided the Agent (at the expense of the Borrowers) with any legal opinion in respect of the matters referred to in this paragraph (a)(i) in form and substance satisfactory to the Agent; or

		(ii)	the Borrowers have prepaid the Loan in full;

(b)

there shall not be an Event of Default if any of the events or circumstances described in clauses 10.1.27, 10.1.28, 10.1.29, 10.1.30 or 10.1.31 shall occur with respect to an Assigned Contract or an Assigned Refund Guarantee (as the case may be), and, within fifteen (15) days after the earlier of (1) the date when the Borrowers or any of them becomes aware that the relevant event or the relevant circumstances have occurred or started to exist and (2) the date when the Agent notifies the Borrowers in writing that the relevant event or the relevant circumstances have occurred or exist:

the Borrowers have prepaid in full the Tranche for the Ship to which such Assigned Contract or Assigned Refund Guarantee relates;

(c)

the Borrowers shall not be entitled to serve a Drawdown Notice during the fifteen (15) day periods referred to in paragraphs (a) and (b) above, unless the circumstances referred to therein cease to exist and the Borrowers have complied with their obligations thereunder.

10.2	Acceleration

The Agent may, and if so requested by the Majority Banks shall, without prejudice to any other rights of the Banks, at any time after the occurrence of an Event of Default and while the same is then continuing, by notice to the Borrowers:

10.2.1	declare that the obligation of each Bank to make available its Commitment shall be terminated, whereupon the Total Commitment shall be reduced to zero; and/or

10.2.2

declare that the Loan and all interest and commitment commission accrued and all other sums payable under the Security Documents have become due and payable, whereupon the same shall, immediately or at any other time specified in such notice, become due and payable.

10.3	Demand basis

If, pursuant to clause 10.2.2, the Agent declares the Loan to be due and payable on demand, the Agent may (and if so instructed by the Majority Banks shall) by written notice to the Borrowers call for repayment of the Loan on such date as may be specified whereupon the Loan shall become due and payable on the date so specified together with all interest and commitment commission accrued and all other sums payable under this Agreement.

10.4	Position of Swap Providers

Neither the Agent nor the Security Agent shall be obliged, in connection with any action taken or proposed to be taken under or pursuant to the foregoing provisions of this clause 10, to have any regard to the requirements of any Swap Provider except to the extent that that Swap Provider is also a Bank.

11	Indemnities

11.1	Miscellaneous indemnities

The Borrowers shall on demand indemnify each Creditor, without prejudice to any of such Creditor’s other rights under any of the Security Documents, against any loss (but excluding loss of Margin) or expense which such Creditor shall certify as sustained or incurred by it as a consequence of:

11.1.1	any default by any Security Party in payment of any sum under any of the Security Documents when due;

11.1.2	the occurrence of any other Event of Default;

11.1.3

any prepayment of an Advance or Tranche (or any part thereof) being made under clauses 2.10, 4.2, 4.4, 8.2.1(a) or 12.1 or any other repayment or prepayment of an Advance or Tranche being made otherwise than on an Interest Payment Date relating to the part of the Advance or Tranche prepaid or repaid (but provided that any loss payable to a Bank under this clause 11.1.3 shall not exceed the amount (if any) by which (a) the additional interest which would have been payable to that Bank on the amounts so prepaid had they been repaid on such Interest Payment Date, exceeds (b) the amount of interest which, in the opinion of that Bank, would be payable to that Bank in respect of a deposit in Dollars in an amount similar to the amount so prepaid, if placed by that Bank with a prime bank in London for a period starting on the day of such prepayment and ending on such Interest Payment Date);

11.1.4	any Advance not being made for any reason (excluding any default by the Agent or any Bank) after the Drawdown Notice for such Advance has been given,

including, in any such case, but not limited to, any loss or expense sustained or incurred by the relevant Creditor in maintaining or funding its Contribution or, as the case may be, its Commitment (or any part thereof) or in liquidating or re-employing deposits from third parties acquired to effect or maintain its Contribution or, as the case may be, its Commitment (or any part thereof) or in terminating or reversing or otherwise in connection with, any interest rate and/or currency swap or other derivative transaction or other arrangement entered into by a Creditor (whether with another legal entity or with another office or department of such Creditor) to hedge any exposure arising under this Agreement by the Swap Providers under the Master Agreements or in terminating, reversing, or otherwise in connection with, any open position arising under this Agreement, or any other amount owing to such Creditor.

11.2	Currency indemnity

If any sum due from any of the Borrowers under any of the Security Documents or any order or judgment given or made in relation thereto has to be converted from the currency (the “first currency”) in which the same is payable under the relevant Security Document or under such order or judgment into another currency (the “second currency”) for the purpose of (a) making or filing a claim or proof against the Borrowers or any of them, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgment given or made in relation to any of the Security Documents, the Borrowers shall indemnify and hold harmless each Creditor from and against any loss suffered as a result of any difference between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which the relevant Creditor may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof. Any amount due from the Borrowers under this clause 11.2 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of any of the Security Documents and the term “rate of exchange” includes any premium and costs of exchange payable in connection with the purchase of the first currency with the second currency.

11.3	Environmental indemnity

The Borrowers shall indemnify each Creditor on demand and hold it harmless from and against all costs, expenses, payments, charges, losses, demands, liabilities, actions, proceedings (whether civil or criminal), penalties, fines, damages, judgements, orders, sanctions or other outgoings of whatever nature (including, without limitation, those arising under Environmental Laws) which may be suffered, incurred or paid by, or made or asserted against such Creditor at any time, whether before or after the repayment in full of all amounts of principal and interest under this Agreement, relating to, or arising directly or indirectly in any manner or for any cause or reason whatsoever out of an Environmental Claim made or asserted against such Creditor if such Environmental Claim would or could not have been, or been capable of being, made or asserted against such Creditor if it had not entered into any of the Security Documents and/or exercised any of its rights, powers and discretions thereby conferred and/or performed any of its obligations thereunder and/or been involved in any of the transactions contemplated by the Security Documents.

11.4	Waiver

In no event shall a Creditor or any of its Related Companies or any of their respective officers or directors be liable on any theory of liability for any special, indirect, consequential or punitive damages and each Borrower hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favour.

11.5	General indemnity

The Borrowers jointly and severally hereby indemnify and agree to hold harmless the Creditors and each of their respective Related Companies and each of their respective officers, directors, employees, agents, advisors and representatives (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities, costs, legal and other expenses (altogether the “Losses”), joint or several, that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or relating to any claim, investigation, litigation or proceeding (or the preparation of any defence with respect thereto) commenced or threatened in relation to the Security Documents or any of them (or the transactions contemplated hereby or thereby) or any use made or proposed to be made with the proceeds of the Loan. This indemnity shall apply whether or not such claims, investigation, litigation or proceeding is brought by the Borrowers or any of them, any other Security Party, any other member of the Group, any of their respective shareholders or creditors, an Indemnified Party or any other person, or an Indemnified Party is otherwise a party thereto, except to the extent that such Losses are found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or wilful misconduct.

12	Unlawfulness, increased costs and mitigation

12.1	Unlawfulness

If it is or becomes contrary to any law or regulation for any Bank to contribute to an Advance or to maintain its Commitment or fund the Loan or perform any of its other obligations under this Agreement, such Bank shall promptly, through the Agent, give notice to the Borrowers whereupon:

(a) such Bank’s Commitment shall be reduced to zero; and

(b)

the Borrowers shall be obliged to prepay such Bank’s Contribution either (A) forthwith or (B) on a future specified date not being later than the latest date permitted by the relevant law or regulation together with interest and commissions accrued to the date of prepayment and all other sums payable by the Borrowers under this Agreement and/or the Master Swap Agreements.

12.2	Increased costs

If the result of any change in, or in the interpretation or application of, or the introduction of, any Capital Adequacy Law or of compliance by a Bank with any Capital Adequacy Law (excluding a switch of that Bank from one Basel II approach to another unless it is mandatorily required by law) is to:

12.2.1

subject any Bank to Taxes or change the basis of Taxation of any Bank with respect to any payment under any of the Security Documents (other than Taxes or Taxation on the overall net income, profits or gains of such Bank imposed in the jurisdiction in which its principal or lending office under this Agreement is located); and/or

12.2.2

increase the cost to, or impose an additional cost on any Bank or its holding company in making or keeping such Bank’s Commitment available or maintaining or funding all or part of such Bank’s Contribution; and/or

12.2.3	reduce the amount payable or the effective return to any Bank under any of the Security Documents; and/or

12.2.4

reduce any Bank’s or its holding company’s rate of return on its overall capital by reason of a change in the manner in which it is required to allocate capital resources to such Bank’s obligations under any of the Security Documents; and/or

12.2.5	require any Bank or its holding company to make a payment or forego a return on or calculated by reference to any amount received or receivable by such Bank under any of the Security Documents; and/or

12.2.6	require any Bank or its holding company to incur or sustain a loss by reason of being obliged to deduct all or part of its Commitment or the Loan,

then and in each such case (subject to clause 12.3):

(a) such Bank shall (through the Agent) notify the Borrowers in writing of such event promptly upon its becoming aware of the same; and

(b)

the Borrowers shall on demand pay to the Agent for the account of such Bank at any time after the expiry of the Negotiation Period (and whether or not the Loan or any part thereof has then been repaid or prepaid), pay to such Bank the amount which such Bank specifies (in a certificate (which shall be conclusive on the Borrowers in the absence of manifest error) setting forth the basis of the computation of such amount but not including any matters which such Bank or its holding company regards as confidential) is required to compensate such Bank (or its holding company) for such liability to Taxes, alternative funding, increased cost, reduction, payment, loss or foregone return (as the case may be).

For the purposes of this clause 12.2 and clause 12.4, “holding company” means the company or entity (if any) within the consolidated supervision of which a Bank is included.

12.3	Exception

Nothing in clause 12.2 shall entitle any Bank to receive any amount in respect of compensation for any such liability to Taxes, increased or additional cost, reduction, payment, foregone return or loss to the extent that the same is the subject of an additional payment under clause 6.6.

12.4	Mitigation and Tax credits

12.4.1	Mitigation

If circumstances arise which would, or would upon the giving of notice, result in an increased payment required to be made by the Borrowers under clause 6.6 or clause 12.2 then, without in any way limiting the obligations of the Borrowers under either of these clauses, the relevant Bank shall use reasonable endeavours to transfer its obligations, liabilities and rights under this Agreement and the other Security Documents to another of its offices not affected by the circumstances which gave rise to such increased payment, but no Bank shall be under any obligation to take any such action, and, in any event, it shall not do so if in its opinion, to do so would or might:

(a) be prejudicial to such Bank (or, as the case may be, its holding company); or

(b) have an adverse effect on such Bank’s or its holding company’s business, operations, administration or financial condition; or

(c)

involve such Bank or its holding company in any activity which is unlawful or prohibited or any activity that is contrary to, or inconsistent, with any regulation or such Bank’s general banking policies; or

(d) involve such Bank or its holding company in any expense (unless indemnified to its satisfaction) or tax disadvantage.

12.4.2	Tax credits

If a Bank receives for its own account a repayment or credit in respect of tax on account for which the Borrowers have made an increased payment under clause 6.6, it shall pay to the Borrowers a sum equal to the repayment or credit received, provided always that:

(a)

such Bank can do so without prejudicing the retention of the amount of such repayment or credit and without prejudice to the right of such Bank to obtain any other relief or allowance which may be available to it;

(b)

such Bank shall not be obliged to allocate to this transaction any part of a tax repayment or credit which is referable to a number of transactions if the Loan does not fall within such number of transactions;

(c)

nothing in this clause shall entitle the Borrowers to enquire about such Bank’s tax affairs or oblige such Bank to arrange its tax affairs in any particular manner, to disclose any information regarding its tax affairs and computations, to claim any type of relief, credit, allowance or deduction instead of, or in priority to, another or to make any such claim within any particular time;

(d)

nothing in this clause shall oblige such Bank to make a payment which exceeds any repayment or credit in respect of tax on account of which the Borrowers have made an increased payment under clause 6.6; and

(e) any allocation or determination made by such Bank under or in connection with this clause shall be prima facie evidence of the payment due to the Borrowers under this clause 12.4.2.

13	Security, set-off and pro-rata payments

13.1	Application of moneys

All moneys received by the Agent and/or the Security Agent under or pursuant to any of the Security Documents and expressed to be applicable in accordance with the provisions of this clause 13.1 or in a manner determined in the Security Agent’s or (as the case may be) the Agent’s discretion, shall be applied in the following manner:

13.1.1

first, in or towards payment, on a pro rata basis, of all unpaid costs and expenses which may be owing to the Agent and/or the Security Agent and/or the Swap Providers or any of them under any of the Security Documents;

13.1.2	secondly, in or towards payment, on a pro rata basis, of any unpaid fees and commissions payable to the Creditors (other than the Swap Providers) or any of them;

13.1.3	thirdly, in or towards payment, on a pro rata basis, of any arrears of interest owing in respect of the Loan or any part thereof;

13.1.4	fourthly, in or towards repayment, on a pro rata basis, of the Loan;

13.1.5

fifthly, in or towards payment, on a pro rata basis, to any Bank for any loss suffered by reason of any such payment in respect of principal not being effected on an Interest Payment Date relating to the part of the Loan repaid and which amounts are so payable under this Agreement;

13.1.6

sixthly, in or towards payment to any Creditor (other than the Swap Providers) of any other sums owing to it under any of the Security Documents (and if such sums are owing to more than one Creditor, as between such Creditors on a pro rata basis); and

13.1.7	seventhly, in or towards payment to the Swap Providers of any sums owing to them under the Master Swap Agreements;

13.1.8	eighthly, the surplus (if any) shall be paid to the Borrowers or to whomsoever else may be entitled to receive such surplus.

13.2	Set-off

13.2.1

The Borrowers authorise each Creditor (without prejudice to any of such Creditor’s rights at law, in equity or otherwise), at any time following the occurrence of an Event of Default and while the same is continuing and with notice to the Borrowers, to apply any credit balance to which the Borrowers or any of them is then entitled standing upon any account of the Borrowers or any of them with any branch of such Creditor in or towards satisfaction of any sum due and payable from the Borrowers or any of them to such Creditor under any of the Security Documents. For this purpose, each Creditor is authorised to purchase with the moneys standing to the credit of such account such other currencies as may be necessary to effect such application.

13.2.2

No Creditor shall be obliged to exercise any right given to it by this clause 13.2. Each Creditor shall notify the Borrowers through the Agent forthwith upon the exercise or purported exercise of any right of set-off giving full details in relation thereto and the Agent shall inform the other Creditors.

13.2.3	Nothing in this clause 13.2 shall be effective to create an Encumbrance or any other security interest.

13.3	Pro rata payments

13.3.1

If at any time any Bank (the “Recovering Bank”) receives or recovers any amount owing to it by the Borrowers under this Agreement by direct payment, set-off or in any manner other than by payment through the Agent pursuant to clauses 6.1 or 6.9 (not being a payment received from a Transferee Bank or a sub-participant in such Bank’s Contribution or any other payment of an amount due to the Recovering Bank for its sole account pursuant to clauses 3.6, 5, 6.6, 11.1, 11.2, 12.1, or 12.2), the Recovering Bank shall, within two (2) Banking Days of such receipt or recovery (a “Relevant Receipt”) notify the Agent of the amount of the Relevant Receipt. If the Relevant Receipt exceeds the amount which the Recovering Bank would have received if the Relevant Receipt had been received by the Agent and distributed pursuant to clause 6.1 or 6.9 (as the case may be) then:

(a) within two (2) Banking Days of demand by the Agent, the Recovering Bank shall pay to the Agent an amount equal (or equivalent) to the excess;

(b)

the Agent shall treat the excess amount so paid by the Recovering Bank as if it were a payment made by the Borrowers and shall distribute the same to the Banks (other than the Recovering Bank) in accordance with clause 6.9; and

(c)

as between the Borrowers and the Recovering Bank the excess amount so re-distributed shall be treated as not having been paid but the obligations of the Borrowers to the other Banks shall, to the extent of the amount so re-distributed to them, be treated as discharged.

13.3.2

If any part of the Relevant Receipt subsequently has to be wholly or partly refunded by the Recovering Bank (whether to a liquidator or otherwise) each Bank to which any part of such Relevant Receipt was so re-distributed shall on request from the Recovering Bank repay to the Recovering Bank such Bank’s pro-rata share of the amount which has to be refunded by the Recovering Bank.

13.3.3	Each Bank shall on request supply to the Agent such information as the Agent may from time to time request for the purposes of this clause 13.3.

13.3.4

Notwithstanding the foregoing provisions of this clause 13.3, no Recovering Bank shall be obliged to share any Relevant Receipt which it receives or recovers pursuant to legal proceedings taken by it to recover any sums owing to it under this Agreement with any other party which has a legal right to, but does not, either join in such proceedings or commence and diligently pursue separate proceedings to enforce its rights in the same or another court (unless the proceedings instituted by the Recovering Bank are instituted by it without prior notice having been given to such party through the Agent).

13.4	No release

For the avoidance of doubt it is hereby declared that failure by any Recovering Bank to comply with the provisions of clause 13.3 shall not release any other Recovering Bank from any of its obligations or liabilities under clause 13.3.

13.5	No charge

The provisions of this clause 13 shall not, and shall not be construed so as to, constitute a charge by a Bank over all or any part of a sum received or recovered by it in the circumstances mentioned in clause 13.3.

13.6	Further assurance

The Borrowers jointly and severally undertake with each Creditor that the Security Documents shall both at the date of execution and delivery thereof and so long as any moneys are owing under any of the Security Documents be valid and binding obligations of the respective parties thereto and rights of each Bank enforceable in accordance with their respective terms and that they will, at their expense, execute, sign, perfect and do, and will procure the execution, signing, perfecting and doing by each of the other Security Parties of, any and every such further assurance, document, act or thing as in the reasonable opinion of the Majority Banks may be necessary for perfecting the security contemplated or constituted by the Security Documents.

13.7	Conflicts

In the event of any conflict between this Agreement and any of the other Borrowers’ Security Documents (other than the Master Swap Agreements), the provisions of this Agreement shall prevail.

14	Operating Accounts

14.1	General

The Borrowers jointly and severally undertake with each Creditor that they will:

14.1.1	on or before the first Drawdown Date, open the Operating Accounts; and

14.1.2

procure that all moneys payable to each Borrower in respect of the Earnings of such Borrower’s Ship shall, unless and until the Agent (acting on the instructions of the Majority Banks) directs to the contrary pursuant to the provisions of the relevant Ship Security Documents, be paid to the relevant Operating Account, Provided however that if any of the moneys paid to any of the Operating Accounts are payable in a currency other than Dollars, the Account Bank shall (and the Borrowers hereby irrevocably and unconditionally instruct the Account Bank to) convert such moneys into Dollars at the Account Bank’s spot rate of exchange at the relevant time for the purchase of Dollars with such currency and the term “spot rate of exchange” shall include any premium and costs of exchange payable in connection with the purchase of Dollars with such currency.

14.2	Operating Accounts: withdrawals

Moneys payable to each Operating Account in respect of Earnings of the relevant Ship shall be at the free disposal of each Borrower and each Borrower may withdraw moneys from its Operating Account. However, if an Event of Default occurs and while the same is continuing, no Borrower shall be entitled to withdraw any moneys from its Operating Account for so long as any moneys are owing under the Security Documents.

14.3	Application of Operating Accounts

14.3.1

At any time after the occurrence of an Event of Default and while the same is continuing, the Agent may (and on the instructions of the Majority Banks shall), with notice to the Borrowers, instruct the Account Bank to apply all moneys then standing to the credit of an

Operating Account, together with interest from time to time accruing or accrued thereon in the manner specified in clause 13.1.

14.4	Operating Account terms

Amounts standing to the credit of each Operating Account shall (unless otherwise agreed between the Account Bank and the Borrowers) bear interest at the rates from time to time offered by the Account Bank to its customers for Dollar deposits in comparable amounts for comparable periods. Interest shall accrue on each Operating Account from day to day and be calculated on the basis of actual days elapsed and a three hundred and sixty (360) day year and shall be credited to the relevant Operating Account at such times as the Account Bank and the Borrowers shall agree.

14.5	Pledging of Operating Accounts

The Operating Accounts and all amounts from time to time standing to the credit thereof shall be subject to the security constituted and the rights conferred by the Operating Account Assignments.

15	Assignment, transfer and lending office

15.1	Benefit and burden

This Agreement shall be binding upon, and enure for the benefit of, the Creditors and the Borrowers and their respective successors in title.

15.2	No assignment by Borrowers

No Borrower may assign or transfer any of its rights or obligations under this Agreement.

15.3	Transfers by Banks

Subject to prior written consent of the Borrowers (which consent shall not unreasonably withheld and the request for which shall be promptly responded to), any Bank (the “Transferor Bank”) may at any time, cause all or any part of its rights, benefits and/or obligations under this Agreement and the Security Documents to be transferred to any other bank or financial institution (a “Transferee Bank”) by delivering to the Agent a Transfer Certificate duly completed and duly executed by the Transferor Bank and the Transferee Bank. No such transfer is binding on, or effective in relation to, the Borrowers or the Agent or the other Creditors unless (i) it is effected or evidenced by a Transfer Certificate which complies with the provisions of this clause 15.3 and is signed by or on behalf of the Transferor Bank, the Transferee Bank and the Agent (on behalf of itself, the Borrowers and the other Creditors) and (ii) such transfer of rights under the other Security Documents has been effected and registered to the satisfaction of the Agent. The Borrowers’ consent referred to above shall not be required in respect of a transfer if (1) the relevant Transferee Bank is a Related Company of the Transferor Bank and provided that the Borrowers would not pay additional amounts under clause 6.6 or clause 12.2 compared to the amounts payable by the Borrowers under such clauses immediately before such transfer or (2) an Event of Default has occurred which is continuing at the time of the relevant transfer. Upon signature of any such Transfer Certificate by the Agent, which signature shall be effected as promptly as is practicable after such Transfer Certificate has been delivered to the Agent, and subject to the terms of such Transfer Certificate, such Transfer Certificate shall have effect as set out below.

The following further provisions shall have effect in relation to any Transfer Certificate:

15.3.1	a Transfer Certificate may be in respect of a Bank’s rights in respect of all, or part of, its Commitment and shall be in respect of the same proportion of its Contribution;

15.3.2

a Transfer Certificate shall only be in respect of rights and obligations of the Transferor Bank and shall not transfer its rights and obligations as the Agent, or in any other capacity, as the case may be and such other rights and obligations may only be transferred in accordance with any applicable provisions of this Agreement;

15.3.3	a Transfer Certificate shall take effect in accordance with English law as follows:

(a)

to the extent specified in the Transfer Certificate, the Transferor Bank’s payment rights and all its other rights (other than those referred to in clause 15.3.2 above) under this Agreement are assigned to the Transferee Bank absolutely, free of any defects in the Transferor Bank’s title and of any rights or equities which the Borrowers had against the Transferor Bank;

(b) the Transferor Bank’s obligations are discharged to the extent specified in the Transfer Certificate;

(c) the Transferee Bank becomes a Bank with a Contribution, Commitment and Percentage of the amounts specified in the Transfer Certificate;

(d)

the Transferee Bank becomes bound by all the provisions of this Agreement and the Security Documents which are applicable to the Banks generally, including those about pro-rata sharing and the exclusion of liability on the part of, and the indemnification of, the Agent and the Security Agent and to the extent that the Transferee Bank becomes bound by those provisions, the Transferor Bank ceases to be bound by them;

(e)

an Advance or part of an Advance which the Transferee Bank makes after the Transfer Certificate comes into effect ranks in point of priority and security in the same way as it would have ranked had it been made by the Transferor Bank, assuming that any defects in the Transferor Bank’s title and any rights or equities of any Security Party against the Transferor Bank had not existed; and

(f)

the Transferee Bank becomes entitled to all the rights under this Agreement which are applicable to the Banks generally, including but not limited to those relating to the Majority Banks and those under clauses 3.6, 5 and 11.3 and to the extent that the Transferee Bank becomes entitled to such rights, the Transferor Bank ceases to be entitled to them;

15.3.4	the rights and equities of the Borrowers or of any other Security Party referred to above include, but are not limited to, any right of set-off and any other kind of cross-claim; and

15.3.5

the Borrowers, the Account Bank, the Security Agent, the Swap Providers and the Banks hereby irrevocably authorise and instruct the Agent to sign any such Transfer Certificate on their behalf and undertake not to withdraw, revoke or qualify such authority or instruction at any time. Promptly upon its signature of any Transfer Certificate, the Agent shall notify the Borrowers, the other Banks, the Transferor Bank and the Transferee Bank.

15.4	Reliance on Transfer Certificate

15.4.1

The Agent shall be entitled to rely on any Transfer Certificate believed by it to be genuine and correct and to have been presented or signed by the persons by whom it purports to have been presented or signed, and shall not be liable to any of the parties to this Agreement and the Security Documents for the consequences of such reliance.

15.4.2

The Agent shall at all times during the continuation of this Agreement maintain a register in which it shall record the name, Commitments, Contributions, Percentages and administrative details (including the lending office) from time to time of the Banks holding a Transfer Certificate and the date at which the transfer referred to in such Transfer Certificate held by each Bank was transferred to such Bank, and the Agent shall make the said register available for inspection by any Bank or any Borrower during normal banking hours upon receipt by the Agent of reasonable prior notice requesting the Agent to do so.

15.4.3

The entries on the said register shall, in the absence of manifest error, be conclusive in determining the identities of the Commitments, Contributions, Percentages and the Transfer Certificates held by the Banks from time to time and the principal amounts of such Transfer Certificates and may be relied upon by the Agent and the other Security Parties for all purposes in connection with this Agreement and the Security Documents.

15.5	Transfer fees and expenses

If any Bank causes the transfer of all or any part of its rights, benefits and/or obligations under the Security Documents, the Transferor Bank shall pay to the Agent on demand all costs, fees and expenses (including, but not limited to, legal fees and expenses), and all value added tax thereon, verified by the Agent as having been incurred by it and any other Bank in connection with such transfer.

15.6	Documenting transfers

If any Bank assigns all or any part of its rights or transfers all or any part of its rights, benefits and/or obligations as provided in clause 15.3, the Borrowers jointly and severally undertake with each Creditor, immediately on being requested to do so by the Agent and at the cost of the Transferor Bank, to enter into, and procure that the other Security Parties shall (at the cost of the Transferor Bank) enter into, such documents as may be necessary or desirable to transfer to the Transferee Bank all or the relevant part of such Bank’s interest in the Security Documents and all relevant references in this Agreement to such Bank shall thereafter be construed as a reference to the Transferor Bank and/or its Transferee Bank (as the case may be) to the extent of their respective interests. Any costs, fees and expenses incurred in relation to any such transfer will not in any case create any liability whatsoever on the part of the Borrowers for payment of the same whether under the Security Documents or otherwise.

15.7	Sub-participation

A Bank may sub-participate to any other bank or financial institution all or any part of its rights and/or obligations under the Security Documents without the consent of, or notice to, the Borrowers.

15.8	Lending office

Each Bank shall lend through its office at the address specified in schedule 1 or, as the case may be, in any relevant Transfer Certificate, or through any other office of such Bank selected from time to time by it through which such Bank wishes to lend for the purposes of this Agreement Provided that the Borrowers would not pay additional amounts under clause 6.6 or clause 12.2 compared to the amounts payable by the Borrowers under such clauses immediately before such change of lending office. If the office through which a Bank is lending is changed pursuant to this clause 15.8, such Bank shall notify the Agent promptly of such change and the Agent shall notify the Borrowers, the Security Agent, the Account Bank, the Swap Providers and the other Banks.

15.9	Disclosure of information by Banks

A Bank may, with the prior consent of the Agent in its discretion, disclose to a prospective assignee, transferee or to any other person who may propose entering into contractual relations with such Bank in relation to this Agreement such information about the Borrowers and/or the other Security Parties as such Bank shall consider appropriate Provided that the relevant Bank has entered into a confidentiality agreement with such person in connection with any such information.

15.10	No additional costs

If at the time of, or after, any assignment by a Bank of all or any part of its rights or benefits under this Agreement or any transfer by a Bank of any part of the rights, benefits and/or obligations under this Agreement, or any change in the office through which it lends for the purposes of this Agreement, the Borrowers or any of them would be obliged to pay to the assignee or the Transferee Bank or (in the case of a change of lending office) such Bank, under clauses 6.6 or 12.2 or any other term of a Security Document any sum in excess of the sum (if any) which it would have been obliged to pay to such Bank under the relevant clause in the absence of such assignment, transfer or change, the Borrowers shall not be obliged to pay that excess.

16	Agent and Security Agent

16.1	Appointment of the Agent

Each Bank and each Swap Provider irrevocably appoints the Agent as its agent for the purposes of this Agreement and such of the Security Documents to which it may be appropriate for the Agent to be party. By virtue of such appointment, each of the Banks and the Swap Providers hereby authorises the Agent:

16.1.1	to execute such documents as may be approved by the Majority Banks for execution by the Agent; and

16.1.2

(whether or not by or through employees or agents) to take such action on such Bank’s, and each Swap Provider’s behalf and to exercise such rights, remedies, powers and discretions as are specifically delegated to the Agent by this Agreement and/or any other Security Document, together with such powers and discretions as are reasonably incidental thereto.

16.2	Agent’s actions

Any action taken by the Agent under or in relation to this Agreement or any of the other Security Documents whether with requisite authority or on the basis of appropriate instructions, received from the Majority Banks and/or the Swap Providers (or as otherwise duly authorised) shall be binding on all the Banks and the Swap Providers.

16.3	Agent’s duties

The Agent shall:

16.3.1

promptly notify each Bank and each Swap Provider of the contents of each notice, certificate or other document received by it from the Borrowers under or pursuant to clauses 8.1.1, 8.1.5 and 8.1.7; and

16.3.2

(subject to the other provisions of this clause 16) take (or instruct the Security Agent to take) such action or, as the case may be, refrain from taking (or authorise the Security Agent to refrain from taking) such action with respect to the exercise of any of its rights, remedies, powers and discretions as agent, as the Majority Banks may direct.

16.4	Agent’s rights

The Agent may:

16.4.1

in the exercise of any right, remedy, power or discretion in relation to any matter, or in any context, not expressly provided for by this Agreement or any of the other Security Documents, act or, as the case may be, refrain from acting (or authorise the Security Agent to act or refrain from acting) in accordance with the instructions of the Banks and/or the Swap Providers, and shall be fully protected in so doing;

16.4.2

unless and until it shall have received directions from the Majority Banks, take such action or, as the case may be, refrain from taking such action (or authorise the Security Agent to take or refrain from taking such action) in respect of a Default of which the Agent has actual knowledge as it shall deem advisable in the best interests of the Banks and the Swap Providers (but shall not be obliged to do so);

16.4.3

refrain from acting (or authorise the Security Agent to refrain from acting) in accordance with any instructions of the Banks and/or the Swap Providers to institute any legal proceedings arising out of or in connection with this Agreement or any of the other Security Documents until it and/or the Security Agent has been indemnified and/or secured to its satisfaction against any and all costs, expenses or liabilities (including legal fees) which it would or might incur as a result;

16.4.4

deem and treat (i) each Bank as the person entitled to the benefit of the Contribution of such Bank for all purposes of this Agreement unless and until a notice shall have been filed with the Agent pursuant to clause 15.3 and shall have become effective, and (ii) the office set opposite the name of each of the Banks in schedule 1 as such Bank’s lending office unless and until a written notice of change of lending office shall have been received by the Agent and the Agent may act upon any such notice unless and until the same is superseded by a further such notice;

16.4.5

rely as to matters of fact which might reasonably be expected to be within the knowledge of any Security Party upon a certificate signed by any director or officer of the relevant Security Party on behalf of the relevant Security Party; and

16.4.6	do anything which is in its opinion necessary or desirable to comply with any law or regulation in any jurisdiction.

16.5	No liability of the Agent

Neither the Agent nor any of its employees and agents shall:

16.5.1

be obliged to make any enquiry as to the use of any of the proceeds of the Loan unless (in the case of the Agent) so required in writing by a Bank, in which case the Agent shall promptly make the appropriate request to the Borrowers; or

16.5.2

be obliged to make any enquiry as to any breach or default by the Borrowers or any of them or any other Security Party in the performance or observance of any of the provisions of this Agreement or any of the other Security Documents or as to the existence of a Default unless (in the case of the Agent) the Agent has actual knowledge thereof or has been notified in writing thereof by a Bank or a Swap Provider, in which case the Agent shall promptly notify the Banks and the Swap Providers of the relevant event or circumstance; or

16.5.3

be obliged to enquire whether or not any representation or warranty made by the Borrowers or any of them or any other Security Party pursuant to this Agreement or any of the other Security Documents is true; or

16.5.4

be obliged to do anything (including, without limitation, disclosing any document or information) which would, or might in its opinion, be contrary to any law or regulation or be a breach of any duty of confidentiality or otherwise be actionable or render it liable to any person; or

16.5.5	be obliged to account to any Bank or Swap Provider for any sum or the profit element of any sum received by it for its own account; or

16.5.6	be obliged to institute any legal proceedings arising out of or in connection with this Agreement or any of the other Security Documents other than on the instructions of the Majority Banks; or

16.5.7

be liable to any Bank or Swap Provider for any action taken or omitted under or in connection with this Agreement or any of the other Security Documents unless caused by its gross negligence or wilful misconduct.

For the purposes of this clause 16, the Agent shall not be treated as having actual knowledge of any matter of which the corporate finance or any other division outside the agency or loan administration department of the Agent or the person for the time being acting as the Agent may become aware in the context of corporate finance, advisory or lending activities from time to time undertaken by the Agent for any Security Party or any other person which may be a trade competitor of any Security Party or may otherwise have commercial interests similar to those of any Security Party.

16.6	Non-reliance on Agent

Each Bank and each Swap Provider acknowledges that it has not relied on any statement, opinion, forecast or other representation made by the Agent to induce it to enter into this Agreement or any of the other Security Documents and that it has made and will continue to make, without reliance on the Agent and based on such documents as it considers appropriate, its own appraisal of the creditworthiness of the Security Parties and its own independent investigation of the financial condition, prospects and affairs of the Security Parties in connection with the making and continuation of such Bank’s Commitment or Contribution under this Agreement. The Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Bank or Swap Provider with any credit or other information with respect to any Security Party whether coming into its possession before the making of the Loan or at any time or times thereafter other than as provided in clause 16.3.1.

16.7	No responsibility on Agent for Borrower’s performance

The Agent shall not have any responsibility or liability to any Bank or Swap Provider:

16.7.1	on account of the failure of any Security Party to perform its obligations under any of the Security Documents; or

16.7.2	for the financial condition of any Security Party; or

16.7.3	for the completeness or accuracy of any statements, representations or warranties in any of the Security Documents or any document delivered under any of the Security Documents; or

16.7.4

for the execution, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of any of the Security Documents or of any certificate, report or other document executed or delivered under any of the Security Documents; or

16.7.5	to investigate or make any enquiry into the title of the Borrowers or any other Security Party to the Ships or any other security or any part thereof; or

16.7.6	for the failure to register any of the Security Documents with any official or regulatory body or office or elsewhere; or

16.7.7	for taking or omitting to take any other action under or in relation to any of the Security Documents or any aspect of any of the Security Documents; or

16.7.8	on account of the failure of the Security Agent to perform or discharge any of its duties or obligations under the Security Documents; or

16.7.9

otherwise in connection with this Agreement or its negotiation or for acting (or, as the case may be, refraining from acting) in accordance with the instructions of the Majority Banks or the Swap Providers.

16.8	Reliance on documents and professional advice

The Agent shall be entitled to rely on any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person and shall be entitled to rely as to legal or other professional matters on opinions and statements of any legal or other professional advisers selected or approved by it (including those in the Agent’s employment).

16.9	Other dealings

The Agent may, without any liability to account to the Banks or the Swap Providers, accept deposits from, lend money to, and generally engage in any kind of banking or other business with, and provide advisory or other services to, any Security Party or any of its Related Companies or any of the Banks or the Swap Providers as if it were not the Agent.

16.10	Rights of Agent as Bank; no partnership

With respect to its own Commitment and Contribution the Agent shall have the same rights and powers under the Security Documents as any other Bank and may exercise the same as though it were not performing the duties and functions delegated to it under this Agreement and the term “Banks” shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity as a Bank. This Agreement shall not and shall not be construed so as to constitute a partnership between the parties or any of them.

16.11	Amendments and waivers

16.11.1

Subject to clauses 16.11.2, 16.11.4 and 16.11.5 the Agent may, with the consent of the Majority Banks (or if and to the extent expressly authorised by the other provisions of any of the Security Documents) and, if so instructed by the Majority Banks, the Agent shall:

(a) agree (or authorise the Security Agent to agree) amendments or modifications to any of the Security Documents with the Borrowers and/or any other Security Party; and/or

(b)

vary or waive breaches of, or defaults under, or otherwise excuse performance of, any provision of any of the other Security Documents by the Borrowers and/or any other Security Party (or authorise the Security Agent to do so).

Any such action so authorised and effected by the Agent shall be documented in such manner as the Agent shall (with the approval of the Majority Banks) determine, shall be promptly notified to the Banks and the Swap Providers by the Agent and (without prejudice to the generality of clause 16.2) shall be binding on all the Banks and the Swap Providers.

16.11.2	Exceptions An amendment or waiver that has the effect of changing or which relates to:

(a) the definition of “Majority Banks” in Clause 1.2 (Definitions);

(b) an extension to the date of payment of any amount under the Finance Documents;

(c) a reduction in the Margin or a reduction in the amount of any payment of principal (including a change in the repayment profile pursuant to clause 4.1 (Repayment)), interest, fees or commission payable;

(d) an increase in or an extension of any Commitment;

(e) any provision which expressly requires the consent of all the Banks;

(f) the release of any Security Documents;

(g) clause 7.2.21 (No breach of sanctions), clause 8.1.19 (No employment of Ships in breach of sanctions), clause 13.1 (Application of moneys) or this Clause 16.11,

(h) changing the currency in which any sum is payable under any Security Document (other than in accordance with the terms of the relevant Security Document); and

(i) the nature or scope of the Corporate Guarantee;

shall not be made without the prior consent of all the Banks unless, in relation to the above sub-paragraph (f) of this clause 16.11.2, the provisions of any Security Documents require that the release of a Security Document or of any additional security is to be effected by the

Agent on the instructions of the Majority Banks or otherwise in the manner specified in that Security Document.

16.11.3

Notwithstanding any provision to the contrary in this Agreement or any other Security Documents and subject to clause 16.11.2, none of the matters referred to in clause 16.11.1 nor any other matter or action whatsoever in relation to this Agreement, the Security Documents and the transactions contemplated thereby, shall require or be deemed to require the instructions of all the Banks. In particular, even if a matter or action is interpreted or found to require action by all the Banks (whether for practical reasons (e.g. release of any Security Documents which are in the name of all Banks) or otherwise), any Banks dissenting with the instructions or decision of the Majority Banks shall take such action or refrain from taking such action, as required and instructed by the Majority Banks provided that the relevant instructions and/or decision of the Majority Banks apply to all the Banks (and not individual Banks).

16.11.4

The Agent shall be entitled (but not obliged) to (or to instruct the Security Agent to) make or grant any amendment, waiver or consent in relation to this Agreement or any other Security Documents, without obtaining the consent of the Majority Banks if such matter relates solely to:

	(a)	the signing of Transfer Certificates;

	(b)	amendments or waivers that the Agent reasonably believes to be of a purely mechanical or clerical nature;

	(c)	the correction of manifest errors; or

	(d)	decisions, consents, amendments, directions, waivers or any right that the Security Documents expressly state may be made by the Agent or the Security Agent.

The Agent shall promptly notify the other parties to this Agreement of any amendment or waiver effected by it under this clause 16.11.4.

16.11.5	An amendment or waiver which relates to the rights or obligations of the Agent and the Security Agent may not be effected without the consent of the Agent and the Security Agent.

16.12	Reimbursement and indemnity by Banks

Each Bank shall reimburse the Agent (rateably, if prior to the first drawdown, in accordance with such Bank’s aggregate Commitment or, if after the first drawdown, in accordance with such Bank’s Contribution), to the extent that the Agent is not reimbursed by the Borrowers, for the costs, charges and expenses incurred by the Agent which are expressed to be payable by the Borrowers under clause 5.1 including (in each case) the fees and expenses of legal or other professional advisers. Each Bank shall on demand indemnify the Agent (rateably, if prior to the first drawdown, in accordance with such Bank’s aggregate Commitment or, if after the first drawdown, in accordance with such Bank’s Contribution) against all liabilities, damages, costs and claims whatsoever incurred by the Agent in connection with any of the Security Documents or the performance of its duties under any of the Security Documents or any action taken or omitted by the Agent under any of the Security Documents, unless such liabilities, damages, costs or claims arise from the Agent’s own gross negligence or wilful misconduct.

16.13	Retirement of Agent

16.13.1

The Agent may, having given to the Borrowers and each of the Banks and the Swap Providers not less than fifteen (15) days’ notice of its intention to do so, retire from its appointment as Agent under this Agreement, provided that no such retirement shall take effect unless there has been appointed by the Banks and the Swap Providers as a successor agent:

(a) a reputable and experienced bank nominated by the Borrowers and accepted by the Majority Banks in their reasonable discretion or, failing such nomination or acceptance,

(b) a Related Company of the Agent nominated by the Agent which the Banks and the Swap Providers hereby irrevocably and unconditionally agree to appoint or, failing such nomination,

(c) a Bank nominated by the Majority Banks or, failing such a nomination,

(d) any reputable and experienced bank or financial institution nominated by the retiring Agent.

Any corporation into which the retiring Agent may be merged or converted or any corporation with which the Agent may be consolidated or any corporation resulting from any merger, conversion, amalgamation, consolidation or other reorganisation to which the Agent shall be a party shall, to the extent permitted by applicable law, be the successor Agent under this Agreement and the other Security Documents without the execution or filing of any document or any further act on the part of any of the parties to this Agreement and the other Security Documents save that notice of any such merger, conversion, amalgamation, consolidation or other reorganisation shall forthwith be given to each Security Party, the Banks and the Swap Providers. Prior to any such successor being appointed the Agent agrees to consult with the Borrowers as to the identity of the proposed successor.

16.13.2

Upon any such successor as aforesaid being appointed, the retiring Agent shall be discharged from any further obligation under the Security Documents (but shall continue to have the benefit of this clause 16 in respect of any action it has taken or refrained from taking prior to such discharge) and its successor and each of the other parties to this Agreement shall have the same rights and obligations among themselves as they would have had if such successor had been a party to this Agreement in place of the retiring Agent. The retiring Agent shall (at its own expense) provide its successor with copies of such of its records as its successor reasonably requires to carry out its functions under the Security Documents.

16.14	Appointment and retirement of Security Agent

16.14.1	Appointment

Each of the Banks, the Agent and the Swap Providers irrevocably appoints the Security Agent as its security agent and trustee for the purposes of this Agreement and the other Security Documents, in each case on the terms set out in this Agreement. By virtue of such appointment, each of the Banks, the Agent and the Swap Providers hereby authorises the Security Agent (whether or not by or through employees or agents) to take such action on its behalf and to exercise such rights, remedies, powers and discretions as are specifically delegated to the other Security Agent by this Agreement and/or the other Security Documents, together with such powers and discretions as are reasonably incidental thereto.

16.14.2	Retirement

Without prejudice to clause 16.13, the Security Agent may, having given to the Borrowers, the Agent, each of the Banks and the Swap Providers not less than fifteen (15) days’ notice of its intention to do so, retire from its appointment as Security Agent under this Agreement and any Trust Deed, provided that no such retirement shall take effect unless there has been appointed by the Banks, the Agent and the Swap Providers as a successor security agent and trustee:

	(a)	a reputable and experienced bank nominated by the Borrowers and accepted by the Majority Banks in their reasonable discretion or, failing such nomination or acceptance,

(b)

a Related Company of the Security Agent nominated by the Security Agent which the Banks, the Agent and the Swap Providers hereby irrevocably and unconditionally agree to appoint or, failing such nomination,

	(c)	a bank or trust corporation nominated by the Majority Banks or, failing such a nomination,

	(d)	any bank or trust corporation nominated by the retiring Security Agent,

and, in any case, such successor security agent and trustee shall have duly accepted such appointment by delivering to the Agent (i) written confirmation (in a form acceptable to the Agent) of such acceptance agreeing to be bound by this Agreement in the capacity of Security Agent as if it had been an original party to this Agreement and (ii) a duly executed Trust Deed and (iii) such successor security agent and trustee shall have duly entered into, whether with the retiring Security Agent and/or with the Borrowers and/or with the Creditors or with any of them, such documents in connection with the Security Documents as the Agent shall require in its absolute discretion.

Any corporation into which the retiring Security Agent may be merged or converted or any corporation with which the Security Agent may be consolidated or any corporation resulting from any merger, conversion, amalgamation, consolidation or other reorganisation to which the Security Agent shall be a party shall, to the extent permitted by applicable law, be the successor Security Agent under this Agreement, any Trust Deed and the other Security Documents without the execution or filing of any document or any further act on the part of any of the parties to this Agreement, any Trust Deed and the other Security Documents save that notice of any such merger, conversion, amalgamation, consolidation or other reorganisation shall forthwith be given to each Security Party and the Banks and the Swap Providers. Prior to any such successor being appointed, the Security Agent agrees to consult with the Borrowers as to the identity of the proposed successor.

Upon any such successor as aforesaid being appointed, the retiring Security Agent shall be discharged from any further obligation under the Security Documents (but shall continue to have the benefit of this clause 16 in respect of any action it has taken or refrained from taking prior to such discharge) and its successor and each of the other parties to this Agreement shall have the same rights and obligations among themselves as they would have had if such successor had been a party to this Agreement in place of the retiring Security Agent. The retiring Security Agent shall (at the expense of the Borrowers) provide its successor with copies of such of its records as its successor reasonably requires to carry out its functions under the Security Documents.

16.15	Powers and duties of the Security Agent

16.15.1

The Security Agent shall have no duties, obligations or liabilities to any of the Banks, the Swap Providers and the Agent beyond those expressly stated in any of the Security Documents. Each of the Agent, the Swap Providers and the Banks hereby authorises the Security Agent to enter into and execute:

	(a)	each of the Security Documents to which the Security Agent is or is intended to be a party; and

	(b)	any and all such other Security Documents as may be approved by the Agent in writing (acting on the instructions of the Majority Banks) for entry into by the Security Agent,

and, in each and every case, to hold any and all security thereby created upon trust for the Banks and the Agent in the manner contemplated by this Agreement.

16.15.2	Subject to clause 16.15.3 the Security Agent may, with the prior consent of the Majority Banks communicated in writing by the Agent, concur with any of the Security Parties to:

	(a)	amend, modify or otherwise vary any provision of the Security Documents to which the Security Agent is or is intended to be a party; or

	(b)	waive breaches of, or defaults under, or otherwise excuse performance of, any provision of the Security Documents to which the Security Agent is or is intended to be a party.

Any such action so authorised and effected by the Security Agent shall be promptly notified to the Banks, the Swap Providers and the Agent by the Security Agent and shall be binding on the other Creditors.

16.15.3

The Security Agent shall (subject to the other provisions of this clause 16) take such action or, as the case may be, refrain from taking such action, with respect to any of its rights, powers and discretions as security agent and trustee, as the Agent may direct. Subject as provided in the foregoing provisions of this clause, unless and until the Security Agent shall have received such instructions from the Agent, the Security Agent may, but shall not be obliged to, take (or refrain from taking) such action under or pursuant to the Security Documents referred to in clause 16.14 as the Security Agent shall deem advisable in the best interests of the Creditors provided that (for the avoidance of doubt), to the extent that this clause might otherwise be construed as authorising the Security Agent to take, or refrain from taking, any action of the nature referred to in clause 16.15.2.

16.15.4

None of the Banks nor the Agent nor the Swap Providers shall have any independent power to enforce any of the Security Documents referred to in clause 16.15.1 or to exercise any rights, discretions or powers or to grant any consents or releases under or pursuant to such Security Documents or any of them or otherwise have direct recourse to the security and/or guarantees constituted by such Security Documents or any of them except through the Security Agent.

16.15.5

For the purpose of this clause 16, the Security Agent may, rely and act in reliance upon any information from time to time furnished to the Security Agent by the Agent (whether pursuant to clause 16.15.6 or otherwise) unless and until the same is superseded by further such information, so that the Security Agent shall have no liability or responsibility to any party as a consequence of placing reliance on and acting in reliance upon any such information unless the Security Agent has actual knowledge that such information is inaccurate or incorrect.

16.15.6

Without prejudice to the foregoing each of the Agent, the Swap Providers and the Banks (whether directly or through the Agent) shall provide the Security Agent with such written information as it may reasonably require for the purpose of carrying out its duties and obligations under the Security Documents referred to in clause 16.15.1.

16.15.7

Each Bank shall reimburse the Security Agent (rateably in accordance with such Bank’s Commitment or, after the first drawdown, Contribution), to the extent that the Security Agent is not reimbursed by the Borrowers, for the costs, charges and expenses incurred by the Security Agent which are expressed to be payable by the Borrowers under clause 5.2 including (in each case) the fees and expenses of legal or other professional advisers. Each Bank shall on demand indemnify the Security Agent (rateably in accordance with such Bank’s Commitment or, after the first drawdown, Contribution) against all liabilities, damages, costs and claims whatsoever incurred by the Security Agent in connection with any of the Security Documents or the performance of its duties under any of the Security

Documents or any action taken or omitted by the Security Agent under any of the Security Documents, unless such liabilities, damages, costs or claims arise from the Security Agent’s own gross negligence or wilful misconduct.

16.16	Trust provisions

16.16.1

In its capacity as trustee in relation to the Security Documents specified in clause 16.15.1, the Security Agent shall, without prejudice to any of the powers, discretions and immunities conferred upon trustees by law (and to the extent not inconsistent with the provisions of any of those Security Documents), have all the same powers and discretions as a natural person acting as the beneficial owner of such property and/or as are conferred upon the Security Agent by any of those Security Documents.

16.16.2

It is expressly declared that, in its capacity as trustee in relation to the Security Documents specified in clause 16.15.1, the Security Agent shall be entitled to invest moneys forming part of the security and which, in the opinion of the Security Agent, may not be paid out promptly following receipt in the name or under the control of the Security Agent in any of the investments for the time being authorised by law for the investment by trustees of trust moneys or in any other property or investments whether similar to the aforesaid or not or by placing the same on deposit in the name or under the control of the Security Agent as the Security Agent may think fit without being under any duty to diversify its investments and the Security Agent may at any time vary or transpose any such property or investments for or into any others of a like nature and shall not be responsible for any loss due to depreciation in value or otherwise of such property or investments. Any investment of any part or all of the security may, at the discretion of the Security Agent, be made or retained in the names of nominees.

16.17	Independent action by Creditors

None of the Creditors shall enforce, exercise any rights, remedies or powers or grant any consents or releases under or pursuant to, or otherwise have a direct recourse to the security and/or guarantees constituted by any of the Security Documents without the prior written consent of the Majority Banks but, Provided such consent has been obtained, it shall not be necessary for any other Creditor to be joined as an additional party in any proceedings for this purpose.

16.18	Common Agent and Security Agent

The Agent and the Security Agent have entered into the Security Documents in their separate capacities (a) as agent for the Banks and the Swap Providers under and pursuant to this Agreement (in the case of the Agent) and (b) as security agent and trustee for the Banks, the Agent and the Swap Providers under and pursuant to this Agreement, to hold the guarantees and/or security created by the Security Documents specified in clause 16.15.1 on the terms set out in such Security Documents (in the case of the Security Agent). However, from time to time the Agent and the Security Agent may be the same entity. When the Agent and the Security Agent are the same entity and any Security Document provides for the Agent to communicate with or provide instructions to the Security Agent (and vice versa), it will not be necessary for there to be any such formal communications or instructions on those occasions.

16.19	Co-operation to achieve agreed priorities of application

The Banks, the Swap Providers and the Agent shall co-operate with each other and with the Security Agent and any receiver under the Security Documents in realising the property and assets subject to the Security Documents and in ensuring that the net proceeds realised under the Security Documents after deduction of the expenses of realisation are applied in accordance with clause 13.1.

16.20	Prompt distribution of proceeds

Moneys received by any of the Creditors (whether from a receiver or otherwise) pursuant to the exercise of (or otherwise by virtue of the existence of) any rights and powers under or pursuant to any of the Security Documents shall (after providing for all costs, charges, expenses and liabilities and other payments ranking in priority) be paid to the Agent for distribution (in the case of moneys so received by any of the Creditors other than the Agent or the Security Agent), and shall be distributed by the Agent or, as the case may be, the Security Agent (in the case of moneys so received by the Agent or, as the case may be, the Security Agent), in each case in accordance with clause 13.1. The Agent or, as the case may be, the Security Agent shall make each such application and/or distribution as soon as is practicable after the relevant moneys are received by, or otherwise become available to, the Agent or, as the case may be, the Security Agent save that (without prejudice to any other provision contained in any of the Security Documents) the Agent or, as the case may be, the Security Agent (acting on the instructions of the Majority Banks) or any receiver may credit any moneys received by it to a suspense account for so long and in such manner as the Agent or such receiver may from time to time determine with a view to preserving the rights of the Agent and/or the Security Agent and/or the Account Bank and/or the Banks and/or the Swap Providers or any of them to prove for the whole of their respective claims against the Borrowers or any other person liable.

17	Notices and other matters

17.1	Notices

Every notice, request, demand or other communication under this Agreement or (unless otherwise provided therein) under any of the other Security Documents shall:

17.1.1	be in writing delivered personally or by first-class prepaid letter (airmail if available) or facsimile transmission or other means of telecommunication in permanent written form;

17.1.2

be deemed to have been received, subject as otherwise provided in the relevant Security Document, in the case of a letter, when delivered personally or three (3) days after it has been put in to the post and, in the case of a facsimile transmission or other means of telecommunication in permanent written form, at the time of despatch (provided that if the date of despatch is not a business day in the country of the addressee or if the time of despatch is after the close of business in the country of the addressee it shall be deemed to have been received at the opening of business on the next such business day); and

17.1.3	be sent (subject to clause 17.2 herein):

(a) if to the Borrowers or any of them at:

c/o Costamare Inc.
c/o Costamare Shipping Company S.A.
60 Zephyrou Street & Syngrou Avenue
Athens 175 64
Greece

Fax no: +30 210 9409 051
Attn: CFO (of Costamare Inc.)

(b) if to the Agent, the Security Agent or the Account Bank, at:

DnB NOR Bank ASA
20 St. Dunstan’s Hill
London EC3R 8HY
England

Fax No: +44 207 626 5956
Attention: Shipping, Offshore and Logistics

(c) if to a Bank, to its address or fax number specified in schedule 1 or, in the case of a Transferee Bank, in any relevant Transfer Certificate; or

(d) if to a Swap Provider, to its address or fax number specified in paragraph (a) of Part 4 of the schedule to the relevant Master Swap Agreement,

or to such other address and/or numbers as is notified by one party to the other parties under this Agreement.

17.2	Notices through the Agent

Every notice, request, demand or other communication under this Agreement or (unless otherwise provided therein) any other Security Document to be given by the Borrowers or any of them to any other party (other than the Swap Providers), shall be given to the Agent for onward transmission as appropriate and if such notice, request, demand or other communication is to be given to the Borrowers it shall (except otherwise provided in the Security Documents) be given to the Agent for onward transmission to the Borrowers.

17.3	No implied waivers, remedies cumulative

No failure or delay on the part of a Creditor to exercise any power, right or remedy under any of the Security Documents shall operate as a waiver thereof, nor shall any single or partial exercise by such Creditor of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The remedies provided in the Security Documents are cumulative and are not exclusive of any remedies provided by law.

17.4	English language

All certificates, instruments and other documents to be delivered under or supplied in connection with any of the Security Documents shall be in the English language or shall be accompanied by a certified English translation upon which the Creditors or any of them shall be entitled to rely.

17.5	Borrowers’ obligations

17.5.1	Joint and several

Notwithstanding anything to the contrary contained in any of the Security Documents, the agreements, obligations and liabilities of the Borrowers herein contained are joint and several and shall be construed accordingly. Each of the Borrowers agrees and consents to be bound by the Security Documents to which it is, or is to be, a party notwithstanding that the other Borrowers which are intended to sign or to be bound may not do so or be effectually bound and notwithstanding that any of the Security Documents may be invalid or unenforceable against the other Borrowers, whether or not the deficiency is known to any of the Creditors.

17.5.2	Borrowers as principal debtors

Each Borrower acknowledges and confirms that it is a principal and original debtor in respect of all amounts which may become payable by the Borrowers in accordance with the terms of this Agreement or any of the other Security Documents and agrees that the Creditors may also continue to treat it as such, whether or not any Creditor is or becomes aware that such Borrower is or has become a surety for the other Borrowers.

17.5.3	Indemnity

The Borrowers hereby agree jointly and severally to keep the Creditors fully indemnified on demand against all damages, losses, costs and expenses arising from any failure of any Borrower to perform or discharge any purported obligation or liability of the other Borrowers which would have been the subject of this Agreement or any other Security Document had it been valid and enforceable and which is not or ceases to be valid and enforceable against the other Borrowers on any ground whatsoever, whether or not known to a Creditor including, without limitation, any irregular exercise or absence of any corporate power or lack of authority of, or breach of duty by, any person purporting to act on behalf of the other

Borrowers (or any legal or other limitation, whether under the Limitation Acts or otherwise or any disability or death, bankruptcy, unsoundness of mind, insolvency, liquidation, dissolution, winding up, administration, receivership, amalgamation, reconstruction or any other incapacity of any person whatsoever (including, in the case of a partnership, a termination or change in the composition of the partnership) or any change of name or style or constitution of any Security Party)).

17.5.4	Liability unconditional

None of the obligations or liabilities of the Borrowers under this Agreement or any other Security Document shall be discharged or reduced by reason of:

(a)

the death, bankruptcy, unsoundness of mind, insolvency, liquidation, dissolution, winding-up, administration, receivership, amalgamation, reconstruction or other incapacity of any person whatsoever (including, in the case of a partnership, a termination or change in the composition of the partnership) or any change of name or style or constitution of any Borrower or any other person liable;

(b)

the Agent or the Security Agent (acting on the instructions of the Majority Banks) granting any time, indulgence or concession to, or compounding with, discharging, releasing or varying the liability of, any Borrower or any other person liable or renewing, determining, varying or increasing any accommodation, facility or transaction or otherwise dealing with the same in any manner whatsoever or concurring in, accepting, varying any compromise, arrangement or settlement or omitting to claim or enforce payment from any Borrower or any other person liable; or

(c) anything done or omitted which but for this provision might operate to exonerate the Borrowers or any of them.

17.5.5	Recourse to other security

The Creditors shall not be obliged to make any claim or demand or to resort to any Security Document or other means of payment now or hereafter held by or available to it for enforcing this Agreement or any of the Security Documents against any Borrower or any other person liable and no action taken or omitted by any Creditor in connection with any such Security Document or other means of payment will discharge, reduce, prejudice or affect the liability of the Borrowers under this Agreement and the Security Documents to which any of them is, or is to be, a party.

17.5.6	Waiver of Borrowers’ rights

Each Borrower agrees with each Creditor that, from the date of this Agreement and so long as any moneys are owing under any of the Security Documents and while all or any part of the Total Commitment remains outstanding, it will not, without the prior written consent of the Agent (acting on the instructions of the Majority Banks):

(a) exercise any right of subrogation, reimbursement and indemnity against the other Borrowers or any other person liable under the Security Documents;

(b)

demand or accept repayment in whole or in part of any Indebtedness now or hereafter due to such Borrower from the other Borrowers or from any other person liable or demand or accept any guarantee, indemnity or other assurance against financial loss or any document or instrument created or evidencing an Encumbrance in respect of the same or dispose of the same;

(c) take any steps to enforce any right against the other Borrowers or any other person liable in respect of any such moneys; or

(d)

claim any set-off or counterclaim against the other Borrowers or any other person liable or claiming or proving in competition with any Creditor in the liquidation of the other Borrowers or any other person liable or have the benefit of, or share in, any payment from or composition with, the other Borrowers or any other person liable or any other Security Document now or hereafter held by any Creditor for any moneys owing under this Agreement or for the obligations or liabilities of any other person liable but so that, if so directed by the Agent, it will prove for the whole or any part of its claim in the liquidation of the other Borrowers or other person liable on terms that the benefit of such proof and all money received by it in respect thereof shall be held on trust for the Banks and applied in or towards discharge of any moneys owing under this Agreement in such manner as the Agent (acting on the instructions of the Majority Banks) shall deem appropriate.

17.6	Counterparts

This Agreement may be executed in any number of counterparts each of which shall be original but which shall together constitute the same instrument.

18	Governing law and jurisdiction

18.1	Law

This Agreement and any non-contractual obligations connected with it are governed by, and shall be construed in accordance with, English law.

18.2	Submission to jurisdiction

The Borrowers jointly and severally agree, for the benefit of each Creditor, that any legal action or proceedings arising out of or in connection with this Agreement (including any non-contractual obligations connected with this Agreement) against the Borrowers or any of them or any of their assets may be brought in the English courts. Each of the Borrowers irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers Mr Richard Coleman c/o H. Clarkson and Co. Ltd. at present of 3 Lower Thames Street, London EC3R 6HE, England to receive, for it and on its behalf, service of process issued out of the courts of England in any such legal action or proceedings and, in the event that such individual passes away or cannot be found, each of the Borrowers hereby undertakes (and each of the Borrowers hereby irrevocably and unconditionally authorises the Agent (for and on behalf of each Creditor) to do so) to designate, appoint and empower on its behalf, Messrs Saville & Co. at their then principal place of business in London as substitute process agents of Mr Richard Coleman for the purposes of this clause. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of a Creditor to take proceedings against the Borrowers or any of them in the courts of any other competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

The parties further agree that only the courts of England and not those of any other State shall have jurisdiction to determine any claim which the Borrowers or any of them may have against any Creditor arising out of or in connection with this Agreement (including any non-contractual obligations connected with this Agreement).

18.3	Contracts (Rights of Third Parties) Act 1999

No term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement.

IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.

Schedule 1
Part I: The Banks and their Commitments

Name	Lending office and contact details		Commitment ($)

DnB NOR Bank ASA	Lending Office 20 St. Dunstan’s Hill London EC3R 8HY England Address for Notices 20 St. Dunstan’s Hill London EC3R 8HY England		64,600,000

	Fax:	+44 207 626 5956
	Attn:	Shipping, Offshore and Logistics

ABN AMRO BANK N.V.	Lending Office Gustav Mahlerlaan 10 1082 PP Amsterdam The Netherlands Address for Notices Merchant Banking Cred.Support/Spec. GL 0830, Coolsingel 93 3012 AE Rotterdam The Netherlands Loan Administration Fax: +31 (0) 401 6118 Email: alper.sanliunal@nl.abnamro.com Attn. : Alper Sanliunal Mid-Office Fax : +31 (0) 401 5323 Email:martijn.m.van.den.berg@nl.abnamro.com Attn :Martijn van den Berg Email : tom.van.vonderen@nl.abnamro.com Attn. : Tom van Vonderen		50,000,000

Name	Lending office and contact details		Commitment ($)

BANK OF AMERICA N.A.	Lending Office 555 California Street, Floor 4 Mail Code CA5-705-04-01 San Francisco, CA 94104 USA Address for Notices 555 California Street, Floor 4 Mail Code CA5-705-04-01 San Francisco, CA 94104 USA		50,000,000

	Fax:	+1 415-765-7373
+1 415-343-0535
	Email:	anita.l.garfagnoli@baml.com
	Attn:	Anita Garfagnoli

	Fax:	+1 401-278-8075
	Email:	Alison.r.hook@baml.com
	Attn:	Alison Hook

	Fax:	+1 617-310-2316
	Email:	rita.d.menezes@baml.com
	Attn:	Rita Menezes

ING BANK	Lending Office 60 London Wall London EC2M 5TQ England Address for Notices 60 London Wall London EC2M 5TQ England Fax: +44 (0) 20 7767 7252 Attn: Rory Hussey / Olga Terentieva		64,600,000

TOTAL COMMITMENT			229,200,000

Part II: The Swap Providers

Name	Swap Provider office and contact details

DnB NOR Bank ASA

Swap Provider Office

20 St. Dunstan’s Hill
London EC3R 8HY, England,
or any other branch or office as set out in the relevant Master Swap Agreement

Address for Notices
to its address or fax number specified in paragraph (a) of Part 4 of the schedule to the relevant Master Swap Agreement,

ABN AMRO BANK N.V.

Swap Provider office

c/o Markets Documentation Unit
PAC: HQ7000
Gustav Mahlerlaan 10
1082 PP
Amsterdam, The Netherlands

Address for Notices

to its address or fax number specified in paragraph (a) of Part 4 of the schedule to the relevant Master Swap Agreement,

ING BANK

Swap Provider Office

Foppingadreef 7, P.O. Box 1800, NL-1000 BV Amsterdam, The Netherlands

Address for Notices

to its address or fax number specified in paragraph (a) of Part 4 of the schedule to the relevant Master Swap Agreement,

Schedule 2
Form of Drawdown Notice

Form of Drawdown Notice

(referred to in clause 2.4)

To:	DnB NOR Bank ASA
20 St Dunstan’s Hill
London EC3R 8HY
England
(as Agent)

[•] 20[•]

US$229,200,000 Loan Facility

Facility Agreement dated [          ] 2011 (the “Facility Agreement”)

We refer to the Facility Agreement and hereby give you notice that we wish to draw down the [•] Advance[s] namely $[•] on [•] 20[•] and select [a first Interest Period in respect thereof of [•] months] [the first interest period in respect hereof to expire on [•] 200[•]]. The funds should be credited to [provide Builder’s bank details and SWIFT address].

We confirm that:

(a)	no event or circumstance has occurred and is continuing which constitutes a Default;

(b)

the representations and warranties contained in (i) clauses 7.1, 7.2 and 7.3(b) of the Facility Agreement and (ii) clause [4] of the Corporate Guarantee, are true and correct at the date hereof as if made with respect to the facts and circumstances existing at such date;

(c)

the borrowing to be effected by the drawdown of such Advance[s] will be within our corporate powers, has been validly authorised by appropriate corporate action and will not cause any limit on our borrowings (whether imposed by statute, regulation, agreement or otherwise) to be exceeded;

(d)

no event has occurred or any other circumstances arisen or developed including, without limitation, a material adverse change in the financial position, state of affairs or prospects of any Security Party in light of which there is a significant risk that the Corporate Guarantor or any Borrower or any other Security Party is, or will later become, unable to discharge its liabilities under the Security Documents as they fall due; and

(e)	the said Advance[s] will be used for our own benefit and under our full responsibility and exclusively for the purpose specified in clauses 1.1 and 2.5 of the Facility Agreement.

Words and expressions defined in the Facility Agreement shall have the same meanings where used herein.

For and on behalf of each of
QUENTIN SHIPPING CO.
SANDER SHIPPING CO.
UNDINE SHIPPING CO.

Schedule 3
Documents and evidence required as conditions precedent

(referred to in clause 9.1)

Part 1

1	Constitutional documents

Copies, certified by legal counsel of each Security Party as true, complete and up to date copies of all documents which contain or establish or relate to the constitution of that Security Party;

2	Corporate authorisations

copies of resolutions of the directors of each Security Party and stockholders of each Security Party (other than the Corporate Guarantor) approving such of the Underlying Documents and the Security Documents to which such Security Party is, or is to be, party and authorising the signature, delivery and performance of such Security Party’s obligations thereunder, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of such Security Party as:

(a) being true and correct;

(b) being duly passed at meetings of the directors of such Security Party and, where applicable, of the stockholders of such Security Party duly convened and held;

(c) not having been amended, modified or revoked; and

(d) being in full force and effect,

together with originals or certified copies of any powers of attorney issued by any Security Party pursuant to such resolutions;

3	Specimen signatures

copies of the signatures of the persons who have been authorised on behalf of each Security Party to sign such of the Underlying Documents and the Security Documents to which such Security Party is, or is to be, party and to give notices and communications, including notices of drawing, under or in connection with the Security Documents, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of such Security Party as being the true signatures of such persons;

4	Certificate of incumbency

a list of directors and officers of each Security Party specifying the names and positions of such persons, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of such Security Party to be true, complete and up to date;

5	Borrowers’ consents and approvals

a certificate (dated no earlier than five (5) Banking Days prior to the date of this Agreement) from an officer of each of the Borrowers that no consents, authorisations, licences or approvals are necessary for that Borrower to authorise or are required by that Borrower in connection with the borrowing by that Borrower of the Loan pursuant to this Agreement or the execution, delivery and performance of that Borrowers’ Security Documents;

6	Other consents and approvals

a certificate (dated no earlier than five (5) Banking Days prior to the date of this Agreement) from an officer of each Security Party (other than the Borrowers) that no consents, authorisations, licences or approvals are necessary for such Security Party to guarantee and/or grant security for the borrowing by the Borrowers of the Total Commitment pursuant to this Agreement and execute, deliver and perform the Security Documents insofar as such Security Party is a party thereto;

7	“KYC”

such documentation and other evidence as is reasonably requested by the Agent, in order for each Creditor to carry out and be satisfied with the results of all necessary “know your client” or other checks which it is required to carry out in relation to the transactions contemplated by this Agreement and the other Security Documents and to the identity of any parties to the Security Documents (other than the Creditors) and their directors and officers;

8	Contracts and Charters; Standard Form

(a)

a copy, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) as a true and complete copy by legal counsel to the Borrowers, of each of the Contracts and the Charters; and

(b) the Standard Form has been submitted by the Borrowers to the Agent;

9	Charter terms

evidence that each Charter:

(a)

has a term of at least five (5) years from delivery (with an extension option of 1 + 1 years at the option of either the Charterer or the relevant Borrower) of the relevant Ship to the Charterer under the relevant Charter; and

(b) provides for a minimum net daily charterhire in the amount of not less than $41,700 per day payable throughout the charter term; and

(c) is governed by English law, subject to English arbitration and freely assignable to the Security Agent;

10	Refund Guarantees

the original of the Refund Guarantee in respect of each Contract, in respect of all the instalments payable thereunder (or, if sent by swift, such Refund Guarantee sent by swift to the Agent);

11	Security Documents

(a)

the Corporate Guarantee, the Fee Letters, the Pre-delivery Security Assignments, the Master Swap Agreements, the Swap Assignments, the Operating Account Assignments, the Charter Assignments and the Trust Deed, each duly executed by the parties thereto;

(b)

the notices of assignment in respect of each Refund Guarantee for each Contract, and the notices of assignment in respect of each Contract, each duly executed by the relevant Borrower in the forms prescribed by the Pre-delivery Security Assignments; and

(c) the notice of assignment of each Charter under each Charter Assignment, in the form prescribed thereunder, each duly executed by the relevant Borrower;

12	Operating Accounts

evidence that the Operating Accounts have been opened and duly completed mandate forms in respect thereof have been delivered to the Agent;

13	Fees and commissions

evidence that any fees and commissions due under clause 5.1 have been paid in full;

14	Financial statements

a certified true copy of the audited consolidated financial statements of the Corporate Guarantor for the financial year ended 31 December 2010;

15	Borrowers’ process agent

a letter from each Borrower’s agent for receipt of service of proceedings referred to in clause 18.2 accepting its appointment under the said clause and under each of the other Security Documents in which it is or is to be appointed as such Borrower’s agent and referred to in this Part 1;

16	Security Parties’ process agent

a letter from each Security Party’s agent for receipt of service of proceedings referred to in each of the Security Documents to which such Security Party is a party and referred to in this Part 1 accepting its appointment under each such Security Document;

17	Liberian opinion

an opinion of Poles, Tublin, Stratakis & Gonzalez, LLP, legal advisers on matters of Liberian law to the Agent;

18	Korean opinion

an opinion of Kim & Chang legal advisers on matters of Korean law to the Agent;

19	Marshall Islands opinion

an opinion of Poles, Tublin, Stratakis & Gonzalez, LLP, legal advisers on matters of Marshall Islands law to the Agent; and

20	Further conditions

any such further conditions, documents or opinions as may be reasonably required by the Agent.

Part 2

1	Drawdown Notice

The Drawdown Notice in respect of the relevant first, second, or, as the case may be, third Contract Instalment Advance to be drawn down in respect of a Ship (for the purposes of this Part 2 only, the “Relevant Advance”), duly executed;

2	No claim

if required by the Agent, a written confirmation from the Corporate Guarantor that neither the Builder nor any other party who may have a claim pursuant to the Contract to which the Relevant Advance relates has any claims against the Ship or the Borrower relating to the Relevant Advance and that there have been no breaches of the terms of such Contract or any relevant Refund Guarantee or any default thereunder;

3	No variations to Contract or Refund Guarantee

if required by the Agent, a written statement from the Borrowers that there have been no material amendments or variations agreed to the Contract and no amendments or variations agreed to any Refund Guarantee (except as may have already been advised by the Borrowers to the Agent in writing) in respect of the Ship to which the Relevant Advance relates and that no action has been taken by the Builder or the Refund Guarantor which might in any way render the relevant Contract or any relevant Refund Guarantee inoperative or unenforceable, in whole or in part;

4	No encumbrance

if required by the Agent, evidence that there is no Encumbrance of any kind created or permitted by any person on or relating to the Contract or the Refund Guarantee in respect of the Ship to which any Relevant Advance relates other than Permitted Encumbrances;

5	Invoices

an invoice or notification from the Builder demanding the payment of the “1st Instalment”, the “2nd Instalment” or, as the case may be, the “3rd Instalment” payable under the Contract in respect of the Ship to which the Relevant Advance relates;

6	Refund Guarantee matters

(a)

the original of the Refund Guarantee in respect of all of the pre-delivery instalments of the Contract Price for the Ship to which the relevant Advance relates (or, if sent by swift, such Refund Guarantee sent by swift to the Agent); and

(b) the notice of assignment in respect of such Refund Guarantee, duly executed by the relevant Borrower in the form prescribed in the relevant Pre-delivery Security Assignment;

7	Class confirmation

evidence from the Classification Society that:

(a)

the cutting of the first steel plate of the Ship to which the Relevant Advance relates has been completed at the Builder’s workshop (in the event that the Relevant Advance is the second Contract Instalment Advance for that Ship); or

(b)

the first section of keel of the Ship to which the Relevant Advance relates has been laid at the Builder’s drydock (in the event that the Relevant Advance is the third Contract Instalment Advance for that Ship);

8	Equity

evidence that any part of the relevant instalment of the Contract Price payable to the Builder in respect of that Ship, which is not being funded by the Relevant Advance pursuant to this Agreement has been deposited (not later than three (3) Banking Days before the proposed Drawdown Date of the Relevant Advance) with the Agent for further payment to the Builder; and

9	Further conditions

any such further conditions, documents or evidence as may be reasonably required by the Agent.

Part 3

1	Drawdown Notice

The Drawdown Notice in respect of the relevant Delivery Advance (for the purposes of this Part 3 only, the “Relevant Advance”), duly executed;

2	Updated corporate authorisations/certificates of incumbency

a list of directors and officers of each Security Party specifying the names and positions of such persons and copies of the signatures of the persons who have been authorised on behalf of each Security Party to sign such of the Security Documents to which such Security Party is, or is to be, party and referred to in this Part 3 in respect of the Relevant Advance, and to give notices and communications, including notices of drawing, under or in connection with the Security Documents, certified by legal counsel of such Security Party to be, in the case of the list of directors, true, complete and up to date and, in the case of the specimen signatures, true signatures of such persons or a certificate by an officer of such Security Party that the list provided in respect of that Security Party pursuant to paragraph 4 of Part 1 of this schedule and that the specimen signatures provided in respect of the Security Party pursuant to paragraph 3 of Part 1 of this schedule remain true, complete and up to date;

3	Constitutional documents

copies, certified by legal counsel of the relevant Manager(s) of the Ship to which the Relevant Advance relates, as true, complete and up to date copies of all documents which contain or establish or relate to the constitution of each such Manager;

4	Corporate authorisations

copies of resolutions of the directors and also (but only if required by law in the opinion of the Agent’s legal counsel on matters of laws of the country of incorporation of the relevant Manager) of the stockholders of the relevant Manager(s) of the Ship to which the Relevant Advance relates, approving such of the Underlying Documents and any Manager’s Undertakings in respect of that Ship to which each such Manager is, or is to be, a party and authorising the signature, delivery and performance of each such Manager’s obligations thereunder, certified by legal counsel of each Manager as:

4.1	being true and correct;

4.2	being duly passed at meetings of the directors of that Manager and, if applicable, of the stockholders of that Manager, each duly convened and held;

4.3	not having been amended, modified or revoked; and

4.4	being in full force and effect,

together with originals or certified copies of any powers of attorney issued by that Manager pursuant to such resolutions;

5	Certificate of incumbency

a list of directors and officers of the relevant Manager(s) of the Ship to which the Relevant Advance relates specifying the names and positions of such persons, certified by an officer of each such Manager to be true, complete and up to date;

6	Consents and approvals

a certificate from an officer of the relevant Manager(s) of the Ship to which the Relevant Advance relates that no consents, authorisations, licences or approvals are necessary for each such Manager to execute, deliver and perform any Manager’s Undertaking in respect of that Ship to which it is a party;

7	Ship conditions

evidence that the Ship to which the Relevant Advance relates:

7.1	Registration and Encumbrances

is registered in the name of the relevant Borrower through the relevant Registry under the laws and flag of the relevant Flag State and that such Ship and its Earnings, Insurances and Requisition Compensation are free of Encumbrances; and

7.2	Classification

maintains the relevant Classification free of all overdue requirements and recommendations of the relevant Classification Society; and

7.3	Insurance

is insured in accordance with the provisions of the relevant Ship Security Documents and all requirements of the Security Documents in respect of such insurance have been complied with (including without limitation, confirmation from the protection and indemnity association or other insurer with which such Ship is, or is to be, entered for insurance or insured against protection and indemnity risks (including oil pollution risks) that any necessary declarations required by the association or insurer for the removal of any oil pollution exclusion have been made and that any such exclusion does not apply to such Ship); and

7.4	Delivery under Charter

has been delivered to the Charterer for service under the relevant Charter (such evidence, if not practicable to be provided by the Charterer, to be in the form of a written confirmation by the Borrowers);

8	Title and no Encumbrances

evidence that the transfer of title to the Ship to which the Relevant Advance relates from the Builder to the relevant Borrower has been duly recorded with the relevant Registry free from Encumbrances other than Permitted Encumbrances;

9	Fees and commissions

payment of any fees and commissions due from the Borrowers to any of the Creditors pursuant to the terms of clause 5.1 or any other provision of the Security Documents;

10	Delivery documents

(a)

a commercial invoice or any other similar document issued by the Builder to the relevant Borrower in respect of the amount of the Contract Price in respect of the Ship to which the Relevant Advance relates, evidencing the payment in full of such Contract Price; and

(b)

copies of all the delivery documents to be exchanged between the Builder and the relevant Borrower under the relevant Contract on Delivery of such Ship, including, without limitation, the bill of sale, the builder’s certificate, the protocol of delivery and acceptance and the declaration of warranty;

11	Class confirmation

evidence from the relevant Classification Society that the Ship to which the Relevant Advance relates has been completed to its satisfaction;

12	Security Documents

the Mortgage, the Deed of Covenant (if applicable), the General Assignment and the Manager’s Undertaking(s) in respect of the Ship to which the Relevant Advance relates, each duly executed and delivered;

13	Mortgage registration

evidence that the Mortgage in respect of the Ship to which the Relevant Advance relates has been registered against such Ship through the relevant Registry under the laws and flag of the relevant Flag State;

14	Notices of assignment

duly executed notices of assignment in the forms prescribed by the Ship Security Documents for the Ship to which the Relevant Advance relates;

15	Insurance opinion

an opinion from insurance consultants to the Agent in form and substance satisfactory to the Agent and made at the cost and expense of the Borrowers, on the insurances effected or to be effected in respect of the Ship to which the Relevant Advance relates, upon and following the Delivery Date of such Ship;

16	Borrowers’ process agent

a letter from the relevant Borrower’s agent for receipt of service of proceedings referred to in each of the relevant Mortgage and/or the Deed of Covenant and the General Assignment for the Ship to which the Relevant Advance relates and in which it is or is to be appointed as that Borrower’s agent accepting its appointment under each such document;

17	Security Parties’ process agent

a letter from each Security Party’s and each Manager’s agent for receipt of service of proceedings referred to in each Security Document and Manager’s Undertaking to which the relevant Security Party and relevant Manager is a party and which is referred to in this Part 3 in respect of the Relevant Advance, accepting its appointment under each of the relevant Security Documents and the relevant Manager’s Undertaking(s);

18	Management Agreement

a copy, certified as a true and complete copy by an officer of the relevant Borrower, of each Management Agreement for the Ship to which the Relevant Advance relates;

19	DOC and application for SMC

a certified copy of the DOC and either (i) a certified copy of the SMC for the Ship to which the Relevant Advance relates or (ii) evidence satisfactory to the Agent that the Operator has applied for an SMC for such Ship;

20	ISPS Code compliance

(a) evidence satisfactory to the Agent that the Ship to which the Relevant Advance relates is subject to a ship security plan which complies with the ISPS Code; and

(b)

a copy, certified (in a certificate dated no earlier than five (5) Banking Days prior to the Delivery Date of such Ship) as a true and complete copy by an officer of the relevant Borrower of the ISSC for such Ship;

21	Liberian opinion

an opinion of Poles, Tublin, Stratakis & Gonzalez, LLP, legal advisers on matters of Liberian law to the Agent;

22	Manager’s opinion

an opinion of legal advisers to the Agent on matters of the laws of the jurisdiction of incorporation of the relevant Manager(s) for the Ship to which the relevant Advance relates;

23	Flag State opinion

an opinion of legal advisers to the Agent on matters of the laws of the Flag State for the Ship to which the Relevant Advance relates; and

24	Further conditions

such other conditions, documents or evidence, if any, as may be reasonably required by the Agent.

Schedule 4
Form of Transfer Certificate

(refer to in clause 15.3)

TRANSFER CERTIFICATE

Banks are advised not to employ Transfer Certificates or otherwise to assign or transfer interests in the Facility Agreement without further ensuring that the transaction complies with all applicable laws and regulations, including the Financial Services and Markets Act 2000 and regulations made thereunder and similar statutes which may be in force in other jurisdictions

To:	DNB NOR BANK ASA as agent on its own behalf and on behalf of the Borrowers, the Banks, the Account Bank, the Security Agent and the Swap Providers defined in the Facility Agreement referred to below.

[Date]
Attention:	[•]

This certificate (“Transfer Certificate”) relates to a facility agreement dated [     ] 2011 (the “Facility Agreement”) and made between (1) Quentin Shipping Co., Undine Shipping Co. and Sander Shipping Co. (the “Borrowers”), (2) the banks and financial institutions referred to therein as lenders (the “Banks”), (3) DnB NOR Bank ASA as Agent, Security Agent and Account Bank and (4) the banks and financial institutions referred to therein as swap providers, in relation to a loan facility of up to two hundred and twenty nine million two hundred thousand Dollars ($229,200,000). Terms defined in the Facility Agreement shall, unless otherwise defined herein, have the same meanings herein as therein.

In this Certificate:

the “Transferor” means [full name] of [lending office]; and

the “Transferee” means [full name] of [lending office].

1

The Transferor with full title guarantee assigns to the Transferee absolutely all rights and interests (present, future or contingent) which the Transferor has as a Bank under or by virtue of the Facility Agreement and all the Security Documents in relation to [     ] per centum ([     ]%) of the [Contribution] [Commitment] of the Transferor (or its predecessors in title), details of which are set out below:

Date of	Amount of	Transferor’s	Maturity Date
Advance[s]	Advance[s]	[Contribution]
[Commitment]
to Advance[s]

2

By virtue of this Transfer Certificate and clause 15 of the Facility Agreement, the Transferor is discharged [entirely from its [Contribution] [Commitment] [which amounts to $[          ]] [from [        ] per centum ([        ]%) of its [Contribution] [Commitment], which percentage represents $[          ]].

3

The Transferee hereby requests the Agent (on behalf of itself, the Borrowers, the Account Bank, the Security Agent, the Swap Providers and the Banks) to accept the executed copies of this Transfer Certificate as being delivered pursuant to and for the purposes of clause 15.3 of the Facility Agreement so as to take effect in accordance with the terms thereof on [date of transfer].

4	The Transferee:

4.1

confirms that it has received a copy of the Facility Agreement and the other Security Documents together with such other documents and information as it has required in connection with the transaction contemplated thereby;

4.2

confirms that it has not relied and will not hereafter rely on the Transferor, the Agent, the Account Bank, the Banks, the Swap Providers or the Security Agent to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of the Facility Agreement, any of the Security Documents or any such documents or information;

4.3

agrees that it has not relied and will not rely on the Transferor, the Agent, the Account Bank, the Banks, the Swap Providers or the Security Agent to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrowers, or any other Security Party (save as otherwise expressly provided therein);

4.4

warrants that it has power and authority to become a party to the Facility Agreement and has taken all necessary action to authorise execution of this Transfer Certificate and to obtain all necessary approvals and consents to the assumption of its obligations under the Facility Agreement and the Security Documents; and

4.5

if not already a Bank, appoints (i) the Agent to act as its agent and (ii) the Security Agent to act as its security agent and trustee, as provided in the Facility Agreement and the Security Documents and agrees to be bound by the terms of the Facility Agreement and the Security Documents.

5	The Transferor:

5.1	warrants to the Transferee that it has full power to enter into this Transfer Certificate and has taken all corporate action necessary to authorise it to do so;

5.2

warrants to the Transferee that this Transfer Certificate is binding on the Transferor under the laws of England, the country in which the Transferor is incorporated and the country in which its lending office is located; and

5.3

agrees that it will, at its own expense, execute any documents which the Transferee reasonably requests for perfecting in any relevant jurisdiction the Transferee’s title under this Transfer Certificate or for a similar purpose.

6

The Transferee hereby undertakes with the Transferor and each of the other parties to the Facility Agreement and the other Security Documents that it will perform in accordance with its terms all those obligations which by the terms of the Facility Agreement and the other Security Documents will be assumed by it after delivery of the executed copies of this Transfer Certificate to the Agent and satisfaction of the conditions (if any) subject to which this Transfer Certificate is expressed to take effect.

7

By execution of this Transfer Certificate on their behalf by the Agent and in reliance upon the representations and warranties of the Transferee, the Borrowers, the Agent, the Security Agent, the Account Bank, the Swap Providers and the Banks accept the Transferee as a party to the Facility Agreement and the Security Documents with respect to all those rights and/or obligations which by the terms of the Facility Agreement and the Security Documents will be assumed by the Transferee (including those about pro-rata sharing and the exclusion of liability on the part of, and the indemnification of, the Agent, the Account Bank, the Swap Providers and the Security Agent as provided by the Facility Agreement) after delivery of the executed copies of this Transfer Certificate to the Agent and satisfaction of the conditions (if any) subject to which this Transfer Certificate is expressed to take effect.

8	None of the Transferor, the Agent, the Security Agent, the Account Bank, the Swap Providers or the Banks:

8.1

makes any representation or warranty nor assumes any responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Facility Agreement or any of the Security Documents or any document relating thereto; or

8.2

assumes any responsibility for the financial condition of the Borrowers or any of them or any other Security Party or any party to any such other document or for the performance and observance by the Borrowers or any of them or any other Security Party or any party to any such other document (save as otherwise expressly provided therein) and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded (except as aforesaid).

9

The Transferor and the Transferee each undertake that they will on demand fully indemnify the Agent in respect of any claim, proceeding, liability or expense which relates to or results from this Transfer Certificate or any matter concerned with or arising out of it unless caused by the Agent’s gross negligence or wilful misconduct, as the case may be.

10

The agreements and undertakings of the Transferee in this Transfer Certificate are given to and for the benefit of and made with each of the other parties to the Facility Agreement and the Security Documents.

11	This Transfer Certificate is governed by, and shall be construed in accordance with, English law.

Transferor	Transferee

By:	By:

Dated:	Dated:

Agent

Agreed for and on behalf of itself as Agent, the Borrowers, the Security Agent, the Account Bank, the Swap Providers and the Banks.

DNB NOR BANK ASA

By:

Dated:

Note: The execution of this Transfer Certificate alone may not transfer a proportionate share of the Transferor’s interest in the security constituted by the Security Documents in the Transferor’s or Transferee’s jurisdiction. It is the responsibility of the Transferee to ascertain whether any other documents are required to perfect a transfer of such a share in the Transferor’s interest in such security in any such jurisdiction and, if so, to seek appropriate advice and arrange for execution of the same.

The Schedule

Outstanding Contribution: $[•]
Portion Transferred: [•]%

Commitment: $[•]
Portion Transferred: [•]%

Percentage of Transferor immediately before transfers: [•]%
Percentage of Transferee following transfers: [•]%

Administrative Details of Transferee
Name of Transferee:
Lending Office:
Contact Person:
(Loan Administration Department)
Telephone:
Telefax No:

Contact Person:
(Credit Administration Department)
Telephone:
Telefax No:
[Account for payments:]

Schedule 5
Contract Instalment Advances per Ship

Contract Instalment Advances per Ship	Amount per Ship ($)	Time when relevant Contract instalment payable (per Ship)

1st Contract Instalment Advance	7,640,000	Later of (a) Specified Date and (b) 5 New York business days from the issue of the Refund Guarantee

2nd Contract Instalment Advance	7,640,000	Later of (a) Specified Date and (b) 5 New York business days from cutting of the first steel plate of the relevant Ship at the Builder’s workshop

3rd Contract Instalment Advance	7,640,000	Later of (a) Specified Date and (b) 5 New York business days from keel-laying of the first section of the relevant Ship at the Builder’s drydock

“New York business day” for the purposes of this schedule 5 shall have the meaning given to it in the Contracts.

“Specified Date” for the purposes of this schedule 5 means, in relation to each instalment of the Contract Price of a Ship referred to in the above table, the fixed date specified in paragraph ©, (d) or (e) (as the case may be) of Article X(2) of the Contract for that Ship as the earliest due date of that instalment.

Schedule 6
Form of Trust Deed

THIS DECLARATION OF TRUST by DNB NOR BANK ASA (the “Security Agent”) is made on [•] 20[ ] and is supplemental to (and made pursuant to the terms of) a Facility Agreement dated [ ] 2011 (the “Agreement”) and made between (1) Quentin Shipping Co., Undine Shipping Co. and Sander Shipping Co. as joint and several Borrowers, (2) DnB NOR Bank ASA as Agent, (3) the Security Agent, (4) the banks and financial institutions mentioned in schedule 1 to the Agreement as Swap Providers and (5) the banks and financial institutions mentioned in schedule 1 to the Agreement as the Banks. Words and expressions defined in the Agreement shall have the same meanings when used in this Deed.

NOW THIS DEED WITNESSETH as follows:

1

The Security Agent hereby acknowledges and declares that, from the date of this Deed, it holds and shall hold the Trust Property on trust for certain of the other Creditors on the terms and basis set out in the Agreement.

2	The declaration and acknowledgement contained in paragraph 1 above shall be irrevocable.

EXECUTED as a DEED	)
by	)
for and on behalf of	)

DNB NOR BANK ASA	)	Attorney-in-fact
(as Security Agent))
in the presence of:	)

Schedule 7

Mandatory Cost formula

1

The Mandatory Cost is an addition to the interest rate to compensate Banks for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2

On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Bank, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Agent as a weighted average of the Banks’ Additional Cost Rates (weighted in proportion to the percentage participation of each Bank in the Loan or any relevant unpaid sum) and will be expressed as a percentage rate per annum.

3

The Additional Cost Rate for any Bank lending from a lending office in a Participating Member State will be the percentage notified by that Bank to the Agent. This percentage will be certified by that Bank in its notice to the Agent to be its reasonable determination of the cost (expressed as a percentage of that Bank’s participation in the Loan or the relevant unpaid sum made from that lending office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that lending office.

4	The Additional Cost Rate for any Bank lending from a lending office in the United Kingdom will be calculated by the Agent as follows:

per cent per annum.

Where E is designed to compensate Banks for amounts payable under the Fees Rules and is calculated by the Agent as being the most recent rate of charge supplied by the Reference Bank to the Agent pursuant to paragraph 6 below and expressed in pounds per £1,000,000.

5	For the purposes of this Schedule:

(a)

“Fees Rules” means the rules on periodic fees contained in the Financial Services Authority Fees Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(b)

“Fee Tariffs” means the fee tariffs specified in the Fees Rules under Column 1 of the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate);

(c)

“Participating Member State” means any member of the European Union that adopts or has adopted the euro as its lawful currency in accordance with the legislation of the European Community relating to the Economic and Monetary Union;

	(d)	“Special Deposits” has the meaning given to it from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England; and

	(e)	“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6

If requested by the Agent, the Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Agent, the rate of charge payable by the Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by the

Reference Bank as being the average of the Fee Tariffs applicable to the Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of the Reference Bank.

7

Each Bank shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Bank shall supply the following information on or prior to the date on which it becomes a Bank:

	(a)	the jurisdiction of its lending office; and

	(b)	any other information that the Agent may reasonably require for such purpose.

Each Bank shall promptly notify the Agent of any change to the information provided by it pursuant to this paragraph.

8

The rates of charge of the Reference Bank for the purpose of E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraphs 6 and 7 above and on the assumption that, unless a Bank notifies the Agent to the contrary, each Bank’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a lending office in the same jurisdiction as its lending office.

9

The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Bank and shall be entitled to assume that the information provided by any Bank or the Reference Bank pursuant to paragraphs 3, 6 and 7 above is true and correct in all respects.

10

The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Banks on the basis of the Additional Cost Rate for each Bank based on the information provided by each Bank and the Reference Bank pursuant to paragraphs 3, 6 and 7 above.

11

Any determination by the Agent pursuant to this schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Bank shall, in the absence of manifest error, be conclusive and binding on all parties to this Agreement.

12

The Agent may from time to time, after consultation with the Borrowers and the Banks, determine and notify to all parties to this Agreement any amendments which are required to be made to this schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties to this Agreement.

BORROWERS
SIGNED by	)
for and on behalf of	)

QUENTIN SHIPPING CO.	)	Attorney-in-fact
as Borrower	)

SIGNED by	)
for and on behalf of	)

UNDINE SHIPPING CO.	)	Attorney-in-fact
as Borrower	)

SIGNED by	)
for and on behalf of	)

SANDER SHIPPING CO.	)	Attorney-in-fact
as Borrower	)

CREDITORS
SIGNED by Pinelopi Karamadouki	)
for and on behalf of	)
DNB NOR BANK ASA	)

as Agent, Account Bank, Security Agent and Bank	)	Authorised signatory

SIGNED by Pinelopi Karamadouki	)
for and on behalf of	)
ABN AMRO BANK N.V.	)

as Bank	)	Authorised signatory

SIGNED by	)

and by	)	Authorised signatory
for and on behalf of	)
BANK OF AMERICA N.A.	)

as Bank	)	Authorised signatory

SIGNED by Pinelopi Karamadouki	)
for and on behalf of	)
ING BANK	)

as Bank	)	Authorised signatory

SIGNED by Pinelopi Karamadouki	)
for and on behalf of	)
DNB NOR BANK ASA	)

as Swap Provider	)	Authorised signatory

SIGNED by Pinelopi Karamadouki	)
for and on behalf of	)
ABN AMRO BANK N.V	)

as Swap Provider	)	Authorised signatory

SIGNED by Pinelopi Karamadouki	)
for and on behalf of	)
ING BANK	)

as Swap Provider	)	Authorised signatory